                                                                    EXHIBIT 4.21
--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                      among

                           NRG FINANCE COMPANY I LLC,
                      a Delaware limited liability company
                                   (Borrower)

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                       acting through its New York Branch
                        (Lead Arranger, Sole Book Runner,
                  Administrative Agent and Documentation Agent)

                                       and

  WESTDEUTSCHE LANDESBANK           CIBC INC.,         TD SECURITIES (USA) INC.,
       GIROZENTRALE,              (Arranger and             (Arranger and
      NEW YORK BRANCH          Co-Syndication Agent)     Co-Syndication Agent)
       (Arranger and
  Co-Administrative Agent)


           INTESABCI S.P.A.                       KREDITANSTALT FUR
           NEW YORK BRANCH,                         WIEDERAUFBAU,
            (Arranger and                           (Arranger and
        Co-Documentation Agent)                 Co-Documentation Agent)


   ABN AMRO BANK N.V.,       BANK OF AMERICA, N.A.,    BAYERISCHE HYPO- UND
       (Arranger)                 (Arranger)              VEREINSBANK AG,
                                                          NEW YORK BRANCH,
                                                            (Arranger)


      BNP PARIBAS,             CITICORP USA, INC.,      DEUTSCHE BANC ALEX.
       (Arranger)                 (Arranger)                  BROWN,
                                                            (Arranger)


  FORTIS CAPITAL CORP.,        THE ROYAL BANK OF         THE BANK OF TOKYO-
       (Arranger)                SCOTLAND PLC,            MITSUBISHI, LTD.,
                                  (Arranger)               NEW YORK BRANCH
                                                             (Arranger)

                                       and

            THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME
                                     (Banks)

                             DATED AS OF MAY 8, 2001

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

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1. DEFINITIONS............................................................................................1

         1.1      Definitions.....................................................................................1
         1.2      Rules of Interpretation.........................................................................1

ARTICLE 2. THE CREDIT FACILITIES..................................................................................1

         2.1      Loans...........................................................................................1
                  2.1.1    Loan Facility..........................................................................1
                  2.1.2    Working Capital Loan Facility..........................................................3
                  2.1.3    Interest Provisions Relating to Loans..................................................5
                  2.1.4    Register...............................................................................7
                  2.1.5    Promissory Notes.......................................................................7
                  2.1.6    Loan Funding...........................................................................8
                  2.1.7    Conversion of Loans....................................................................9
                  2.1.8    Prepayments............................................................................9
         2.2      Total Commitments..............................................................................10
                  2.2.1    Loan Commitment.......................................................................10
                  2.2.2    Available Loan Commitments............................................................11
                  2.2.3    Reductions and Cancellations..........................................................11
                  2.2.4    Working Capital Loan Conversion to Development Loans..................................11
         2.3      Fees...........................................................................................11
                  2.3.1    Lead Arranger Fee Letter..............................................................12
                  2.3.2    Loan Commitment Fees..................................................................12
                  2.3.3    Activation Fees.......................................................................12
         2.4      Other Payment Terms............................................................................12
                  2.4.1    Place and Manner......................................................................12
                  2.4.2    Date..................................................................................12
                  2.4.3    Late Payments.........................................................................12
                  2.4.4    Net of Taxes, Etc.....................................................................13
                  2.4.5    Application of Payments...............................................................14
                  2.4.6    Withholding Exemption Certificates....................................................15
         2.5      Pro Rata Treatment.............................................................................16
                  2.5.1    Loans, Commitment Reductions, Etc.....................................................16
                  2.5.2    Sharing of Payments, Etc..............................................................16
         2.6      Change of Circumstances........................................................................16
                  2.6.1    Inability to Determine Rates..........................................................17
                  2.6.2    Illegality............................................................................17
                  2.6.3    Increased Costs.......................................................................17
                  2.6.4    Capital Requirements..................................................................18
                  2.6.5    Notice; Participating Banks' Rights...................................................18
         2.7      Funding Losses.................................................................................19
         2.8      Alternate Office; Minimization of Costs........................................................19

ARTICLE 3. CONDITIONS PRECEDENT..................................................................................20

         3.1      Conditions Precedent to the Closing Date.......................................................20
                  3.1.1    Resolutions...........................................................................20
                  3.1.2    Incumbency............................................................................20
                  3.1.3    Formation Documents...................................................................20
                  3.1.4    Good Standing Certificates............................................................21
                  3.1.5    Third Party Consents..................................................................21
                  3.1.6    Credit Documents......................................................................21
                  3.1.7    UCC Reports...........................................................................22
                  3.1.8    Security Interests (Recording and Filings)............................................22
                  3.1.9    Certificate of Borrower...............................................................22
                  3.1.10   Legal Opinions........................................................................22
                  3.1.11   Project and Operating Budgets.........................................................22
                  3.1.12   Project Schedules.....................................................................23
                  3.1.13   Base Case Project Projections.........................................................23
                  3.1.14   Financial Statements..................................................................23
                  3.1.15   Establishment of Accounts.............................................................23
                  3.1.16   No Material Adverse Change............................................................23
                  3.1.17   Representations and Warranties........................................................23
                  3.1.18   No Default............................................................................24
                  3.1.19   No Litigation.........................................................................24
                  3.1.20   Payment of Bank and Consultant Fees...................................................24
                  3.1.21   Certificate of Independent Engineer...................................................24
                  3.1.22   No Downgrade..........................................................................24
                  3.1.23   NRG Fuel and Power Marketing Plan.....................................................24
                  3.1.24   Corporate Services Agreement..........................................................25
         3.2      Conditions Precedent to the Initial Funding of each Subject Project............................25
                  3.2.1    Resolutions...........................................................................25
                  3.2.2    Incumbency............................................................................25
                  3.2.3    Formation Documents...................................................................25
                  3.2.4    Good Standing Certificates............................................................26
                  3.2.5    Third Party Consents..................................................................26
                  3.2.6    Operative Documents...................................................................26
                  3.2.7    Certificate of Borrower...............................................................31
                  3.2.8    Legal Opinions........................................................................31
                  3.2.9    Insurance.............................................................................31
                  3.2.10   Certificate of the Independent Engineer...............................................32
                  3.2.11   Reports of the Environmental Consultant...............................................32
                  3.2.12   Certificate of the Fuel Consultant....................................................32
                  3.2.13   Certificate of Power Marketing Consultant.............................................33
                  3.2.14   Power Marketing Plan..................................................................33
                  3.2.15   Fuel Plan.............................................................................33
                  3.2.16   Schedule of Applicable Permits and Applicable Third Party Permits.....................33
                  3.2.17   No Change in Tax Laws.................................................................34
                  3.2.18   Payment of Fees.......................................................................34

                                       ii

                  3.2.19   Financial Statements..................................................................34
                  3.2.20   UCC Reports...........................................................................35
                  3.2.21   Base Case Project Projections.........................................................35
                  3.2.22   Project Schedules; Project Budgets; Operating Budgets.................................36
                  3.2.23   Real Estate Rights; A.L.T.A. Surveys..................................................36
                  3.2.24   Title Policies........................................................................37
                  3.2.25   Regulatory Status.....................................................................37
                  3.2.26   Notice to Proceed.....................................................................38
                  3.2.27   Utilities.............................................................................38
                  3.2.28   Election of Applicable Ratio..........................................................38
                  3.2.29   Diversified Revenue Requirements......................................................38
                  3.2.30   Updated Exhibits......................................................................38
                  3.2.31   Joint Venture Projects (Joint Ownership of Project Owner).............................39
         3.3      Conditions Precedent to Each Development Credit Event..........................................39
                  3.3.1    Notice of Development Loan Borrowing..................................................40
                  3.3.2    Development Drawdown Certificate and Engineer's Certificate...........................40
                  3.3.3    Title Policy Endorsement..............................................................41
                  3.3.4    Lien Releases.........................................................................41
                  3.3.5    Applicable Permits....................................................................41
                  3.3.6    Additional Documentation..............................................................42
                  3.3.7    Casualty..............................................................................42
                  3.3.8    Insurance.............................................................................42
                  3.3.9    Representations and Warranties........................................................42
                  3.3.10   No Default............................................................................43
                  3.3.11   Operative Documents, Applicable Permits and Applicable Third Party Permits in Effect..43
                  3.3.12   No Material Adverse Effect............................................................43
                  3.3.13   No Litigation.........................................................................43
                  3.3.14   Development Loan Limitation...........................................................43
         3.4      Conditions Precedent to the Funding of Working Capital Loans...................................43
                  3.4.1    Operative Documents...................................................................43
                  3.4.2    Legal Opinions........................................................................44
                  3.4.3    Payment of Fees.......................................................................45
                  3.4.4    Notice of Working Capital Loan Borrowing..............................................45
                  3.4.5    Working Capital Drawdown Certificate and Engineer's Certificate.......................45
                  3.4.6    Maximum Amount of Drawdown............................................................45
                  3.4.7    Insurance.............................................................................45
                  3.4.8    Representations and Warranties........................................................46
                  3.4.9    No Default............................................................................46
                  3.4.10   Operative Documents in Effect.........................................................46
                  3.4.11   No Material Adverse Effect............................................................46
                  3.4.12   No Litigation.........................................................................46
         3.5      Conditions Precedent to Approved Acquisitions..................................................46
                  3.5.1    Diligence.............................................................................46
                  3.5.2    Resolutions...........................................................................46
                  3.5.3    Incumbency............................................................................47

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
                  3.5.4    Formation Documents...................................................................47
                  3.5.5    Good Standing Certificates............................................................47
                  3.5.6    Third Party Consents..................................................................48
                  3.5.7    Operative Documents...................................................................48
                  3.5.8    Certificate of Borrower...............................................................53
                  3.5.9    Legal Opinions........................................................................53
                  3.5.10   Insurance.............................................................................54
                  3.5.11   Certificate of the Independent Engineer...............................................54
                  3.5.12   Reports of the Environmental Consultant...............................................54
                  3.5.13   Certificate of the Fuel Consultant....................................................55
                  3.5.14   Certificate of Power Marketing Consultant.............................................55
                  3.5.15   Power Marketing Plan..................................................................55
                  3.5.16   Fuel Plan.............................................................................55
                  3.5.17   Schedule of Applicable Permits and Applicable Third Party Permits.....................55
                  3.5.18   No Change in Tax Laws.................................................................57
                  3.5.19   Payment of Fees.......................................................................57
                  3.5.20   Financial Statements..................................................................57
                  3.5.21   UCC Reports...........................................................................57
                  3.5.22   Base Case Project Projections.........................................................57
                  3.5.23   Project Schedules; Project Budgets; Operating Budgets.................................58
                  3.5.24   Real Estate Rights;  A.L.T.A. Surveys.................................................58
                  3.5.25   Title Policies........................................................................59
                  3.5.26   Regulatory Status.....................................................................60
                  3.5.27   Election of Ratio.....................................................................60
                  3.5.28   Diversified Revenue Requirements......................................................60
                  3.5.29   Notice of Development Loan Borrowing..................................................60
                  3.5.30   Representations and Warranties........................................................61
                  3.5.31   No Default............................................................................61
                  3.5.32   No Material Adverse Effect............................................................61
                  3.5.33   No Litigation.........................................................................61
                  3.5.34   Joint Ventures (Joint Ownership of Acquisition Plant).................................61
                  3.5.35   Joint Venture Projects (Joint Ownership of Project)...................................61
                  3.5.36   Updated Exhibits......................................................................62
                  3.5.37   Equity Funding........................................................................62
                  3.5.38   Major Maintenance Election............................................................62
         3.6      Conditions Precedent to Each Development Loan Related to Major Maintenance.....................63
                  3.6.1    Notice of Development Loan Borrowing..................................................63
                  3.6.2    Representations and Warranties........................................................63
                  3.6.3    No Default............................................................................63
                  3.6.4    No Material Adverse Effect............................................................63
                  3.6.5    No Litigation.........................................................................63
                  3.6.6    Operative Documents...................................................................63
                  3.6.7    Operative Documents in Effect.........................................................64
                  3.6.8    Legal Opinions........................................................................64

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
                  3.6.9    Third Party Consents..................................................................64
                  3.6.10   Insurance.............................................................................65
                  3.6.11   Maintenance Budget....................................................................65
                  3.6.12   Major Maintenance Drawdown Certificate and Engineer's Certificate.....................65
                  3.6.13   Certificate of Borrower...............................................................65
                  3.6.14   Certificate of Independent Engineer...................................................65
                  3.6.15   Sufficiency of Funds..................................................................66
                  3.6.16   Base Case Project Projections.........................................................67
                  3.6.17   Payment of Filing Fees................................................................67
                  3.6.18   Additional Information................................................................67
         3.7      Conditions Precedent to Initial Distributions of Project Revenues Generated by a Particular
                    Approved Project.............................................................................67
                  3.7.1    Notice of Completion..................................................................68
                  3.7.2    Completion............................................................................68
                  3.7.3    Annual Budget.........................................................................68
                  3.7.4    Insurance.............................................................................68
                  3.7.5    Applicable Permits and Applicable Third Party Permits.................................68
                  3.7.6    Real Estate Rights; A.L.T.A. Surveys..................................................69
                  3.7.7    Title Policy..........................................................................69
                  3.7.8    Operating Plans.......................................................................69
                  3.7.9    Recourse Obligations Certification....................................................69
         3.8      Failure of Conditions Precedent to be Satisfied for a Particular Project or Acquisition........70
         3.9      Funding of Equity..............................................................................70
         3.10     No Approval of Work............................................................................70
         3.11     Waiver of Funding; Adjustment of Drawdown Requests.............................................70
         3.12     Conditions Precedent Related to Permitted IDA Financings.......................................70

ARTICLE 4. REPRESENTATIONS AND WARRANTIES........................................................................71

         4.1      Organization...................................................................................71
                  4.1.1    Borrower..............................................................................71
                  4.1.2    Member................................................................................72
         4.2      Capitalization.................................................................................72
         4.3      Authorization; No Conflict.....................................................................72
         4.4      Enforceability.................................................................................73
         4.5      Compliance with Law............................................................................73
         4.6      Contracts, Joint Ventures......................................................................73
         4.7      Investment Company Act, Etc....................................................................73
         4.8      ERISA..........................................................................................73
         4.9      Permits........................................................................................74
         4.10     Intellectual Property..........................................................................75
         4.11     Hazardous Substance............................................................................75
         4.12     Litigation.....................................................................................76
         4.13     Labor Disputes and Acts of God.................................................................76
         4.14     Project Documents..............................................................................76

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
         4.15     Disclosure.....................................................................................77
         4.16     Private Offering by Borrower...................................................................77
         4.17     Taxes..........................................................................................77
         4.18     Governmental Regulation........................................................................78
         4.19     Margin Stock...................................................................................78
         4.20     Budgets; Projections...........................................................................78
         4.21     Financial Statements...........................................................................79
         4.22     Existing Defaults..............................................................................79
         4.23     Offices, Location of Collateral................................................................79
         4.24     Title and Liens................................................................................80
         4.25     Collateral.....................................................................................81

ARTICLE 5. AFFIRMATIVE COVENANTS OF BORROWER.....................................................................81

         5.1      Use of Proceeds and Revenues...................................................................81
                  5.1.1    Proceeds..............................................................................81
                  5.1.2    Revenues..............................................................................82
         5.2      Payment........................................................................................82
         5.3      Notices........................................................................................82
         5.4      Financial Statements...........................................................................84
         5.5      Books, Records, Access.........................................................................85
         5.6      Compliance with Laws, Instruments, Etc.........................................................85
         5.7      Reports........................................................................................85
         5.8      Existence, Conduct of Business, Properties, Etc................................................85
         5.9      Calculation of Ratios..........................................................................86
         5.10     Indemnification................................................................................87
         5.11     Operation of Approved Projects and Annual Operating Budget.....................................90
         5.12     Further Assurances.............................................................................91
         5.13     Maintenance of Insurance.......................................................................92
         5.14     Market Study...................................................................................92
         5.15     Revenue Payment to Borrower....................................................................92
         5.16     Joint Venture Requirements.....................................................................92
         5.17     Interest Rate Protection.......................................................................93

ARTICLE 6. NEGATIVE COVENANTS OF BORROWER........................................................................93

         6.1      Contingent Liabilities.........................................................................93
         6.2      Limitations on Liens...........................................................................93
         6.3      Indebtedness...................................................................................93
         6.4      Asset Dispositions; Release of Collateral......................................................93
                  6.4.1    Asset Dispositions....................................................................93
                  6.4.2    Release of Collateral.................................................................94
         6.5      Changes; Subsidiaries..........................................................................96
                  6.5.1    Changes...............................................................................96
                  6.5.2    Subsidiaries..........................................................................96
         6.6      Distributions..................................................................................97
         6.7      Investments....................................................................................98

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
         6.8      Transactions With Affiliates...................................................................98
         6.9      Margin Stock Regulations.......................................................................98
         6.10     [Reserved].....................................................................................98
         6.11     Partnerships, Etc..............................................................................99
         6.12     Dissolution....................................................................................99
         6.13     Suspension or Termination......................................................................99
         6.14     Accounts.......................................................................................99
         6.15     Name and Location; Fiscal Year.................................................................99
         6.16     Assignment.....................................................................................99
         6.17     Project Budget Amendments......................................................................99
         6.18     Loan Proceeds; Project Revenues...............................................................100
         6.19     Nature of Borrower............................................................................100
         6.20     No Restrictions on Liens......................................................................100
         6.21     Intercompany Loan Agreements and Flow of Funds................................................100

ARTICLE 7. EVENTS OF DEFAULT; REMEDIES..........................................................................100

         7.1      Events of Default.............................................................................100
                  7.1.1    Failure to Make Payments.............................................................101
                  7.1.2    Judgments............................................................................101
                  7.1.3    Misstatements; Omissions.............................................................101
                  7.1.4    Bankruptcy; Insolvency...............................................................101
                  7.1.5    Debt Cross Default...................................................................101
                  7.1.6    ERISA................................................................................101
                  7.1.7    Breach of Terms of Agreement.........................................................102
                  7.1.8    Loss of Exemption....................................................................103
                  7.1.9    Security.............................................................................103
                  7.1.10   Change of Control....................................................................103
                  7.1.11   Project Default......................................................................103
                  7.1.12   Unenforceability of Credit Documents.................................................103
         7.2      Remedies......................................................................................104
                  7.2.1    No Further Loans.....................................................................104
                  7.2.2    Prepayment of Loans..................................................................104
                  7.2.3    Cure by Administrative Agent.........................................................104
                  7.2.4    Acceleration.........................................................................104
                  7.2.5    Cash Collateral......................................................................104
                  7.2.6    Possession of Approved Projects and Assets...........................................105
                  7.2.7    Remedies Under Credit Documents......................................................105

ARTICLE 8. SCOPE OF LIABILITY...................................................................................105


ARTICLE 9. ADMINISTRATIVE AGENT; SUBSTITUTION; TECHNICAL COMMITTEE..............................................106

         9.1      Appointment, Powers and Immunities............................................................106
         9.2      Reliance by Administrative Agent..............................................................107

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
         9.3      Non-Reliance..................................................................................107
         9.4      Defaults......................................................................................107
         9.5      Indemnification...............................................................................108
         9.6      Successor Administrative Agent................................................................108
         9.7      Authorization.................................................................................109
         9.8      Administrative Agent, Technical Committee and Other Agents....................................109
         9.9      Amendments; Waivers...........................................................................109
         9.10     Withholding Tax...............................................................................111
         9.11     General Provisions as to Payments.............................................................111
         9.12     Substitution of Bank..........................................................................112
         9.13     Participation.................................................................................112
         9.14     Transfer of Commitment........................................................................113
         9.15     Laws..........................................................................................114
         9.16     Assignability to Federal Reserve Bank.........................................................114
         9.17     Technical Committee...........................................................................114
         9.18     Notices to Technical Committee and Banks......................................................115

ARTICLE 10. INDEPENDENT CONSULTANTS.............................................................................115

         10.1     Removal and Fees..............................................................................115
                  10.1.1   Independent Engineer.................................................................115
                  10.1.2   Insurance Consultant.................................................................116
                  10.1.3   Fuel Consultant......................................................................116
                  10.1.4   Power Marketing Consultant...........................................................117
         10.2     Duties........................................................................................117
         10.3     Independent Consultants' Certificates.........................................................117
         10.4     Certification of Dates........................................................................118

ARTICLE 11. MISCELLANEOUS.......................................................................................118

         11.1     Addresses.....................................................................................118
         11.2     Additional Security; Right to Set-Off.........................................................120
         11.3     Delay and Waiver..............................................................................120
         11.4     Costs, Expenses and Attorneys' Fees; Syndication..............................................121
         11.5     Entire Agreement..............................................................................122
         11.6     Governing Law.................................................................................122
         11.7     Severability..................................................................................122
         11.8     Headings......................................................................................122
         11.9     Accounting Terms..............................................................................122
         11.10    Additional Financing..........................................................................122
         11.11    No Partnership, Etc...........................................................................122
         11.12    Deed of Trust/Collateral Documents............................................................123
         11.13    Limitation on Liability.......................................................................123
         11.14    Waiver of Jury Trial..........................................................................123
         11.15    Consent to Jurisdiction.......................................................................123
         11.16    Usury.........................................................................................124
         11.17    Successors and Assigns........................................................................124
         11.18    Counterparts..................................................................................124
         11.19    Survival......................................................................................124

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A      Definitions and Rules of Interpretation

               NOTES
Exhibit B      Form of Note

               LOAN DISBURSEMENT PROCEDURES
Exhibit C-1    Form of Notice of Development Loan Borrowing
Exhibit C-2    Form of Notice of Working Capital Loan Borrowing
Exhibit C-3    Form of Confirmation of Interest Period Selection
Exhibit C-4    Form of Notice of Conversion of Loan Type
Exhibit C-5    Form of Development Loan Drawdown Certificate
Exhibit C-6    Form of Engineer's Construction Certificate
Exhibit C-7    Form of Working Capital Drawdown Certificate
Exhibit C-8    Form of Engineer's Working Capital Loan Disbursement Certificate
Exhibit C-9    Form of Major Maintenance Drawdown Certificate
Exhibit C-10   Form of Engineer's Major Maintenance Disbursement Certificate

               EQUITY AND SECURITY-RELATED DOCUMENTS
Exhibit D-1    Form of Depositary Agreement
Exhibit D-2A   Form of Project Owner Guaranty
Exhibit D-2B   Form of NRG Energy Equity Undertaking
Exhibit D-3A   Form of Deed of Trust
Exhibit D-3B   Form of Mortgage
Exhibit D-3C   Form of Assignment of Rents
Exhibit D-4A   Form of Borrower Security Agreement
Exhibit D-4B   Form of Project Owner Security Agreement
Exhibit D-5    Schedule of Security Filings
Exhibit D-6    Form of Affiliate Subordination Agreement
Exhibit D-7    [Reserved]
Exhibit D-8    Form of Pledge Agreement

               CONSENTS
Exhibit E-1    Form of Consent for Contracting Party

               FUNDING CERTIFICATES
Exhibit F-1    Form of Borrower's Closing Certificate
Exhibit F-2    Form of Borrower's Funding Certificate
Exhibit F-3    Form of Borrower's Acquisition Funding Certificate
Exhibit F-4    Form of Insurance Consultant's Certificate
Exhibit F-5    Form of Independent Engineer's Closing Certificate
Exhibit F-6    Form of Independent Engineer's Funding Certificate
Exhibit F-7    Form of Fuel Consultant's Certificate
Exhibit F-8    Form of Power Marketing Consultant's Certificate

Exhibit F-9    Form of Ratio Election Certificate
Exhibit F-10   Form of Major Maintenance Election Certificate
Exhibit F-11   Form of Borrower's Major Maintenance Funding Certificate
Exhibit F-12   Form of Engineer's Major Maintenance Funding Certificate

               PROJECT DESCRIPTION EXHIBITS
Exhibit G-1    Description of Identified Projects
Exhibit G-2    Project Budgets and Operating Budgets
Appendix G-2A  Pike Project Budget
Appendix G-2B  Nelson Project Budget
Appendix G-2C  Hardee Project Budget
Appendix G-2D  Kaufman Project Budget
Appendix G-2E  Meriden Project Budget
Appendix G-2F  Big Cajun Expansion Project Budget
Appendix G-2G  Sterlington Project Budget
Appendix G-2H  Batesville Expansion Project Budget
Appendix G-2I  Bridgeport Operating Budget
Appendix G-2J  New Haven Operating Budget
Exhibit G-3    Project Scheduled Completion Dates
Exhibit G-4    Base Case Project Projections
Exhibit G-5    Pending Litigation
Exhibit G-6    Hazardous Substances Disclosure
Exhibit G-7    Form of Independent Engineer's Report Assumptions and Conclusions
Exhibit G-8    Form of Fuel Consultant's Report Assumptions and Conclusions
Exhibit G-9    Form of Power Marketer's Report Assumptions and Conclusions
Exhibit G-10   Form of NRG Power Marketing Plan
Exhibit G-11   Form of NRG Fuel Plan
Exhibit G-12A  Form of Turn-key EPC Contract
Exhibit G-12B  Form of Alternative Turn-key Contract
Exhibit G-12C  Form of Capped Turn-key Contract
Exhibit G-12D  Form of Supported Turn-key Contract
Exhibit G-13   Form of O&M Agreement
Exhibit G-14   Form of Corporate Services Agreement

               OTHER
Exhibit H      Banks/Lending Offices
Exhibit I      Form of Annual Insurance Certificate
Exhibit J      Form of Non-Bank Certificate
Exhibit K      Insurance Requirements
Exhibit L      Form of Assignment Agreement
Exhibit M      Replacement Independent Engineer Firms
Exhibit N      Replacement Insurance Consultant Firms
Exhibit O      Replacement Fuel Consultant Firms
Exhibit P      Replacement Marketing Consultant Firms
Exhibit Q      Form of Intercompany Loan Agreement (Borrower as Lender)
Exhibit R      Form of Intercompany Loan Agreement (Affiliate as Lender)

Exhibit S      Form of NRG Energy Release Certificate
Schedule A     Acceptable Technologies and Fuels
Schedule B     Refinancing Plan
Schedule 3.2.6 Construction Options
Schedule 4.2   Portfolio Entities
Schedule 4.23  Chief Executive Offices of Portfolio Entities and Other Matters
               Related to Collateral

     This CREDIT AGREEMENT (as amended, amended and restated, supplemented, or otherwise modified from time to time, this "Agreement"), dated as of May 8, 2001, is entered into among NRG FINANCE COMPANY I LLC, a limited liability company formed under the laws of the State of Delaware, as Borrower, CREDIT SUISSE FIRST BOSTON, acting through its New York Branch, as Administrative Agent, Documentation Agent and Lead Arranger, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, in its capacity as an arranger and a co-administrative agent ("West LB"), INTESABCI S.P.A. NEW YORK BRANCH, in its capacity as an arranger and a co-documentation agent ("INTESABCI"), KREDITANSTALT FUR WIEDERAUFBAU, in its capacity as an arranger and a co-documentation agent ("KFW"), CIBC INC., in its capacity as an arranger and a co-syndication agent ("CIBC"), TD SECURITIES (USA) INC., in its capacity as an arranger and a co-syndication agent, ("TD"), ABN AMRO BANK N.V., in its capacity as an arranger ("ABN"), BANK OF AMERICA, N.A., in its capacity as an arranger ("BOA"), BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, in its capacity as an arranger ("HYPO"), BNP PARIBAS, in its capacity as an arranger ("BNP"), CITICORP USA, INC., in its capacity as an arranger ("CITICORP"), DEUTSCHE BANC ALEX. BROWN, in its capacity as an arranger ("DBAB"), FORTIS CAPITAL CORP., in its capacity as an arranger ("FORTIS"), THE ROYAL BANK OF SCOTLAND PLC, in its capacity as an arranger ("RBS"), THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, in its capacity as an arranger ("BOTM", together with West LB, INTESABCI, KFW, CIBC, TD, ABN, BOA, HYPO, BNP, CITICORP, DBAB, FORTIS and RBS, collectively, "Arrangers"), and THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME AS LENDERS (individually, a "Bank" and, collectively, "Banks").

     In consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS

     1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement shall have the meanings given in Exhibit A hereto.

     1.2 Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A hereto shall apply to this Agreement and the other Credit Documents.

                                   ARTICLE 2.
                              THE CREDIT FACILITIES

     2.1 Loans.

         2.1.1 Loan Facility.

               (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Bank severally agrees to advance to Borrower from time to time during the Loan

Availability Period such loans as Borrower may request pursuant to this Section
2.1.1 (individually, a "Development Loan" and, collectively, the "Development Loans") in an aggregate principal amount which, when added to such Bank's Proportionate Share of the aggregate principal amount of all Loans then outstanding, does not exceed such Bank's Loan Commitment. Subject to the terms hereof (including the conditions to advances set forth in Article 3), Borrower may borrow, repay and reborrow the Development Loans from time to time during the Loan Availability Period.

               (b) Notice of Development Loan Borrowing. Borrower shall request a Development Loan by delivering to Administrative Agent a written notice in the form of Exhibit C-1 hereto, appropriately completed (a "Notice of Development Loan Borrowing"), which specifies, among other things:

                  (i) Whether the requested Loan will bear interest as provided in (1) Section 2.1.1(c)(i) (individually, a "Base Rate Development Loan") and/or (2) Section 2.1.1(c)(ii) (individually, a "LIBOR Development Loan");

                  (ii) The aggregate principal amount of the requested Loan, which (A) shall be in the minimum amount of $2,000,000 and integral multiples of $500,000 in excess of thereof and, (B) after giving effect to the making of the requested Loan, shall not exceed the then current Available Development Loan Commitment;

                  (iii) The proposed date of the requested Loan (which shall be a Banking Day);

                  (iv) In the case of any Loan requested to be made as a LIBOR Development Loan, the initial Interest Period requested therefor (which shall be a period contemplated by Section 2.1.3(b));

                  (v) The Applicable Margin which will be in effect as of the proposed date of the requested Loan; and

                  (vi) The Acquisition(s) to which such Loan relates and/or the Identified Project(s) and/or the Non-Identified Project(s) to which such Loan relates.

     Borrower shall request no more than three Development Loans per month, provided that, upon the prior written consent of Administrative Agent, Borrower may request four Development Loans in any particular month. Borrower shall give each Notice of Development Loan Borrowing to Administrative Agent so as to provide the Minimum Notice Period applicable to Loans of the Type requested. Any Notice of Development Loan Borrowing shall be irrevocable and Borrower shall be bound to borrow a Development Loan in accordance therewith. Each Notice of Development Loan Borrowing shall be delivered by first-class mail or telecopy to Administrative Agent at the office or to the telecopy number and during the hours specified in Section 11.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Development Loan Borrowing initially delivered by telecopy.

     Borrower shall notify Administrative Agent prior to the making of any Development Loan in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Development Loan Borrowing is no longer accurate and complete as of the date of the applicable Development Loan, and the acceptance by Borrower of the proceeds of any Development Loan shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Development Loan Borrowing or any certificate delivered in connection therewith.

               (c) Development Loan Interest. Subject to the provisions of Sections 2.4.3, 2.4.4 and 2.6.3, each Development Loan shall bear interest on the unpaid principal amount thereof from the date of such Development Loan until the maturity or prepayment thereof at a rate determined by reference to the Base Rate or the LIBO Rate. The applicable basis for determining the rate of interest with respect to any Development Loan shall be selected by Borrower initially at the time a Notice of Development Loan Borrowing is given with respect to such Development Loan pursuant to Section 2.1.1(b), and the basis for determining the interest rate with respect to any Development Loan may be changed from time to time pursuant to Section 2.1.7. If on any day a Development Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Development Loan shall bear interest determined by reference to the Base Rate.

     Subject to the provisions of Sections 2.4.3, 2.4.4 and 2.6.3, Borrower shall pay interest on the unpaid principal amount of each Development Loan from the date of such Development Loan until the maturity or prepayment thereof at the following rates per annum:

                  (i) With respect to the principal portion of such Development Loan which is, and during such periods as such Development Loan is, a Base Rate Development Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin, such rate to change from time to time as the Base Rate shall change; and

                  (ii) With respect to the principal portion of such Development Loan which is, and during such portion of such periods as such Development Loan is, a LIBOR Development Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Development Loan, equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

               (d) Development Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Bank, in full on the Loan Maturity Date the unpaid principal amount of all Development Loans made by such Bank.

         2.1.2 Working Capital Loan Facility.

               (a) Availability. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Bank severally agrees to advance to Borrower from time to time during the Loan Availability Period such loans as Borrower may request pursuant to this Section 2.1.2 (individually, a "Working Capital Loan" and, collectively, the "Working Capital Loans") in an aggregate principal amount which, when added to such Bank's Proportionate Share of the aggregate principal amount of all Working Capital Loans outstanding, does not exceed such Bank's Working Capital Loan Commitment. Subject to the terms hereof (including the conditions to advances set forth in Article 3), Borrower may borrow, repay and reborrow the Working Capital Loans from time to time during the Loan Availability Period.

               (b) Notice of Working Capital Loan Borrowing. Borrower shall request a Working Capital Loan by delivering to Administrative Agent a written notice in the form of Exhibit C-2 hereto, appropriately completed (a "Notice of Working Capital Loan Borrowing"), which specifies, among other things:

                  (i) Whether the requested Loan will bear interest as provided in (1) Section 2.1.2(c)(i) (individually, a "Base Rate Working Capital Loan") and/or (2) Section 2.1.2(c)(ii) (individually, a "LIBOR Working Capital Loan");

                  (ii) The aggregate principal amount of the requested Loan, which (A) shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount and, (B) after giving effect to making of the requested Loan, shall not exceed the then current Available Working Capital Commitment;

                  (iii) The proposed date of the requested Loan (which shall be a Banking Day);

                  (iv) In the case of any Loan requested to be made as a LIBOR Working Capital Loan, the initial Interest Period requested therefor (which shall be a period contemplated by Section 2.1.3(b));

                  (v) The Applicable Margin which will be in effect as of the proposed date of the requested Loan; and

                  (vi) In the case of any Working Capital Loan the proceeds of which will be used to finance the purchase of assets (including the funding of progress payments in respect of any Approved Turbine), a description of such assets sufficiently detailed to permit Administrative Agent to identify the Working Capital Loans associated with such assets for the purpose of converting such Working Capital Loans to Development Loans pursuant to Section 2.2.4.

     Borrower shall request no more than three Working Capital Loans per month, provided that, upon the prior written consent of Administrative Agent, Borrower may request four Working Capital Loans in any particular month. Borrower shall give each Notice of Working Capital Loan Borrowing to Administrative Agent so as to provide the Minimum Notice Period applicable to Loans of the Type requested. Any Notice of Working Capital Loan Borrowing shall be irrevocable and Borrower shall be bound to borrow a Working Capital Loan in accordance therewith. Each Notice of Working Capital Loan Borrowing shall be delivered by first-class mail or telecopy to Administrative Agent at the office or to the telecopy number and during the hours specified in Section 11.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Working Capital Loan Borrowing initially delivered by telecopy.

     Borrower shall notify Administrative Agent prior to the making of any Working Capital Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Working Capital Loan Borrowing is no longer accurate and complete as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Working Capital Loan shall constitute a re-certification by Borrower, as of the date of the applicable Loan, as to the matters to which Borrower is required to certify in the applicable Notice of Working Capital Loan Borrowing or any certificate delivered in connection therewith.

               (c) Working Capital Loan Interest. Subject to the provisions of Sections 2.4.3, 2.4.4 and 2.6.3, each Working Capital Loan shall bear interest on the unpaid principal amount thereof from the date of such Working Capital Loan until the maturity or prepayment thereof at a rate determined by reference to the Base Rate or the LIBO Rate. The applicable basis for determining the rate of interest with respect to any Working Capital Loan shall be selected by Borrower initially at the time a Notice of Working Capital Loan Borrowing is given with respect to such Working Capital Loan pursuant to Section 2.1.2(b), and the basis for determining the interest rate with respect to any Working Capital Loan may be changed from time to time pursuant to Section 2.1.7. If on any day a Working Capital Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Working Capital Loan shall bear interest determined by reference to the Base Rate.

     Subject to the provisions of Sections 2.4.3, 2.4.4 and 2.6.3, Borrower shall pay interest on the unpaid principal amount of each Working Capital Loan from the date of such Working Capital Loan until the maturity or prepayment thereof at the following rates per annum:

                  (i) With respect to the principal portion of such Working Capital Loan which is, and during such periods as such Working Capital Loan is, a Base Rate Working Capital Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin, such rate to change from time to time as the Base Rate shall change; and

                  (ii) With respect to the principal portion of such Working Capital Loan which is, and during such portion of such periods as such Working Capital is, a LIBOR Working Capital Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Working Capital Loan, equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

               (d) Working Capital Loan Principal Payments. Borrower shall repay to Administrative Agent, for the account of each Bank, in full on the Loan Maturity Date the unpaid principal amount of all Working Capital Loans made by such Bank.

         2.1.3 Interest Provisions Relating to Loans.

               (a) Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each LIBOR Loan, on the last day of each

Interest Period related to such LIBOR Loan and, if such Interest Period is longer than three months, every three months after the date of such LIBOR Loan and (iii) in all cases, upon prepayment (to the extent thereof and including any optional prepayments or Mandatory Prepayments), upon conversion from one Type of Loan to another Type, and at maturity.

               (b) LIBOR Loan Interest Periods.

                  (i) In connection with each LIBOR Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion of Loan Type, as the case may be, select an Interest Period to be applicable to such LIBOR Loan, which Interest Period shall be one, two, three, six or, if available to all Banks and made available by Administrative Agent, nine or 12 months. Notwithstanding anything to the contrary herein, (A) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day; (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month;
         (C) Borrower may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid than principal amount of Loans scheduled to be outstanding after such date;
         (D) no Interest Period with respect to any portion of the Loans shall extend beyond the Loan Maturity Date; (E) LIBOR Loans for each Interest Period shall be in the amount of at least $1,000,000; (F) Borrower may not at any time have outstanding more than ten different Interest Periods relating to LIBOR Loans; (G) if Borrower fails to specify an Interest Period for any LIBOR Loan in accordance with the terms of this Agreement, (1) in the case of a requested Loan, Borrower shall be deemed to have specified such Loans as Base Rate Loans in the applicable Notice of Borrowing, and (2) in the case of outstanding Loans, such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor; and (H) for the period from and after the Closing Date to and including the date which is six months after the Closing Date, Borrower may only select a one month Interest Period.

                  (ii) Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of Interest Rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically within the time periods specified in Section 2.1.7, which selection shall be irrevocable on and after the applicable Minimum Notice Period. Borrower shall confirm such telephonic notice to Administrative Agent by delivering to Administrative Agent by telecopy on the day such notice is given a written notice in substantially the form of Exhibit C-3 hereto (a "Confirmation of Interest Period Selection"). Borrower shall promptly deliver to Administrative Agent the original of the Confirmation of Interest Period Selection initially delivered by telecopy. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the Confirmation of Interest Period

         Selection) notify Borrower of each determination of the Interest Rate applicable to each Loan.

               (c) Interest Computations. All computations of interest on Base Rate Loans shall be based upon a year of 365 days (or 366 days in a leap year), and shall be payable for the actual days elapsed (including the first day but excluding the last day). All computations of interest on LIBOR Loans shall be based upon a year of 360 days, and shall be payable for the actual days elapsed (including the first day but excluding the last day). Borrower agrees that all computations by Administrative Agent of interest shall be conclusive and binding in the absence of manifest error.

         2.1.4 Register.

               (a) Administrative Agent shall maintain, at its address referred to in Section 11.1, a register for the recordation of the names and addresses of Banks and the Loan Commitments and Loans of each Bank from time to time (the "Register"). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

               (b) Administrative Agent shall record in the Register (i) the Loan Commitment and the Loans from time to time of each Bank, (ii) the interest rates applicable to all Loans and the effective dates of all changes thereto,
(iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to each Bank hereunder, (v) each repayment or prepayment in respect of the principal amount of the Loans of each Bank, (vi) the amount of any sum received by Administrative Agent hereunder for the account of Banks and each Bank's share thereof and (vii) such other information as Administrative Agent may determine is necessary for administering the Loans and this Agreement. Any such recordation shall be conclusive and binding on Borrower and each Bank, absent manifest error; provided that neither failure to make any such recordation, nor any error in such recordation, shall affect any Bank's Loan Commitment or Borrower's Obligations in respect of any applicable Loans or otherwise; and provided, further that in the event of any inconsistency between the Register and any Bank's records, the recordations in the Register shall govern.

         2.1.5 Promissory Notes. If requested by any Bank, the obligation of Borrower to repay the Loans made by such requesting Bank and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in the form of Exhibit B hereto (a "Note"), each payable to the order of such requesting Bank and in the principal amount of such Bank's Loan Commitment. Borrower authorizes each such requesting Bank to record on the schedule annexed to such Bank's Note, the date and amount of each Loan made by such Bank, and each repayment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided that in the event of any inconsistency between the Register and any Bank's records, the recordations in the Register shall govern; and provided, further that neither the failure to issue any Note or to make any such notation, nor any error in such notation, shall affect the validity of Borrower's obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder. Borrower further authorizes each Bank which receives a Note to attach to and make a part of such Bank's Note continuations of the schedule attached thereto as necessary.

         2.1.6 Loan Funding.

               (a) Notice. Each Notice of Borrowing shall be delivered by Borrower to Administrative Agent in accordance with Section 11.1. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Borrowing.

               (b) Pro Rata Loans. All Loans shall be made on a pro rata basis by Banks in accordance with their respective Proportionate Shares of such Loans, with each Loan to consist of a Loan by each Bank equal to such Bank's Proportionate Share of such Loan.

               (c) Bank Funding. Each Bank shall, before 11:00 a.m. on the applicable Funding Date, make available to Administrative Agent by wire transfer of immediately available funds in Dollars to the account of Administrative Agent most recently designated by it for such purpose, such Bank's Proportionate Share of such Loan. The failure of any Bank to make the Loan to be made by it as part of any Loan shall not relieve any other Bank of its obligation hereunder to make its Loan on the applicable Funding Date. No Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the applicable Funding Date.

     Unless Administrative Agent shall have been notified by any Bank prior to the applicable Funding Date that such Bank does not intend to make available to Administrative Agent the amount of such Bank's Proportionate Share of such Loan requested on such date, Administrative Agent may assume that such Bank has made such amount available to Administrative Agent on such date in accordance with the prior paragraph and Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Administrative Agent by such Bank, Administrative Agent shall be entitled to recover such corresponding amount on demand (and, in any event, within two Banking Days from the applicable Funding Date) from such Bank together with interest thereon, for each day from the applicable Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for the first two Banking Days after such date. If such Bank pays such amount to Administrative Agent, then such amount shall constitute such Bank's Proportionate Share of such Loan included in such Loan. If such Bank does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor or within two Banking Days from the applicable Funding Date, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the applicable Funding Date until the date such amount is paid to Administrative Agent, at the rate then payable under this Agreement for Base Rate Loans. Nothing in this Section 2.1.6(c) shall be deemed to relieve any Bank from its obligation to fulfill its Obligations hereunder or to prejudice any rights that Borrower may have against any Bank as a result of any default by such Bank hereunder.

               (d) Development Account. No later than 1:00 p.m. on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived in accordance with the terms thereof and, subject to Section 2.1.6(c) above, to the extent Administrative Agent shall have received the appropriate funds from Banks, Administrative Agent will make available the Loans requested in such Notice of Borrowing (or so much thereof as Banks shall have approved pursuant to this Agreement) in Dollars and in immediately available funds, at Administrative Agent's New York Branch, and shall deposit such Loans into the Development Account.

         2.1.7 Conversion of Loans. Borrower may convert Loans from one Type of Loans to another Type; provided, however, that (a) any conversion of LIBOR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such LIBOR Loans and (b) Loans shall be converted only in amounts of $2,000,000 or more. Borrower shall request each such conversion by delivering to Administrative Agent a written notice in the form of Exhibit C-4 hereto, appropriately completed (a "Notice of Conversion of Loan Type"), which specifies:

               (a) The Loans, or portion thereof, which are to be converted;

               (b) The Type into which such Loans, or portion thereof, are to be converted;

               (c) If such Loans are to be converted into LIBOR Loans, the initial Interest Period selected by Borrower for such Loans (which Interest Period shall be selected in accordance with Section 2.1.3(b));

               (d) The Applicable Margin which will be in effect as of the day of the requested conversion; and

               (e) The proposed date of the requested conversion (which shall be a Banking Day and otherwise in accordance with this Section 2.1.7).

     Borrower shall so deliver each Notice of Conversion of Loan Type to Administrative Agent so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type shall be irrevocable and Borrower shall be bound to make a conversion in accordance therewith. Each Notice of Conversion of Loan Type shall be delivered by first-class mail or telecopy to Administrative Agent at the office or to the telecopy number and during the hours specified in Section 11.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Conversion of Loan Type initially delivered by telecopy. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Conversion of Loan Type.

         2.1.8 Prepayments.

               (a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.1.8(b) or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of Bank which made such Loan, as applicable, (i) all accrued interest to the date of such prepayment on the amount prepaid, (ii) all accrued fees to the date of such prepayment of the amount being prepaid, and (iii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all Liquidation Costs incurred by such Bank as a result of such prepayment. Notwithstanding the foregoing, but only in respect of any Mandatory Prepayment, Borrower shall have the right, by giving five Banking Days' notice to Administrative Agent, in lieu of prepaying a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, to deposit or cause Administrative Agent to deposit, into an account to be held by Depositary Agent (which account shall be subjected to the Lien of the Collateral Documents in a manner satisfactory to Administrative Agent) an amount equal to the LIBOR Loans to be prepaid. Such funds shall be held in such account until the expiration of the Interest Period applicable to the LIBOR Loan to be prepaid at which time the amount deposited in such account shall be used to prepay such LIBOR Loan and any interest accrued on such amount shall be deposited in the Revenue Account. The deposit of amounts into such account shall not constitute a prepayment of Loans and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments as directed by and at the expense and risk of Borrower. Borrower may reborrow the principal amount of any Loan which is prepaid.

               (b) Optional Prepayments. Subject to Section 2.1.8(a), Borrower may, at its option and without penalty, upon five Banking Days' notice to Administrative Agent, prepay any Loans in whole or in part in minimum amounts of $5,000,000 or an incremental multiple of $1,000,000 in excess thereof.

               (c) Mandatory Prepayments.

                  (i) Borrower shall prepay (or cause to be prepaid) Loans to the extent required by Section 2.1.8(c)(ii), 2.1.8(c)(iii), 2.6.2, or
         7.2.2 of this Agreement, or any other provision of this Agreement or any other Credit Document which requires prepayment of Loans (such prepayment, "Mandatory Prepayment").

                  (ii) On the Banking Day on which Borrower receives the proceeds of any Final Equity Funding Payment or any Final Plant Funding Payment made by NRG Energy pursuant to and in accordance with Section
         2.1.1 or 2.1.2 of the NRG Energy Equity Undertaking, as the case may be, Borrower shall prepay the Loans in an aggregate amount equal to the amount of such proceeds.

                  (iii) In the event any Funded Working Capital Asset does not become a Converted Asset within eighteen months of the date of the initial funding of any such Funding Working Capital Asset hereunder, then Borrower shall prepay the Working Capital Loans in an aggregate principal amount equal to the amount of all Working Capital Loans made hereunder to fund any payments made in respect of such Funded Working Capital Asset.

     2.2 Total Commitments.

         2.2.1 Loan Commitment. The aggregate principal amount of all Loans outstanding at any time or times shall not exceed $2,000,000,000 or, if such amount is reduced by Borrower pursuant to Section 2.2.3, such lower amount (such amount, as so reduced from time to time, the "Total Loan Commitment"). The amount of each Bank's Loan Commitment is set forth on Exhibit H hereto (which Exhibit shall be automatically amended without further action upon the assignment of any such Bank's Loan Commitment in accordance with the terms hereof to give effect to any such assignment).

         2.2.2 Available Loan Commitments. Without limiting anything set forth in Section 2.2.1, (a) the aggregate principal amount of all (i) Development Loans outstanding at any time or times shall not exceed the then current Available Development Loan Commitment and (ii) Working Capital Loans outstanding at any time or times shall not exceed the then current Available Working Capital Commitment, and (b) the sum of Development Loans outstanding plus Working Capital Loans outstanding shall not exceed the then current Total Loan Commitment.

         2.2.3 Reductions and Cancellations. Borrower may, from time to time upon five Banking Days written notice to Administrative Agent, permanently reduce, by an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel in its entirety the Total Loan Commitment and/or the Total Working Capital Loan Commitment. Notwithstanding the foregoing, Borrower may not reduce or cancel the Total Loan Commitment and/or the Total Working Capital Loan Commitment if, after giving effect to such reduction or cancellation, (a) the sum of the aggregate principal amount of all Loans then outstanding would exceed the Total Loan Commitment, (b) the Available Development Funds would not, in the reasonable judgment of the Technical Committee and the Independent Engineer, be equal to or exceed remaining Project Costs for all Approved Projects and Approved Turbines, or (c) such reduction or cancellation would cause an Inchoate Default or an Event of Default, or have a Borrower Material Adverse Effect or a Project Material Adverse Effect. Borrower shall pay to Administrative Agent any Commitment Fees then due upon any cancellation and, from the effective date of any reduction, the Commitment Fees shall be computed on the basis of the Available Loan Commitment, as so reduced. Once reduced or canceled, none of the Total Loan Commitment or the Working Capital Loan Commitment may be increased or reinstated. Any reductions in the Total Loan Commitment or the Total Working Capital Loan Commitment pursuant to this Section 2.2.3 shall be applied ratably to each Bank's respective Commitments in accordance with Section 2.5.1.

         2.2.4 Working Capital Loan Conversion to Development Loans. In the event an Identified Project or Non-Identified Project satisfies the conditions precedent to initial funding pursuant to Section 3.2, and prior to such initial funding the assets assigned to such Project (as set forth in the applicable Notice of Working Capital Loan Borrowing), if any, were Funded Working Capital Assets, the Working Capital Loans associated with such Funded Working Capital Assets shall be automatically converted for all purposes hereof into Development Loans and shall cease to be considered outstanding Working Capital Loans, including for purposes of Section 2.2.2, in each case such conversion being effective as of the initial Funding Date with respect to such Project (the Funded Working Capital Assets related to any such converted Working Capital Loans shall be referred to herein as the "Converted Assets").

     2.3 Fees.

         2.3.1 Lead Arranger Fee Letter. Borrower shall pay to Lead Arranger and Administrative Agent, for their respective accounts, the fees described in that certain letter from NRG Energy to Lead Arranger dated April 4, 2001.

         2.3.2 Loan Commitment Fees. On the last Banking Day in each calendar quarter (commencing on June 30, 2001) and on the earlier of (a) the Loan Maturity Date and (b) the last Banking Day of the Loan Availability Period (or, if the Total Loan Commitment is canceled prior to such date, on the date of such cancellation), Borrower shall pay to Administrative Agent, for benefit of Banks, accruing from the Closing Date or the first day of such quarter, as the case may be, a commitment fee (the "Commitment Fee") for such quarter (or portion thereof) then ending equal to the product of (i) 0.375% multiplied by (ii) the daily average Available Loan Commitment for such quarter (or portion thereof) multiplied by (iii) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is the number of days in that year (365 or 366, as the case may be).

         2.3.3 Activation Fees. Concurrently with the making of the first Loan in respect of each Non-Identified Project that becomes an Approved Project after the date which is the six month anniversary of the Closing Date, Borrower shall pay to Administrative Agent, for the benefit of the Banks, an activation fee (the "Activation Fee") equal to the product of (a) 0.125% multiplied by (b) the total amount of Project Costs in respect of such Non-Identified Project (as set forth in such Non-Identified Project's Project Budget or Annual Operating Budget, as the case may be, delivered in accordance with Section 3.2.22 or
Section 3.5.23).

     2.4 Other Payment Terms.

         2.4.1 Place and Manner. Borrower shall make all payments due to any Bank or Administrative Agent hereunder to Administrative Agent, for the account of such Bank or Administrative Agent (as the case may be), to The Bank of New York, Federal Reserve Bank of New York ABA# 021000018, for further credit to account #8900387734; Reference: NRG Finance Company I LLC, in Dollars and in immediately available funds.

         2.4.2 Date. Borrower shall make all payments due to any Bank or Administrative Agent hereunder not later than 12:00 noon on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on Banking Day after such payment is received. Administrative Agent shall disburse to each Bank each such payment received by Administrative Agent for such Bank, such disbursement to occur on the day such payment is received if received by 12:00 noon or if such payment is not received by 12:00 noon, on the next Banking Day. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (except in the case of any payment relating to a LIBOR Loan where such next succeeding Banking Day is in the next calendar month, in which case such payment shall be made on the next preceding Banking Day), and such extension of time shall be included in the computation of interest or fees, as the case may be.

         2.4.3 Late Payments. If any amounts required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to Administrative Agent or any Bank) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, unpaid balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

         2.4.4 Net of Taxes, Etc.

               (a) Taxes. Subject to each Bank's compliance with Section 2.4.6, any and all payments to or for the benefit of Administrative Agent or any Bank by Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding income and franchise taxes, which include taxes imposed on or measured by the net income or capital of Administrative Agent or such Bank by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a connection between such Bank and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit Documents. If Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to Administrative Agent or any Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.4), Administrative Agent or such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements. If Borrower shall make any payment under this Section 2.4.4 to or for the benefit of Administrative Agent or any Bank with respect to Taxes and if Administrative Agent or such Bank shall claim any credit or deduction for such Taxes against any other taxes payable by Administrative Agent or such Bank to any taxing jurisdiction then Administrative Agent or such Bank shall pay to Borrower an amount equal to the amount by which such other taxes are actually reduced; provided that the aggregate amount payable by Administrative Agent or such Bank pursuant to this sentence shall not exceed the aggregate amount previously paid by Borrower with respect to such Taxes. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York or any other state or jurisdiction where an Approved Project, Approved Turbine or Funded Working Capital Asset is located from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

               (b) Indemnity. Borrower shall indemnify each Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4.4 paid by any Bank, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto), whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Bank for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee's gross negligence or willful misconduct. Each Bank agrees to give written notice to Borrower of the assertion of any claim against such Bank relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 180 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower of such assertion within such 180 days period shall not relieve Borrower of its obligation under this Section 2.4.4 with respect to Taxes or Other Taxes arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.4.4 with respect to penalties and interest between the end of such period and such time as Borrower receives notice from such Bank as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Bank makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Each Bank agrees to repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 2.4.4) received by such Bank for Taxes or Other Taxes that were paid by Borrower pursuant to this Section 2.4.4 and to contest, with the approval and participation of and at the expense of Borrower, any such Taxes or Other Taxes which such Bank or Borrower reasonably believes not to have been properly assessed.

               (c) Notice. Within 30 days after the date of any payment of Taxes by Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof. Borrower shall compensate each Bank for all reasonable losses and expenses sustained by such Bank as a result of any failure by Borrower to so furnish such copy of such receipt.

               (d) Survival of Obligations. The obligations of Borrower under this Section 2.4.4 shall survive the termination of this Agreement and the repayment of the Obligations.

         2.4.5 Application of Payments. Payments made under Section 6.4.2(a)(vi) of this Agreement or Section 5.4.2(a)(vi) of any Project Owner Guaranty shall be applied to the Obligations associated with or attributable to the Approved Project to which such payments relate. All other payments made under this Agreement or the other Credit Documents and other amounts received by Administrative Agent and Banks under this Agreement or the other Credit Documents shall be applied as follows:

               (a) first, to any fees, costs, charges or expenses payable to Administrative Agent, Documentation Agent, Lead Arranger, the members of the Technical Committee and Banks hereunder or under the other Credit Documents (such application to be made on a pro rata basis among such Persons),

               (b) second, to any fees, costs, charges or expenses payable to Banks hereunder or under the other Credit Documents (such application to be made on a pro rata basis among such Banks),

               (c) third, to any accrued but unpaid interest then due and owing in respect of the Obligations, and

               (d) fourth, to outstanding principal then due and owing or otherwise to be prepaid in respect of the Obligations; provided, with respect to payments applied to outstanding principal then due and owing or otherwise to be prepaid, such payments shall be applied as follows:

                  (i) first, to such debt associated with or attributable to Approved Projects which have achieved Provisional Acceptance (such application to be made on a pro rata basis among such Projects),

                  (ii) second, if all Loans associated with or attributable to Approved Projects which have achieved Provisional Acceptance have been paid, then to such debt associated with or attributable to Approved Projects which have not achieved Provisional Acceptance (such application to be made on a pro rata basis among such Projects), and

                  (iii) third, if all Loans associated with or attributable to Approved Projects which have or have not achieved Provisional Acceptance have been paid, then, to such debt associated with or attributable to Funded Working Capital Assets (such application to be made on a pro rata basis among such Funded Working Capital Assets).

               2.4.6 Withholding Exemption Certificates. Each Bank upon becoming a Bank hereunder and each Person to which any Bank grants a participation (or otherwise transfers its interest in this Agreement) agree that they will deliver to Borrower and Administrative Agent either (a) if such Bank or Person is a corporation established under the laws of the United States or any political subdivision thereof, a copy of a United States Internal Revenue Service Form W-9 or (b) if such Bank or Person is not a corporation established under the laws of the United States or any political subdivision thereof, a duly completed and executed non-bank certificate in the form of Exhibit J hereto and two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be (claiming therein a reduction in, or an exemption from, United States withholding taxes under an applicable treaty). Each Bank which delivers to Borrower and Administrative Agent a Form W-8ECI or W-8BEN pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further copies of the Form W-8ECI or W-8BEN, or successor applicable form, or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8ECI or W-8BEN that such Bank is entitled to receive payments under this Agreement without (or with a reduced amount of) deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such form with respect to it. Borrower shall not be obligated to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.4.4 (or make an indemnification payment pursuant to Section 2.4.4) to any Bank (including any Person to which any Bank sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Bank to comply with its obligations under this Section 2.4.6. Notwithstanding the foregoing or anything else to the contrary in this Agreement, (i) no Bank or other Person shall be obligated to deliver any form, certificate or document which it cannot deliver as a matter of law and (ii) if a Bank or other Person is not entitled to a full exemption from the United States withholding taxes in respect of interest payments as of the date such Bank or Person becomes a Bank or participant hereunder, then Borrower shall not be obligated to pay any additional amounts or make any indemnification payments pursuant to Section 2.4.4 in respect of such taxes applicable as of such date.

     2.5 Pro Rata Treatment.

         2.5.1 Loans, Commitment Reductions, Etc. Except as otherwise provided herein, (a) each Loan and each reduction of the Total Loan Commitment or the Total Working Capital Loan Commitment shall be made or allocated among Banks pro rata according to their respective Proportionate Shares of such Loans or Commitments, as the case may be, (b) each payment of principal of and interest on Loans shall be made or shared among Banks holding such Loans pro rata according to the respective unpaid principal amounts of such Loans held by such Banks and (c) each payment of Commitment Fees or Activation Fees shall be shared among Banks pro rata according to (i) their respective Proportionate Shares of the Commitments to which such fees apply and (ii) in the case of each Bank which becomes a Bank hereunder after the date hereof, the date upon which such Bank so became a Bank.

         2.5.2 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it in excess of its ratable share of payments on account of such Loans obtained by all Banks entitled to such payments, such Bank shall forthwith purchase from the other Banks such participation in the Loans, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from such Bank shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (a) the amount of such other Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.5.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

     2.6 Change of Circumstances.

         2.6.1 Inability to Determine Rates. If, on or before the Interest Rate Determination Date for any LIBOR Loans, (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Banks holding aggregate Proportionate Shares of 33-1/3% or more of the Total Loan Commitment shall advise Administrative Agent that (i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Banks of making or maintaining such Loans or (ii) deposits in Dollars in the London interbank market are not available to such Banks (as conclusively certified by each such Bank in good faith in writing to Administrative Agent and to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain their LIBOR Loans, Administrative Agent shall immediately give notice of such condition to Borrower and Banks by telephone or telecopy. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower and Banks that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and Banks' obligations to make or convert to LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans unless such suspension has then ended.

         2.6.2 Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Bank or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Bank to make or maintain any LIBOR Loan, such Bank shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower's right to request the making of or conversion to, and such Bank's obligations to make or convert to, LIBOR Loans shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Bank, either (i) pursuant to Section 2.1.7, convert any then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay such Loans pursuant to Section 2.1.8 or convert LIBOR Loans of the affected Type into Base Rate Loans if such Bank shall notify Borrower that such Bank may not lawfully continue to fund and maintain such Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.7.

         2.6.3 Increased Costs. If, after the date of this Agreement, any Change of Law:

               (a) Shall subject any Bank to any tax, duty or other charge with respect to any LIBOR Loan or Commitment, or shall change the basis of taxation of payments by Borrower to any Bank on such a Loan or with respect to any Commitment (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Bank); or

               (b) Shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable Interest Rate through the definition of "Reserve Requirement") against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Bank for any LIBOR Loan; or

               (c) Shall impose on any Bank any other condition directly related to any LIBOR Loan or Commitment;

and the effect of any of the foregoing is to increase the cost to such Bank of making, issuing, creating, renewing, participating in (subject to the limitations in Section 9.13) or maintaining any such LIBOR Loan or Commitment or to reduce any amount receivable by such Bank hereunder; then Borrower shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Bank to Borrower, shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

         2.6.4 Capital Requirements. If any Bank determines that (a) any Change of Law after the date of this Agreement increases the amount of capital required or expected to be maintained by such Bank (or the Lending Office of such Bank) or any Person controlling such Bank (a "Capital Adequacy Requirement") and (b) the amount of capital maintained by such Bank or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Bank's or such Person's policies with respect to capital adequacy), Borrower shall pay to Administrative Agent on behalf of such Bank or such Person, upon demand of Administrative Agent on behalf of such Bank or such Person, such amounts as such Bank or such Person shall reasonably determine are necessary to compensate such Bank or such Person for the increased costs to such Bank or such Person of such increased capital. A certificate of such Bank or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrower by Administrative Agent on behalf of such Bank or such Person shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

         2.6.5 Notice; Participating Banks' Rights. Each Bank will notify Borrower of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section 2.6, as promptly as practicable, and in no event later than 180 days after the principal officer of such Bank responsible for administering this Agreement obtains knowledge thereof; provided that any Bank's failure to notify Borrower within such 180 day period shall not relieve Borrower of its obligation under this Section 2.6.5 with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.6.5 with respect to the time between the end of such period and such time as Borrower receives notice from the indemnitee as provided herein. No Person purchasing from a Bank a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.6.3 or 2.6.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Bank if such Bank had not sold a participation in that portion of the Commitment.

         2.7 Funding Losses. If Borrower shall (a) repay or prepay any LIBOR Loans on any day other than the last day of an Interest Period for such Loans (whether an optional prepayment or a Mandatory Prepayment), (b) fail to borrow any LIBOR Loans in accordance with a Notice of Borrowing delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Loans into LIBOR Loans in accordance with a Notice of Conversion of Loan Type delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (d) fail to continue a LIBOR Loan in accordance with a Confirmation of Interest Period Selection delivered to Administrative Agent or (e) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent, Borrower shall, upon demand by any Bank, reimburse such Bank for all costs and losses incurred by such Bank as a result of such repayment, prepayment or failure ("Liquidation Costs"). Borrower understands that such costs and losses may include losses incurred by a Bank as a result of funding and other contracts entered into by such Bank to fund LIBOR Loans. Each Bank demanding payment under this Section
2.7 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Any such certificate delivered to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower for purposes of this Agreement.

     2.8 Alternate Office; Minimization of Costs.

         2.8.1 To the extent reasonably possible, each Bank shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Bank under
Section 2.4.4, 2.6.3 or 2.6.4, or to avoid the unavailability of any Type of Loans under Section 2.6.2 so long as such Bank, in its sole discretion, determines that (a) such designation is not disadvantageous to such Bank and (b) that such actions would eliminate or reduce any such liability. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or actions.

         2.8.2 If and with respect to each occasion that a Bank either makes a demand for compensation pursuant to Section 2.4.4, 2.6.3 or 2.6.4 or is unable to fund LIBOR Loans pursuant to Section 2.6.2 or such Bank wrongfully fails to fund a Loan, Borrower may, upon at least five Banking Days' prior irrevocable written notice to each of such Bank and Administrative Agent, in whole permanently replace the Commitment of such Bank; provided that Borrower shall replace such Commitment with the Commitment of a commercial bank reasonably satisfactory to Administrative Agent. Such replacement Bank shall upon the effective date of replacement purchase the Obligations owed to such replaced Bank for the aggregate amount thereof and shall thereupon for all purposes become a "Bank" hereunder. Such notice from Borrower shall specify an effective date for the replacement of such Bank's Commitment, which date shall not be later than the tenth day after the day such notice is given. On the effective date of any replacement of such Bank's Commitment pursuant to this Section 2.8.2, Borrower shall pay to Administrative Agent for the account of such Bank
(a) any fees due to such Bank to the date of such replacement, (b) accrued interest on the principal amount of outstanding Loans held by such Bank to the date of such replacement, and (c) the amount or amounts requested by such Bank pursuant to each of Sections 2.4.4, 2.6.3 and 2.6.4, as applicable. Borrower will remain liable to such replaced Bank for any Liquidation Costs that such Bank may sustain or incur as a consequence of repayment of such Bank's Loans (unless such Bank has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of repayment of any Bank's Loans and termination of such Bank's Commitment pursuant to this Section 2.8.2, such Bank shall cease to be a Bank hereunder. No such termination of any such Bank's Commitment and the purchase of such Bank's Loans pursuant to this Section 2.8.2 shall affect (i) any liability or obligation of Borrower or any other Bank to such terminated Bank which accrued on or prior to the date of such termination or (ii) such terminated Bank's rights hereunder in respect of any such liability or obligation.

         2.8.3 Upon written notice to Administrative Agent and Borrower, any Bank may designate a Lending Office other than that set forth on Exhibit H hereto (which Exhibit shall be automatically amended without further action to give effect to such designation on the date Administrative Agent receives such notice) and may assign all of its interests under the Credit Documents and its Notes (if any) to such Lending Office; provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower to such Bank under Section 2.4.4, 2.6.3, or 2.6.4 or make an Interest Rate option unavailable pursuant to Section 2.6.2.

                                   ARTICLE 3.
                              CONDITIONS PRECEDENT

     3.1 Conditions Precedent to the Closing Date. The effectiveness of this Agreement, the obligations of Administrative Agent hereunder and the obligations of each Bank hereunder shall be subject to the fulfillment (or written waiver by Administrative Agent with the consent of all Banks) of each of the following conditions precedent:

         3.1.1 Resolutions. Delivery to Lead Arranger of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to Lead Arranger, of the board of directors or other similar governing body of each of the Portfolio Entities and Affiliate Pledgors that are a party to any Credit Document as of the Closing Date, the Member and NRG Energy, authorizing, as applicable, the Loans herein provided for and the execution, delivery and performance of this Agreement, the other Credit Documents, the Corporate Services Agreement referred to in Section 3.1.24 below and any instruments or agreements required hereunder or thereunder to which such Person is a party, certified by the appropriate officers of each such Person as being in full force and effect on the Closing Date.

         3.1.2 Incumbency. Delivery to Lead Arranger of a certificate, in form and substance reasonably satisfactory to Lead Arranger, from each of the Portfolio Entities and Affiliate Pledgors that are a party to any Credit Document as of the Closing Date, the Member and NRG Energy, signed by the appropriate authorized officer of each such Person and dated the Closing Date, as to the incumbency of the natural Persons authorized to execute and deliver this Agreement and the other Credit Documents and any instruments or agreements required hereunder or thereunder to which such Person is a party.

         3.1.3 Formation Documents. Delivery to Lead Arranger of (a) a copy of the Limited Liability Company Agreement, certified by the secretary or an assistant secretary of the Member as being true, correct and complete on the Closing Date, and any related agreements or certificates filed in accordance with applicable state law, (b) copies of the articles of incorporation, certificate of formation or certificate of incorporation or charter or other state certified constituent documents of each of the Portfolio Entities and Affiliate Pledgors that are a party to any Credit Document as of the Closing Date, the Member and NRG Energy, certified by the secretary of state of the state of such Person's formation, and (c) copies of the Bylaws or other comparable constituent documents of each such Portfolio Entity, Affiliate Pledgor, the Member and NRG Energy, certified by such Person's secretary or an assistant secretary as being true, correct and complete on the Closing Date.

         3.1.4 Good Standing Certificates. Delivery to Lead Arranger of certificates issued by the secretary of state of the state in which each of the Portfolio Entities and Affiliate Pledgors that are a party to any Credit Document as of the Closing Date, the Member and NRG Energy are formed or incorporated, as the case may be, together with certificates issued by the secretary of state in each other jurisdiction where any such Person is qualified to do business, in each case (a) dated no more than 30 days prior to the Closing Date and (b) certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

         3.1.5 Third Party Consents. Delivery to Lead Arranger of a copy of any approval by any Person (including any Governmental Authority) required as of the Closing Date in connection with any transaction herein contemplated or contemplated by any Credit Document referred to in Section 3.1.6 below, which approvals shall be in form and substance reasonably satisfactory to Lead Arranger.

         3.1.6 Credit Documents. Delivery to Lead Arranger of each of the following documents:

               (a) this Agreement;

               (b) each applicable Note;

               (c) a true and complete copy of the Member Pledge Agreement, together with (i) certificates representing all of the membership interests of Borrower and (ii) undated transfer documents for each such certificate, duly executed in blank;

               (d) a true and complete copy of the Borrower Security Agreement;

               (e) a true and complete copy of the Depositary Agreement, in the form of Exhibit D-1 hereto;

               (f) a true and complete copy of the NRG Energy Equity Undertaking, in the form of Exhibit D-2B hereto;

               (g) a true and complete copy of a Consent and Agreement, in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee), relating to the Corporate Services Agreement described in Section 3.1.24 below;

               (h) a true and complete copy of an Affiliate Subordination Agreement, in substantially the form of Exhibit D-6 hereto, relating to the Corporate Services Agreement described in Section 3.1.24 below; and

               (i) a true and complete copy of the letter agreement, dated as of the date hereof, among NRG Energy, Borrower and Administrative Agent, relating to Working Capital Loans made on the Closing Date.

Each Credit Document specified above shall be in form and substance satisfactory to Lead Arranger and shall have been duly authorized, executed and delivered by the parties thereto.

         3.1.7 UCC Reports. Delivery to Lead Arranger of a UCC report of a date reasonably close to the Closing Date for each of the jurisdictions in which the UCC-1 financing statements are intended to be filed in respect of the Collateral to be in existence as of the Closing Date, confirming that upon due filing or recording (assuming such filing or recordation ot ccurred on the date of such respective reports), as the case may be, the security interests created under the Collateral Documents with respect to such Collateral will be prior to all other financing statements or other security documents wherein the security interest is perfected by filing in respect of such Collateral.

         3.1.8 Security Interests (Recording and Filings). Each of the documents and instruments set forth in Exhibit D-5 hereto shall have been (a) delivered to Lead Arranger for recording or filing or (b) recorded or filed in the respective places or offices set forth in Exhibit D-5 hereto and, in each such case, any and all taxes, recording and filing fees with respect thereto shall have been paid (or, as approved by Lead Arranger, provided for), and each of the other actions set forth in Exhibit D-5 hereto shall have been taken.

         3.1.9 Certificate of Borrower. Lead Arranger shall have received a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-1 hereto.

         3.1.10 Legal Opinions. Delivery to Lead Arranger of legal opinions of counsel to NRG Energy, the Member, the Portfolio Entities, the Affiliate Pledgors and their respective Affiliates that are party to any Credit Document as of the Closing Date, in each case in form and substance reasonably satisfactory to Lead Arranger.

         3.1.11 Project and Operating Budgets. Delivery to Lead Arranger of (a) project budgets, in substantially the form of Appendices G-2A through G-2H hereto, for all anticipated costs to be incurred in connection with the construction and start-up of each of the Identified Projects (other than the Bridgeport Project and the New Haven Project), including in such budgets all construction and non-construction costs, all interest, taxes and other carrying costs, non-allocated costs of Borrower or the relevant Project Owner, and such other information as Lead Arranger may require, together with a balanced statement of sources (including an allocation between Loan proceeds and Contributions) and uses of proceeds (and any other funds necessary to complete each such Identified Project), broken down as to separate construction phases and components and (b) operating budgets, in substantially the form of Appendices G-2I and G-2J hereto and otherwise prepared in a manner consistent with Section 5.11, for the

Bridgeport Project and the New Haven Project, in each case which budgets shall be reasonably satisfactory to the Arrangers.

         3.1.12 Project Schedules. Delivery to Lead Arranger of a schedule of the scheduled Completion Dates for each Identified Project (other than the Bridgeport Project and the New Haven Project), in substantially the form of Exhibit G-3 hereto, which schedule shall be reasonably satisfactory to the Arrangers.

         3.1.13 Base Case Project Projections. Delivery to Lead Arranger of the Base Case Project Projections of operating expenses and cash flow for the Identified Projects in substantially the form of Exhibit G-4 hereto, which Base Case Project Projections shall (a) be in form and substance satisfactory to the Arrangers, (b) demonstrate a minimum and average projected annual Interest Coverage Ratio over the period of time commencing on the Closing Date and ending on the scheduled Loan Maturity Date for all such Identified Projects (other than the Meriden Project, the Hardee Project and the Kaufman Project), taken as a whole, of no less than 2.10 to 1.0 and 2.25 to 1.0, respectively, and (c) demonstrate a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for all such Identified Projects (other than the Meriden Project, the Hardee Project and the Kaufman Project), taken as a whole, of no less than 2.10 to 1.0 and 2.50 to 1.0, respectively.

         3.1.14 Financial Statements. Delivery to Lead Arranger of accurate and complete copies of (a) audited financial statements of NRG Energy for the fiscal year ending December 31, 2000 conforming to the requirements set forth in
Section 5.4.1(c) and (b) unaudited financial statements of the Member, the Portfolio Entities and the Affiliate Pledgors that are a party to any Credit Document as of the Closing Date as at March 31, 2000 conforming to the requirements set forth in Section 5.4.1(a), in each case in form and substance reasonably satisfactory to Lead Arranger, together with certificates from the appropriate Responsible Officer thereof, stating that such financial statements have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the Persons described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

         3.1.15 Establishment of Accounts. The Accounts required under the Depositary Agreement shall have been established to the satisfaction of Lead Arranger.

         3.1.16 No Material Adverse Change. Since December 31, 2000, no development, event or change in respect of NRG Energy, Borrower, any Portfolio Entity or any Identified Project has occurred that has caused or evidences, either individually or in the aggregate, a Sponsor Material Adverse Effect, a Borrower Material Adverse Effect or a Project Material Adverse Effect.

         3.1.17 Representations and Warranties. Each representation and warranty of NRG Energy, the Member, the Affiliate Pledgors and Portfolio Entities in any Credit Document shall be true and correct in all material respects as of the Closing Date (unless any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

         3.1.18 No Default. No Inchoate Default, Project Inchoate Default, Project Default or Event of Default shall have occurred and be continuing as of the Closing Date.

         3.1.19 No Litigation.

               (a) There shall be no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which any Portfolio Entity or the Member is a party or is subject, or by which any of them or any of their properties are bound.

               (b) There shall be no pending or, to the best knowledge of Borrower or NRG Energy, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which NRG Energy is a party or is subject, or by which it or its properties are bound which, if adversely determined to or against NRG Energy, could reasonably be expected to have a Sponsor Material Adverse Effect, other than those actions or proceedings set forth in Exhibit G-5 hereto, provided that the Arrangers shall have completed, and shall be satisfied with the results of, their due diligence investigation of such actions or proceedings as a condition to and prior to the Closing Date.

         3.1.20 Payment of Bank and Consultant Fees. Borrower shall have paid all outstanding amounts due and owing to (i) Banks, Administrative Agent and Lead Arranger under any fee letters or pursuant to Section 2.3, (ii) Banks' attorneys and consultants (including the Independent Consultants), for all services rendered and billed prior to the Closing Date and (iii) the Depositary Agent under the Depositary Agreement.

         3.1.21 Certificate of Independent Engineer. Delivery to Lead Arranger of the Independent Engineer's certificate with respect to the Identified Projects, in substantially the form of Exhibit F-5 hereto, with the Independent Engineer's report with respect to the Identified Projects attached thereto, confirming, in form and substance satisfactory to the Arrangers, the feasibility of the Identified Projects.

         3.1.22 No Downgrade. The senior unsecured non-credit enhanced long-term debt of NRG Energy shall be rated at least "BBB-" by S&P and "Baa3" by Moody's, and such debt obligations shall not have been placed in any "credit-watch with negative implications" or similar type of category by S&P or Moody's.

         3.1.23 NRG Fuel and Power Marketing Plan. Delivery to Administrative Agent of a plan prepared by an Affiliate of NRG Energy with respect to power marketing and fuel, which plan shall generally (a) describe Borrower's general marketing and risk management plan, (b) set forth Borrower's good faith assessment of the projected sales of power with respect to the Identified Projects and (c) set forth Borrower's good faith assessment of the fuel requirements with respect to the Identified Projects, which report shall be in form and substance reasonably satisfactory to the Arrangers.

         3.1.24 Corporate Services Agreement. Delivery to Administrative Agent of a true and correct copy of a Corporate Services Agreement, in substantially the form of Exhibit G-14 hereto (unless and to the extent otherwise agreed by the Technical Committee), duly executed, delivered and authorized by each party thereto.

     3.2 Conditions Precedent to the Initial Funding of each Subject Project. Subject to Section 3.12 (to the extent applicable), the obligation of Banks to make the initial Development Loans with respect to a particular Subject Project is subject to the prior satisfaction (or written waiver by Administrative Agent with the consent of Required Banks) of each of the following conditions (provided that the conditions precedent set forth in Sections 3.2.26 and 3.2.27 shall not be required to be satisfied in connection with any initial Development Loan for a Subject Project which has achieved Completion prior to the applicable Funding Date):

         3.2.1 Resolutions. Delivery to Administrative Agent of (a) a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to Administrative Agent, of the board of directors or other similar governing body of the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each of the relevant Affiliated Major Project Participants (if any), authorizing the execution, delivery and performance of the Operative Documents with respect to the relevant Subject Project and any instruments or agreements required hereunder or thereunder to which such Person is a party, certified by the appropriate officers of each such Person as being in full force and effect on the applicable Funding Date, or (b) in so far as any of the materials delivered pursuant to Section 3.1.1 or 6.5.2 are sufficient (in the reasonable discretion of Administrative Agent) to satisfy the requirements set forth in this Section 3.2.1, Borrower shall deliver a certificate by the appropriate officers that the resolutions or other authorizations delivered pursuant to Section 3.1.1 or 6.5.2 have not been amended, modified or revoked and remain in full force and effect as of the applicable Funding Date.

         3.2.2 Incumbency. Delivery to Administrative Agent of (a) a certificate, in form and substance reasonably satisfactory to Administrative Agent, from the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each of the relevant Affiliated Major Project Participants (if any), signed by the appropriate authorized officer of each such Person and dated the applicable Funding Date, as to the incumbency of the natural Persons authorized to execute and deliver the Operative Documents with respect to the relevant Subject Project and any instruments or agreements required hereunder or thereunder to which such Person is a party or (b) in so far as any of the certificates delivered pursuant to Section 3.1.2 or 6.5.2 are sufficient (in the reasonable discretion of Administrative Agent) to satisfy the requirements set forth in this Section 3.2.2, Borrower shall deliver a certificate by the appropriate officers that the certificates delivered pursuant to Section 3.1.2 or 6.5.2 have not been amended, modified or revoked and remains in full force and effect as of the applicable Funding Date.

         3.2.3 Formation Documents. Delivery to Administrative Agent of (a) copies of the articles of incorporation or certificate of incorporation, certificate of formation or charter or other state certified constituent documents of the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each other relevant Affiliated Major Project Participant (if any), certified, if requested by Administrative Agent, by the secretary of state of such Person's state of formation or incorporation, as the case may be, and (b) copies of the Bylaws or other comparable constituent documents of each such Person, certified by its secretary or an assistant secretary, or (c) in so far as any of the governing documents delivered pursuant to Section 3.1.3 or 6.5.2 are sufficient (in the reasonable discretion of Administrative Agent) to satisfy the requirements set forth in this Section 3.2.3, Borrower shall deliver a certificate by the appropriate officers that the governing documents delivered pursuant to Section 3.1.3 or
6.5.2 have not been amended, modified or revoked and remain in full force and effect as of the applicable Funding Date.

         3.2.4 Good Standing Certificates. Delivery to Administrative Agent of certificates issued by the secretary of state of the state in which the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each other Major Project Participant (if any) with respect to the relevant Subject Project are formed or incorporated, as the case may be, together with certificates issued by the secretary of state of the state where such Subject Project is located, in each case (a) dated no more than 30 days prior to the applicable Funding Date and (b) certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states (provided that, with respect to any Major Project Participant, which is not an Affiliate of NRG Energy, no such certificates shall be required if such Major Project Participant is not required to qualify to do business in such state in order to perform its obligations under any Project Document with respect to such Subject Project to which it is a party or where such Major Project Participant is not the type of Person for which a good standing certificates is reasonably available).

         3.2.5 Third Party Consents. Delivery to Administrative Agent of a copy of any approval (other than any Consent) by any Person (including any Governmental Authority) required as of the applicable Funding Date in connection with any transaction herein contemplated with respect to the relevant Project Owner or Subject Project, which approvals shall be in form and substance reasonably satisfactory to Administrative Agent.

         3.2.6 Operative Documents.

               (a) Delivery to Administrative Agent of a true and correct copy of all documents, instruments, supplements or amendments necessary to create a valid and perfected first priority Lien on the assets related to the relevant Subject Project or to be acquired with the proceeds of the requested Development Loan, and all other Collateral relating to the relevant Project Owner or Subject Project then in existence (including the creation of a valid and perfected first priority Lien on the relevant Accounts and the relevant Pledged Equity Interests); provided, that unless a Mortgage Event has occurred and is continuing, with respect to any Subject Project located in the State of New York, no Deeds of Trust or Mortgages shall be required in any circumstance where Borrower reasonably determines and certifies (as verified by the Technical Committee) that the documentation, filing, recording and other fees and expenses reasonably anticipated to be incurred by any Portfolio Entity in connection with the drafting, negotiating, filing and recording of any such Deed of Trust or Mortgage are materially greater in the State of New York than the fees and expenses customarily incurred by borrowers in respect of real property located in other jurisdictions in the United States; provided, however, that, at all times, Deeds of Trust or Mortgages, as the case may be, shall be required to be maintained on the real property interests underlying at least 50% of the Approved Projects then in existence (which percentage shall based on the amount of Loan proceeds attributable and allocated to, or contemplated to be attributable or allocated to, such Approved Projects).

               (b) If the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Project pursuant to Option A set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of the relevant Turn-key EPC Contract in substantially the form of Exhibit G-12A hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Turn-key EPC Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (c) If the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Project pursuant to Option B set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of (i) the relevant Alternative Turn-key Contract in substantially the form of Exhibit G-12B hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Alternative Turn-key Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee) and (ii) the relevant Turbine Purchase Contract(s), together with a Consent and Agreement relating to each such Turbine Purchase Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (d) If the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Project pursuant to Option C set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of (i) the relevant Capped Turn-key Contract in substantially the form of Exhibit G-12C hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Capped Turn-key Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee) and (ii) the relevant Turbine Purchase Contract(s), together with a Consent and Agreement relating to each such Turbine Purchase Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (e) If the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Project pursuant to Option D set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of (i) the relevant Supported Turn-key Contract in substantially the form of Exhibit G-12D hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Supported Turn-key Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee), (ii) the relevant Turbine Purchase Contract(s), together with a Consent and Agreement relating to each such Turbine Purchase Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee) and (iii) a written acknowledgement, in form and substance reasonably satisfactory to the Technical Committee, duly executed by a Responsible Officer of NRG Energy, that the relevant Subject Project shall be included with the obligations undertaken pursuant to Section 2.1.7 of the NRG Energy Equity Undertaking.

               (f) If the real property rights underlying the relevant Subject Project have been acquired pursuant to a Lease, delivery to Administrative Agent of a true and correct copy of the relevant Lease, together with a Consent and Agreement relating to such Lease (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (g) If any Person has agreed to provide major maintenance and overhaul services for the relevant Subject Project (or any material portion thereof) as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Maintenance Contracts, together with a Consent and Agreement relating to each such Maintenance Contract (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (h) If the relevant Project Owner is a party to any Major Fuel Supply Contract as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Major Fuel Contracts, together with a Consent and Agreement relating to each such Major Fuel Supply (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (i) If the relevant Project Owner is a party to any Major Fuel Transportation Agreement as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Major Fuel Transportation Agreements, together with a Consent and Agreement relating to each such Major Fuel Transportation Agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (j) If the relevant Project Owner is a party to any Major Power Purchase Agreements as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Major Power Purchase Agreements, together with a Consent and Agreement relating to each such Major Power Purchase (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (k) Delivery to Administrative Agent of a true and correct copy of the relevant O&M Agreement in substantially the form of Exhibit G-13 hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such O&M Agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (l) Delivery to Administrative Agent of a true and correct copy of the relevant electric transmission agreements (to the extent the relevant Project Owner is a party to any such agreements as of the applicable Funding
Date) and interconnection agreements,
together with a Consent and Agreement relating to each such agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (m) Delivery to Administrative Agent of a true and correct copy of the relevant material water supply agreements (unless and to the extent otherwise agreed by the Technical Committee (which agreement may be based on whether the relevant Project Owner has demonstrated to the Technical Committee that there exists a sufficient and available water supply at the Site of the Subject Project)), together with a Consent and Agreement relating to each such agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (n) Delivery to Administrative Agent of a true and correct copy of the relevant Power Marketing Agreement, together with a Consent and Agreement relating to each such agreement in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (o) Delivery to Administrative Agent of a true and correct copy of (i) each other Major Project Document which is contemplated to be in existence as of the applicable Funding Date under the Base Case Project Projections to be delivered pursuant to Section 3.2.21 and (ii) each Fuel Management Agreement which is contemplated to be in existence as of the applicable Funding Date under the relevant reports and plans referred to in Sections 3.2.12 and 3.2.15.

               (p) If the relevant Project Owner is a Subsidiary of an Affiliate Pledgor, delivery to Administrative Agent of a true and correct copy of an Intercompany Loan Agreement (Borrower), in substantially the form of Exhibit Q hereto, pursuant to which Borrower shall agree to lend the proceeds of each Development Loan and Working Capital Loan related to the relevant Subject Project to the relevant Project Owner and the relevant Project Owner shall agree to prepay the loans made thereunder with the proceeds of all Project Revenues and Loss Proceeds related to the relevant Subject Project (it being acknowledged that such loans shall be subordinate to the prior payment in full of the Obligations in a manner satisfactory to the Technical Committee).

               (q) If the relevant Project Owner is a Subsidiary of an Affiliate Pledgor, delivery to Administrative Agent of a true and correct copy of an Intercompany Loan Agreement (Affiliate), in substantially the form of Exhibit R hereto, pursuant to which the Project Owner shall agree to lend the proceeds of all Project Revenues and Loss Proceeds related to the relevant Subject Project to Borrower if all of the loans made under the applicable Intercompany Loan Agreement (Borrower) shall have been repaid in full (it being acknowledged that such loans shall be subordinate to the prior payment in full of the Obligations in a manner satisfactory to the Technical Committee).

               (r) Delivery to Administrative Agent of (i) each Affiliate Subordination Agreement (which agreements shall be in substantially the form of Exhibit D-6 hereto) and (ii) each amendment to existing Affiliate Subordination Agreements (which amendments shall be in form and substance reasonably satisfactory to the Technical Committee), if any, necessary to subordinate that portion of payment owed by the relevant Project Owner to an Affiliate of NRG Energy constituting profits (excluding any development fees or construction management fees which are set forth and provided for in any such Subject Project's Project Budget, Maintenance Budget or Annual Operating Budget, as the case may be) to the prior payment of the Obligations when and due hereunder.

               (s) Subject to the first proviso to Section 3.2.6(a), all actions shall have been taken to provide Administrative Agent, for the benefit of Secured Parties, with a valid and perfected first priority Lien on the assets related to the relevant Subject Project or to be acquired with the proceeds of the requested Development Loan, and all other Collateral relating to the relevant Project Owner or Subject Project then in existence, including, to the extent necessary, (i) the filing of UCC-1, UCC-2 or UCC-3 financing statements, as applicable, with respect to such assets and Collateral with the secretary of state and/or other appropriate filing office in the state in which such Subject Project and/or assets are located, in the state of formation of the relevant Project Owner or the state in which such Project Owner's principal place of business is located and the execution, delivery and recordation of the relevant Deed of Trust or Mortgage (if applicable) and (ii) fixture filings with respect to such Subject Project.

               (t) Delivery to Administrative Agent of true and correct copies of each Project Document with respect to the relevant Subject Project in effect as of the applicable Funding Date (unless and to the extent otherwise agreed by the Technical Committee), certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the applicable Funding Date. Such certificate shall also state that neither the relevant Project Owner nor, to the best knowledge of Borrower, any other party to any such Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under such Project Documents then required to have been performed have been satisfied.

               (u) Delivery to Administrative Agent of (i) all shared use agreements and/or joint ownership agreements reasonably requested by the Technical Committee evidencing the relevant Project Owner's interests, rights and obligations with respect to any shared facilities incorporated into or used with respect to the relevant Subject Project and (ii) all intercreditor agreements and/or non-disturbance agreements reasonably requested by the Technical Committee establishing the relative rights and remedies between Administrative Agent and any other Persons with interests in any such shared facilities or other properties incorporated into or used with respect to such Subject Project, in each case in form and substance reasonably satisfactory to the Technical Committee (it being acknowledged and agreed that the Technical Committee shall only request such agreements if there are or will be shared facilities incorporated into or used with respect to the relevant Subject Project).

               (v) Delivery to Administrative Agent of a true and correct copy of a Corporate Services Agreement, in substantially the form of Exhibit G-14 hereto (unless and to the extent otherwise agreed by the Technical Committee), together with a Consent and Agreement relating to such agreement in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (w) Delivery to Administrative Agent of a true and complete copy of a Project Owner Guaranty, in substantially the form of Exhibit D-2A hereto, duly executed by the relevant Project Owner.

               (x) Delivery to Administrative Agent of a true and complete copy of a joinder agreement, in substantially the form of Exhibit E to the Depositary Agreement, duly executed by the relevant Project Owner.

               (y) In the case of the initial Subject Project (but only if no Approved Project exists as of the applicable Funding Date), delivery to Administrative Agent of a true and complete copy of a Funds Administration Agreement, in substantially the form of Exhibit F to the Depositary Agreement, duly executed by Borrower and the relevant Project Owner.

               (z) In the case of any Subject Project (unless the relevant Project Owner is a party to the Funds Administration Agreement as of the applicable Funding Date), delivery to Administrative Agent of a true and complete copy of a joinder agreement in respect of the Funds Administration Agreement, in form and substance reasonably satisfactory to Administrative Agent, duly executed by the relevant Project Owner.

Unless otherwise specified above, all the Credit Documents and Major Project Documents specified above shall be in form and substance reasonably satisfactory to the Technical Committee and shall have been duly authorized, executed and delivered by the parties thereto.

         3.2.7 Certificate of Borrower. Administrative Agent shall have received a certificate, dated as of the applicable Funding Date, duly executed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-2 hereto.

         3.2.8 Legal Opinions.

               (a) Without duplication of any legal opinions of counsel delivered to Administrative Agent pursuant to Section 3.1.10 or 3.4.2, delivery to Administrative Agent of legal opinions of counsel to (i) the Portfolio Entities and Affiliate Pledgors that are party to Operative Documents relating to the relevant Project Owner or Subject Project and (ii) each Affiliated Major Project Participant that is a party to an Operative Document delivered pursuant to Section 3.2.6, in each case in form and substance satisfactory to the Technical Committee.

               (b) Delivery to Administrative Agent of legal opinions of counsel to each Major Project Participant designated by the Technical Committee that is a party to a Major Project Document delivered pursuant to Section 3.2.6, in each case in substantially the form of Exhibit B to Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

         3.2.9 Insurance. Delivery to Administrative Agent of the Insurance Consultant's certificate with respect to the relevant Subject Project, in substantially the form of Exhibit F-4 hereto, which certificate shall confirm that insurance with respect to the relevant Subject Project complying with the terms and conditions set forth in Exhibit K hereto shall be in full force and effect, and Administrative Agent and Insurance Consultant shall have received certificates of insurance, in form and substance reasonably satisfactory to Administrative Agent, identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit K hereto and describing the insurance obtained, each signed by the insurer or a broker authorized to bind the applicable insurer.

         3.2.10 Certificate of the Independent Engineer. Delivery to Administrative Agent of the Independent Engineer's certificate with respect to the relevant Subject Project, in substantially the form of Exhibit F-6 hereto, with the Independent Engineer's report with respect to such Subject Project attached thereto (which report shall (a) assess the technical aspects of such Subject Project, (b) contain assumptions and conclusions substantially similar to those set forth in Exhibit G-7 hereto and (c) not otherwise contain any materially negative conclusions, conclusions which are inconsistent with the conclusions set forth in Exhibit G-7 hereto, unfavorable conclusions with respect to the technical capabilities of the Turbine(s) assigned to such Subject Project or conclusions which do not support the reasonableness of the Permit Schedule, the Base Case Project Projections, the Project Budget or the Project Schedule contemplated to be delivered pursuant to Section 3.2.16, 3.2.21 or 3.2.22, as the case may be).

         3.2.11 Reports of the Environmental Consultant. Delivery to Administrative Agent of (a) Borrower's Environmental Consultant's Phase I reports with respect to the relevant Subject Project, together with a corresponding reliance letter from such Environmental Consultant (which letter shall be in form and substance reasonably satisfactory to Administrative Agent), confirming that no evidence was found of Hazardous Substances, on or under the Site of such Subject Project or (b) if evidence was found of Hazardous Substances in, on or under such real property pursuant to such Phase I environmental report or such report otherwise indicates that a Phase II environmental review is warranted, (i) a Phase II environmental report with respect to such real property, together with a corresponding reliance letter from such Environmental Consultant (which letter shall be in form and substance reasonably satisfactory to Administrative Agent), confirming, either (A) to the reasonable satisfaction of Administrative Agent, that no Hazardous Substances were found in, on or under such real property or (B) to the reasonable satisfaction of the Technical Committee, matters otherwise identified by the Technical Committee or (ii) an environmental indemnity agreement, in form and substance satisfactory to the Technical Committee, pursuant to which, among other things, an indemnitor satisfactory to Administrative Agent indemnifies the Portfolio Entities and Banks from any and all claims, losses, diminution in value in such real property, damages or other liabilities relating to or arising from Hazardous Substances then in, on or under such real property or otherwise caused by or attributable to such indemnitor.

         3.2.12 Certificate of the Fuel Consultant. Delivery to Administrative Agent of the Fuel Consultant's certificate with respect to the relevant Subject Project, in substantially the form of Exhibit F-7 hereto, with the Fuel Consultant's report with respect to such Subject Project attached thereto (which report shall (a) assess the fuel requirements of such Subject Project and the ability of the Project Owner to satisfy such requirements, (b) contain assumptions and conclusions substantially similar to those set forth in Exhibit G-8 hereto and (c) not otherwise contain any materially negative conclusions, conclusions which are inconsistent with the conclusions set forth in Exhibit G-8 hereto or conclusions which do not support the reasonableness of the Base Case Project Projections, the Project Budget or the Project Schedule contemplated to be delivered pursuant to Section 3.2.21 or 3.2.22, as the case may be, or which are materially inconsistent with the fuel plan contemplated to be delivered pursuant to Section 3.2.15).

         3.2.13 Certificate of Power Marketing Consultant. Delivery to Administrative Agent of a Power Marketing Consultant's certificate with respect to the relevant Subject Project, in substantially the form of Exhibit F-8 hereto, with a Power Marketing Consultant's report with respect to such Subject Project attached thereto (which report shall (a) assess the demand for the power to be generated by such Subject Project, (b) contain assumptions and conclusions substantially similar to those set forth in Exhibit G-9 hereto and (c) not otherwise contain any materially negative conclusions, conclusions which are inconsistent with the conclusions set forth in Exhibit G-9 hereto or conclusions which do not support the reasonableness of the Base Case Project Projections, the Project Budget or the Project Schedule contemplated to be delivered pursuant to Section 3.2.21 or 3.2.22, as the case may be, or which are materially inconsistent with the power marketing plan contemplated to be delivered pursuant to Section 3.2.14).

         3.2.14 Power Marketing Plan. Delivery to Administrative Agent of a plan prepared by an Affiliate of NRG Energy with respect to power marketing, which plan shall (a) set forth Borrower's good faith assessment of the projected sales of power with respect to the relevant Subject Project and (b) be substantially in the form of Exhibit G-10 hereto and otherwise satisfactory in form and substance to the Technical Committee and the Power Marketing Consultant.

         3.2.15 Fuel Plan. Delivery to Administrative Agent of a plan prepared by an Affiliate of NRG Energy with respect to fuel, which plan shall (a) set forth Borrower's good faith assessment of the fuel requirements, costs and sources for the relevant Subject Project and (b) be substantially in the form of Exhibit G-11 hereto and otherwise satisfactory in form and substance to the Technical Committee and the Fuel Consultant.

         3.2.16 Schedule of Applicable Permits and Applicable Third Party
Permits.

               (a) Delivery to Administrative Agent of the schedule(s) of Permits required to construct, own and operate the relevant Subject Project or required to be obtained by any Person that is party to any Major Project Document with respect to such Subject Project in order to perform its obligations thereunder (a "Permit Schedule"), in form and substance reasonably satisfactory to the Technical Committee, together with (i) copies of each Applicable Permit listed on Part I(A) of such Permit Schedule, each in form and substance reasonably satisfactory to the Technical Committee, and (ii) legal opinions of counsel to the Portfolio Entities with respect to the matters described in the next sentence, each in form and substance satisfactory to the Technical Committee. The relevant Project Owner (or such other Person responsible for constructing and operating the relevant Subject Project) shall have duly obtained or been assigned, and there shall be in full force and effect in the relevant Project Owner's (or such other Person responsible for constructing and operating the relevant Subject Project) name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to result in material modification or revocation of, and all applicable appeal periods shall have expired with respect to, the Applicable Permits for such Subject Project set forth on Part I(A) of such Permit Schedule, constituting in the Technical Committee's reasonable opinion all of the Applicable Permits for such Subject Project as of the applicable Funding Date.

               (b) Each Major Project Participant with respect to which responsibility for an Applicable Third Party Permit is indicated in Part I(B) of such Permit Schedule shall have duly obtained or been assigned such Applicable Third Party Permit and there shall be in full force and effect in such Person's name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to result in material modification or revocation of, and all applicable appeal periods shall have expired with respect to, each Applicable Third Party Permit for such Subject Project set forth on Part I(B) of such Permit Schedule, constituting in the Technical Committee's reasonable opinion all of the Applicable Third Party Permits for such Subject Project as of the applicable Funding Date.

               (c) Part II(A) of such Permit Schedule shall list all other Permits required by the relevant Project Owner or other Person responsible for constructing and operating such Subject Project to construct, own and operate such Subject Project as contemplated by the Operative Documents. Part II(B) of such Permit Schedule shall list all other material Permits required by any other Major Project Participant with respect to such Subject Project to perform its obligations under the Operative Documents with respect to such Subject Project to which it is a party. The Permits listed in Parts II(A) and II(B) of such Permit Schedule shall either (a) in the Technical Committee's reasonable opinion, be timely obtainable at a cost consistent with the applicable Project Budget without material difficulty or delay prior to the time the relevant Project Owner or the applicable other Major Project Participant, as applicable, requires such Permits, or (b) there shall exist alternative solutions (the expected cost of which is reflected in the applicable Project Budget) reasonably satisfactory to the Technical Committee which would eliminate the need for such Permit.

               (d) Except as disclosed in such Permit Schedule, the Permits listed in Parts I(A) and I(B) of such Permit Schedule shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Project Material Adverse Effect in respect of the relevant Project Owner or result in such Subject Project being operated in a manner substantially inconsistent with the assumptions underlying the Base Case Project Projections.

         3.2.17 No Change in Tax Laws. No change shall have occurred, since the date upon which this Agreement was executed and delivered, in any law or regulation or interpretation thereof that would subject any Bank to any material Tax or Other Tax the payment of which is not the ultimate responsibility of Borrower.

         3.2.18 Payment of Fees. All taxes, fees and other costs payable in connection with the making of the requested Development Loans and the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.2 shall have been paid in full or, as approved by the Technical Committee, provided for.

         3.2.19 Financial Statements. Delivery to Administrative Agent of accurate and complete copies of (a) the most recent annual financial statements (audited if available) or Form 10-K filed with the Securities and Exchange Commission and (b) the most recent quarterly financial statements or Form 10-Q filed with the Securities and Exchange Commission, in each case of the relevant Project Owner, the relevant Affiliate Pledgor (if any), each Affiliated Major Project Participant (if any) that are a party to an Operative Document delivered pursuant to Section 3.2.6 and, to the extent reasonably obtainable, each Major Project Participant (or their respective parent entities) that is a party to a Major Project Document delivered pursuant to Section 3.2.6, together with, in the case of any such Project Owner, Affiliate Pledgor or Affiliated Major Project Participant, certificates from the appropriate Responsible Officer thereof, stating that such financial statements have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the Persons described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

         3.2.20 UCC Reports. Delivery to Administrative Agent of a UCC report of a date reasonably close to the applicable Funding Date for each of the jurisdictions in which any UCC-1 financing statements or amendments thereto are intended to be filed in respect of the Collateral described in Section 3.2.6(a), confirming that upon due filing or recording (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the relevant Collateral Documents will be prior to all other financing statements or other security documents wherein the security interest is perfected by filing in respect of such Collateral.

         3.2.21 Base Case Project Projections. Delivery to Administrative Agent of the combined Base Case Project Projections of operating expenses and cash flow for the relevant Subject Project and all other Approved Projects, in substantially the form of those Base Case Project Projections delivered pursuant to Section 3.1.13 and otherwise in form and substance satisfactory to the Technical Committee, which satisfy the following conditions:

         (a) with respect to the proposed funding of any Subject Project, demonstrating a minimum and average projected annual Interest Coverage Ratio over the period of time commencing on the first January 1 or July 1, as the case may be, to occur after the applicable Funding Date and ending on the scheduled Loan Maturity Date for such Subject Project and all such Approved Projects (taken as a whole) of no less than 2.10 to 1.0 and 2.25 to 1.0, respectively;

         (b) with respect to the proposed funding of any Subject Project, demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for such Subject Project and all such Approved Projects (taken as a whole) of no less than 2.10 to 1.0 and 2.50 to 1.0, respectively;

         (c) with respect to the proposed funding of any Subject Project which is an Identified Project, demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for such Subject Project which is not materially worse than the minimum and average projected annual Deemed Debt Service Coverage Ratios in respect of such Subject Project set forth in the Base Case Project Projections delivered pursuant to Section 3.1.13; and

         (d) with respect to the proposed funding of any Subject Project which is a Non-Identified Project, demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for such Subject Project of no less than 2.00 to 1.0.

         3.2.22 Project Schedules; Project Budgets; Operating Budgets(a) . (a) If the relevant Subject Project has not achieved Provisional Acceptance as of the applicable Funding Date, delivery to Administrative Agent of (i) a Project Schedule for the relevant Subject Project, updated from the applicable Project Schedule submitted for such Subject Project pursuant to Section 3.1.12 (if any), and (ii) a Project Budget for such Subject Project, updated from the applicable budget submitted for such Project pursuant to Section 3.1.11 (if any), in each case in form and substance reasonably satisfactory to the Technical Committee.

               (b) If the relevant Subject Project has achieved Provisional Acceptance as of the applicable Funding Date, delivery to Administrative Agent of an Annual Operating Budget prepared in a manner consistent with, and in compliance with the requirements of, Section 5.11 and otherwise in form and substance reasonably satisfactory to the Technical Committee.

         3.2.23 Real Estate Rights; A.L.T.A. Surveys. The Technical Committee shall (a) be reasonably satisfied that the relevant Project Owner shall have obtained all real estate rights necessary for construction and operation of the relevant Subject Project (other than (i) such rights as can be obtained through eminent domain proceedings or (ii) rights, the procurement of which, in the Technical Committee's reasonable judgment, is not subject to the discretion of any third party, and in the case of either clause (i) or (ii) above, the Technical Committee shall be reasonably satisfied that any rights which have not been obtained can be obtained without material difficulty or delay by the time they are needed), and (b) have received A.L.T.A. surveys of the Site and, unless not required by the Technical Committee, the Easements with respect to such Subject Project in existence on the applicable Funding Date (which surveys shall be reasonably current and in form and substance reasonably satisfactory to the Technical Committee and the Title Insurer), certified to the Technical Committee by a licensed surveyor reasonably satisfactory to the Technical Committee, showing (A) as to such Site, the exact location and dimensions thereof (including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located); (B) as to such Easements in existence on the applicable Funding Date, the exact location and dimensions thereof (including the location of all means of access thereto, and all improvements or other encroachments in or on such Easements in existence on the applicable Funding Date); (C) the existing utility facilities servicing such Subject Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (D) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (E) whether such Site or any portion thereof is located in a special earthquake or flood hazard zone; and (F) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than

Permitted Encumbrances with respect to such Subject Project; provided, however, that the matters described in clauses (B) and (E) of this subsection (b) may be shown by separate maps, surveys or other information reasonably satisfactory to the Technical Committee, and the surveyor shall not be required to certify as to the location of any easements, foundations, improvements, encroachments, utilities or other matters which do not exist as of the applicable Funding Date.

         3.2.24 Title Policies. (i) With respect to any Subject Project which will be, or is required pursuant to the terms hereof to be, encumbered by a Deed of Trust or Mortgage, delivery to Administrative Agent of a lender's A.L.T.A. policy of title insurance (with, in the case of Easements with respect to which A.L.T.A. surveys were not required by the Technical Committee pursuant to
Section 3.2.23, appropriate survey exceptions), together with such endorsements as are reasonably required by the Technical Committee (and, in any event, without a mechanics' or materialmen's exception included in such title policy, except where applicable Governmental Rules prevent the deletion of such exception), or commitment to issue such policy, dated as of the applicable Funding Date, (1) in an amount equal to 65% of the aggregate amount of Project Costs set forth in the Project Budget contemplated by Section 3.2.22 (or such other lesser amount as is reasonably acceptable to the Technical Committee) and
(2) with such reinsurance as is reasonably satisfactory to the Technical Committee, issued by the Title Insurer in form and substance reasonably satisfactory to the Technical Committee, insuring (or agreeing to insure) that:

               (a) the relevant Project Owner has an insurable fee or leasehold title to or right to control, occupy and use the Site and the Easements with respect to such Subject Project, free and clear of liens, encumbrances or other exceptions to title (other than (i) Permitted Liens described in clause (a), (b) or (e) of the definition thereof, (ii) those permitted pursuant to this Section
3.2.24 and (iii) those reasonably satisfactory to the Technical Committee and specified on such policy); and

               (b) to the extent applicable, the Deed of Trust or Mortgage, as the case may be, with respect to such Subject Project creates (or will create when recorded) a valid first lien on the Mortgaged Property with respect to such Subject Project, free and clear of all liens, encumbrances and exceptions to title whatsoever (other than those encumbrances permitted pursuant to Section 3.2.24(a)), or

         (ii) With respect to any Subject Project which will not be encumbered by a Deed of Trust or Mortgage (as permitted by Sections 3.2.6(a) and 5.12.3), delivery to Administrative Agent of a true and correct copy of an owner's A.L.T.A. policy of title insurance in respect of such Subject Project, which policy shall (A) provide the relevant Project Owner with the types and amounts of coverages described in Section 3.2.24(i)(a) above and (B) otherwise be in form and substance reasonably satisfactory to the Technical Committee.

         3.2.25 Regulatory Status. The relevant Subject Project (a) (i) shall have complied with the requirements of 18 C.F.R. ss. 292.207 required to be complied with as of the applicable Funding Date and (ii) Borrower shall have delivered to Administrative Agent, in form and substance satisfactory to the Technical Committee, either (A) a certificate of FERC certifying such Subject Project as a Qualifying Facility, or (B) documentation evidencing the self-certification of such Subject Project as a Qualifying Facility and a legal opinion of counsel to the relevant Project Owner with respect to the effectiveness of such documentation to qualify such Subject Project as a Qualifying Facility or (b) (1) shall be an Eligible Facility (and the relevant Project Owner shall have received a determination that it is an Exempt Wholesale Generator) or (2) shall be capable of becoming an Eligible Facility, and Administrative Agent shall have received a legal opinion of counsel to the relevant Project Owner in form and substance reasonably satisfactory to the Technical Committee to the effect that there exists no reasonable basis for FERC to deny an application filed by such Project Owner for Exempt Wholesale Generator status.

         3.2.26 Notice to Proceed. The Contractors with respect to the relevant Subject Project shall have been (or shall concurrently be) given an unconditional notice to proceed or otherwise been (or concurrently will be) unconditionally directed to begin performance under the Prime Construction Contracts to which it is a party on or prior to the applicable Funding Date, and Administrative Agent shall have received reasonably satisfactory written evidence thereof.

         3.2.27 Utilities. Delivery to Administrative Agent of evidence reasonably acceptable to the Technical Committee showing that all gas and electrical interconnection and utility services necessary for the construction and the operation of the relevant Subject Project for its intended purposes are available at such Subject Project or will be so available as and when required upon commercially reasonable terms consistent with the Project Budget and Project Schedule contemplated by Section 3.2.22 and the Base Case Project Projections contemplated by Section 3.2.21.

         3.2.28 Election of Applicable Ratio. At least four Banking Days prior to the applicable Funding Date, Borrower shall have delivered to Administrative Agent a properly completed Ratio Election Certificate, dated as of the applicable Funding Date and signed by a Responsible Officer of Borrower, pursuant to which Borrower shall certify, among other things, after taking into consideration the making of the Development Loans being requested, (a) to the then current Deemed Development Loan Ratio, (b) to the then current Applicable Development Loan Ratio for such Subject Project and each other Approved Project,
(c) to the then current Blended Development Loan Ratio for all Approved Projects, (d) to the then current Blended Ratio for all Approved Projects and
(e) to the then current Capped Commitment Amount.

         3.2.29 Diversified Revenue Requirements. After taking into consideration the making of the requested Development Loan, as of the applicable Funding Date, no more than 40% of the Portfolio Megawatts, and no more than 30% of the EBITDA of Portfolio Entities, shall be attributable to Approved Projects with an (a) actual or projected capacity factor of less than 10% in any three years and (b) average capacity factor of less than 20% over all years, in each case during the 25 year period commencing on the date of Provisional Acceptance or date of acquisition of the Approved Project most recently achieving Provisional Acceptance or acquired in accordance with the terms hereof.

         3.2.30 Updated Exhibits. Borrower shall have delivered to Administrative Agent a supplement to (a) Exhibit K hereto (which Exhibit shall be automatically amended without further action to give effect to such supplement on the applicable Funding Date) reflecting any additional or revised insurance policies required by the Insurance Consultant in respect of the relevant Subject Project, (b) Exhibit G-6 hereto (which Exhibit shall be automatically amended without further action to give effect to such supplement on the applicable Funding Date) referencing the environmental reports in respect of such Subject Project that were delivered to Administrative Agent pursuant to
Section 3.2.11 and (c) Exhibit D-5 hereto (which Exhibit shall be automatically amended without further action to give effect to such supplement on the applicable Funding Date) reflecting the filings and recordings required to be made to perfect security interests in the Collateral described in Section 3.2.6(a), in each case which supplement shall be in form and substance reasonably satisfactory to the Technical Committee.

         3.2.31 Joint Venture Projects (Joint Ownership of Project Owner). In the case of a Subject Project owned by a Project Owner which is not Borrower or a wholly-owned Subsidiary of Borrower, (a) Administrative Agent shall have received the organizational and governing documents relating to the joint ownership, operation or governance of such Project Owner (collectively, the "Co-Ownership Organization Documents"), in form and substance reasonably satisfactory to the Technical Committee, (b) such Co-Ownership Organization Documents shall vest sole control over such Project Owner and the Subject Project in the shareholder, member or partner, as the case may be, which is Borrower or a Subsidiary of Borrower (the "NRG Co-Project Owner"), provided that decisions related to (i) the dissolution, liquidation, sale or merger of such Project Owner, (ii) the admission or substitution of a new shareholder, member or partner, as the case may be, (iii) the sale or refinancing of such Subject Project), (iv) material capital expenditures, (v) the incurrence of indebtedness (other than any indebtedness under any of the Credit Documents) other than in the ordinary course of business and individually in an aggregate principal amount in excess of $10,000,000, (vi) the change in the nature of the relevant Project Owner's business and (vii) any matter which each shareholder, member or partner, as the case may be, must approve or consent to as a matter of applicable law, in each case may be subject to the approval or consent of each of or a supermajority of the applicable shareholders, members or partners, as the case may be, (c) the NRG Co-Project Owner owns more than 50% of the equity interests in such Project Owner, (d) each of the shareholders, members or partners, as the case may be, of such Project Owner (collectively, the "Co-Project Owners") has executed and delivered all documents, instruments, supplements and amendments necessary to create a valid and perfected first priority Lien in favor Administrative Agent, for the benefit of Secured Parties, on each such Co-Project Owners' equity interests in the Project Owner and, subject to the proviso set forth in Section 3.2.6(a), the assets of the Project Owner and (e) each Co-Project Owner shall be a special purpose vehicle which shall have no assets or liabilities other than its equity interests in such Project Owner and whose sole purpose is the ownership and maintenance of such equity interests (the requirements set forth in clauses (a) through (e) shall herein be referred to, collectively, as the "Co-Project Owner Requirements").

         3.3 Conditions Precedent to Each Development Credit Event. The obligation of Banks to make each Development Loan (including the initial Development Loan for each Approved Project) (a "Development Credit Event") is subject to the prior satisfaction (or written waiver by Administrative Agent with the consent of Required Banks) of each of the following conditions (provided that (a) the conditions precedent set forth in Sections 3.3.3, 3.3.4, 3.3.5, 3.3.7, 3.3.8 and 3.3.11 shall not be required to be satisfied in connection with any initial Development Loan for an Approved Project, (b) the conditions precedent set forth in Section 3.3 shall not be required to be satisfied in connection with any initial Development Loan for any


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

Subject Acquisition, so long as the proceeds of such initial Development Loan are solely to be used to make payments due under the relevant Acquisition Documents and pay related transaction costs and (c) the conditions precedent set forth in Section 3.3 shall not be required to be satisfied in connection with any Development Loan for any Major Maintenance):

         3.3.1 Notice of Development Loan Borrowing. Borrower shall have delivered a Notice of Development Loan Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.

         3.3.2 Development Drawdown Certificate and Engineer's Certificate. (a) At least seven Banking Days prior to each Development Credit Event, Borrower shall have provided Administrative Agent with a certificate, dated the applicable Funding Date and signed by a Responsible Officer of Borrower, substantially in the form of Exhibit C-5 hereto, in respect of each Approved Project for which a disbursement of funds is being requested and (b) at least four Banking Days prior to each Development Credit Event, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, dated the applicable Funding Date and signed by an authorized representative of the Independent Engineer, substantially in the form of Exhibit C-6 hereto. Such certificates shall certify, among other things, that:

         (i) after taking into consideration the making of the Development Loans being requested, Available Development Funds are not less than the aggregate unpaid amount of Project Costs required to cause the Completion Date of all Approved Projects that have not achieved Completion to occur in accordance with all Legal Requirements, the relevant Prime Construction Contracts and the terms of the Credit Documents prior to the earlier of the Loan Maturity Date and guaranteed completion date with respect to each such Approved Project set therefor in such Approved Project's Project Schedule and to pay or provide for all anticipated non-construction Project Costs as to each such Approved Project (as determined by reference to such Approved Project's then current Project Schedule and Project Budget);

         (ii) the aggregate amount of Project Costs for each such Approved Project (excluding expenses not allocable to a particular Approved Project) for which the disbursement of funds is being requested is not projected to exceed 110% of the anticipated aggregate amount of Project Costs for such Approved Project as set forth in such Approved Project's Project Budget delivered pursuant to Section 3.2 or 3.5; and

         (iii) the aggregate amount of Project Costs for all Approved Projects then under construction is not projected to exceed 105% of the anticipated aggregate amount of Project Costs for all such Approved Projects as set forth in the respective Project Budgets delivered pursuant to Section 3.2 or 3.5;

provided, however, that if the condition described in clause (ii) or (iii) above is not satisfied with respect to the relevant Approved Project for which funds are being requested, such condition shall be deemed to be satisfied if (A) Borrower demonstrates to the reasonable satisfaction of the Technical Committee that (1) the minimum and average projected annual Interest Coverage Ratios over the period of time commencing on the first January 1 or July 1, as the case may be, to occur after the applicable Funding Date and ending on the scheduled Loan Maturity Date for the relevant Approved Project and all Approved Projects (taken as a whole) are not less than 2.10 to 1.0 and 2.25 to 1.0, respectively and (2) the minimum and average projected annual Deemed Debt Service Coverage Ratios over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for the relevant Approved Project and all Approved Projects (taken as a whole) are not less than 2.10 to 1.0 and 2.50 to 1.0, respectively, or (B) NRG Energy unconditionally and irrevocably commits (such commitment to be made pursuant to Section 2.1.8 of the NRG Energy Equity Undertaking) to make equity contributions to the relevant Project Owner to fund the Project Costs for the relevant Approved Project or Approved Projects, as the case may be, then under construction which are in excess of the anticipated aggregate amount of Project Costs for such Approved Project or Approved Projects (as set forth in the respective Project Budgets delivered pursuant to Section 3.2 or 3.5) as and when the same may be due and payable.

         3.3.3 Title Policy Endorsement. Borrower shall have provided, or Administrative Agent shall be adequately assured that the Title Insurer is committed at the time of the applicable Development Credit Event to issue to Administrative Agent, a date-down endorsement of the relevant Title Policies, if any, to the date of such Development Credit Event, (a) insuring or otherwise establishing to the satisfaction of Administrative Agent the continuing first priority of the relevant Deeds of Trust or Mortgages, as the case may be, if any (subject only to relevant Permitted Encumbrances and Permitted Liens described in clause (a), (b) or (c) of the definition thereof), and (b) otherwise in form and substance reasonably satisfactory to Administrative Agent.

         3.3.4 Lien Releases. If requested by Administrative Agent and subject to Borrower's right to contest liens as described in the definition of "Permitted Liens", Borrower shall have delivered to Administrative Agent duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens, in form and substance reasonably satisfactory to Administrative Agent, from each relevant Contractor thereof for all work, services and materials (including equipment and fixtures of all kinds) done, previously performed or furnished for the construction of the Approved Project for which the disbursement of funds is being requested; provided, however, that such releases may be conditioned upon receipt of payment with respect to work, services and materials to be paid for with the proceeds of the requested Loans pursuant to this Section 3.3.

         3.3.5 Applicable Permits(a) . (a) Except as disclosed in the Permit Schedule applicable to the Approved Project for which the disbursement of funds is being requested, if any, all Applicable Permits and Applicable Third Party Permits (as of the date of the Development Credit Event) with respect to the construction and, if applicable, operation of the relevant Approved Project required to have been obtained by the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or any other applicable Major Project Participant by the date of such Development Credit Event from any Governmental Authority shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions that could reasonably be expect to result in material modification or revocation, and all applicable appeal periods with respect thereto shall have expired.

               (b) With respect to any Permits not yet obtained and, if the Approved Project for which the disbursement of funds is being requested has an associated

Permit Schedule, listed in Part II(A) or II(B) of the applicable Permit Schedule, either (a) in the Technical Committee's reasonable opinion, such Permit will be timely obtainable at a cost consistent with the applicable Project Budget without material difficulty or delay prior to the time the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or the applicable other Major Project Participant, as applicable, requires such Permit, or (b) there shall exist alternate solutions (the expected cost of which is reflected in the applicable Project Budget) reasonably satisfactory to the Technical Committee which would eliminate the need for such Permit.

               (c) Except as disclosed in the applicable Permit Schedule, if any, such Permits which have been obtained by the relevant Project Owner (or such Project Owner and its Joint Venturers, if applicable) or any applicable Major Project Participant shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the Approved Project for which the disbursement of funds is being requested.

         3.3.6 Additional Documentation. With respect to Additional Project Documents which are Major Project Documents and Applicable Permits with respect to the relevant Approved Project, entered into or obtained, transferred or required (whether because of the status of the construction or operation of the such Approved Project or otherwise) since the date of the most recent Development Credit Event, in furtherance of, among other things, the Lien on such Approved Project and related Collateral granted on the Closing Date or the applicable Funding Date, as the case may be, there shall have been delivery and satisfaction of such matters as are described in (and subject to the limitations, approvals and other requirements set forth in) Sections 3.2.1 through 3.2.6 and 3.2.8 and, if reasonably requested by Administrative Agent,
Section 3.2.9 to the extent applicable to such Additional Project Documents or Applicable Permits.

         3.3.7 Casualty. If at the time of any Development Credit Event, the relevant Approved Project shall have been materially injured or damaged by flood, fire or other casualty, Administrative Agent shall have received insurance proceeds or money or other assurances sufficient in the reasonable judgment of Administrative Agent and the Independent Engineer to assure restoration and Completion of such Approved Project prior to the scheduled Loan Maturity Date and each of the conditions set forth in Section 2.3.3 through
2.3.5 of the Depositary Agreement have been satisfied.

         3.3.8 Insurance. Insurance complying with the requirements of Section
5.13 and Section 4.10 of the applicable Project Owner Guaranty shall be in effect, and, upon the request of Administrative Agent, evidence thereof shall be provided to Administrative Agent.

         3.3.9 Representations and Warranties. Each representation and warranty of the Member and NRG Energy with respect to the relevant Approved Project, if any, in any Credit Document, and each representation and warranty of Borrower, the Project Owner, the other Portfolio Entities and, if applicable, the relevant Affiliate Pledgors with respect to each such Approved Project and, if applicable, the Co-Project Owners with respect to each such Approved Project in any of the other Operative Documents, in each case with respect to itself or each such Approved Project, shall be true and correct in all material respects as of the applicable Funding

Date (unless any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

         3.3.10 No Default. No Event of Default or Inchoate Default, or Project Default or Project Inchoate Default in respect of the relevant Project Owner, has occurred and is continuing or will result from such Development Credit Event.

         3.3.11 Operative Documents, Applicable Permits and Applicable Third Party Permits in Effect. Each Credit Document, Major Project Document, Additional Project Document, Applicable Permit (except as provided in Section 3.3.5) and Applicable Third Party Permit (except as provided in Section 3.3.5) related to the relevant Approved Project remains in full force and effect in accordance with its terms and no material defaults have occurred thereunder.

         3.3.12 No Material Adverse Effect. Since the Closing Date, no event or circumstance having a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner has occurred and is continuing.

         3.3.13 No Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened against any Portfolio Entity or Affiliate Pledgor in respect of the relevant Approved Project which could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner.

         3.3.14 Development Loan Limitation. In the case of any Approved Project in respect of which NRG Energy has made an Initial Plant Payment Contribution in accordance with Section 2.1.3 of the NRG Energy Equity Undertaking and Section 3.5.37, the aggregate amount of the requested Development Loans in respect of such Approved Project shall not exceed the relevant Development Loan Limitation.

     3.4 Conditions Precedent to the Funding of Working Capital Loans. The obligation of Banks to make each Working Capital Loan (a "Working Capital Credit Event") is subject to the prior satisfaction (or written waiver by Administrative Agent with the consent of Required Banks) of each of the following conditions:

         3.4.1 Operative Documents.

               (a) With respect to the initial Working Capital Loan for a particular Material Asset or Turbine, delivery to Administrative Agent of a true and correct copy of (i) all documents, instruments, supplements or amendments necessary to create a valid and perfected first priority Lien on the assets to be acquired with the proceeds of the requested Working Capital Loan (including any Turbine) and (ii) a Consent and Agreement relating to the applicable Material Asset Contract or Turbine Purchase Contract, as the case may be (unless the Technical Committee shall otherwise agree), in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (b) With respect to the initial Working Capital Loan for a particular Material Asset or Turbine, all actions shall have been taken to provide Administrative Agent, for the benefit of Secured Parties, with a valid and perfected first priority Lien on the assets being acquired with the proceeds of the requested Working Capital Loan and on all other Collateral then in existence related to the relevant Portfolio Entities which will directly or indirectly receive the proceeds of such Working Capital Loan (including the creation of a valid and perfected first priority Lien on the relevant Accounts and the relevant Pledged Equity Interests), including to the extent necessary, the execution, delivery and filing of UCC-1, UCC-2 or UCC-3 financing statements, as applicable, with respect to such Collateral with the secretary of state and/or other appropriate filing office in the states of formation of the relevant Project Owner, in the state where any such assets are located or the states in which such Project Owner's principal place of business is located.

               (c) With respect to the initial Working Capital Loan for a particular Material Asset or Turbine, delivery to Administrative Agent of true and correct copies of each Turbine Purchase Contract or Material Asset Purchase Contract with respect to such Turbine or Material Asset, as the case may be, in effect as of the applicable Funding Date, certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the applicable Funding Date. Each such certificate shall also state that neither the relevant Project Owner nor, to the best knowledge of Borrower, any other party to any such Turbine Purchase Contract or Material Asset Purchase Contract, as the case may be, is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under such Turbine Purchase Contract or Material Asset Purchase Contract, as the case may be, then required to have been performed have been satisfied.

               (d) With respect to the initial Working Capital Loan for a particular Material Asset or Turbine, delivery to Administrative Agent of a true and complete copy of a Project Owner Guaranty, in the form of Exhibit D-2A hereto, duly executed by the relevant Project Owner.

         Unless otherwise specified above, all the Credit Documents, Material Asset Contracts and Turbine Purchase Contracts specified above shall be in form and substance reasonably satisfactory to the Technical Committee and shall have been duly authorized, executed and delivered by the parties thereto.

         3.4.2 Legal Opinions.

               (a) Without duplication of any legal opinions of counsel delivered to Administrative Agent pursuant to Section 3.1.10, 3.2.8 or 3.5.9, with respect to the initial Working Capital Loan for a particular Material Asset or Turbine, delivery to Administrative Agent of legal opinions of counsel to each Portfolio Entity which will directly or indirectly receive the proceeds of such Working Capital Loan, in each case in form and substance satisfactory to the Technical Committee.

               (b) Without duplication of any legal opinions of counsel delivered to Administrative Agent pursuant to Section 3.1.10, 3.2.8, 3.4.2(a) or 3.5.9, with respect to the initial Working Capital Loan for a particular Material Asset or Turbine, delivery to Administrative Agent of legal opinions of counsel to each Person designated by the Technical Committee that is a party to a Material Asset Contract or Turbine Purchase Contract delivered pursuant to Section 3.4.1(c), in each case in substantially the form of Exhibit B to Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

         3.4.3 Payment of Fees. All taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.4, shall have been paid in full or, as approved by the Technical Committee, provided for.

         3.4.4 Notice of Working Capital Loan Borrowing. Borrower shall have delivered a Notice of Working Capital Loan Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.

         3.4.5 Working Capital Drawdown Certificate and Engineer's Certificate. If the proceeds of the requested Working Capital Loan are to be used to make progress payments in respect of any Turbine or Material Asset, or otherwise to acquire any Turbine or any Material Asset, (i) at least seven Banking Days prior to each such Working Capital Credit Event, Borrower shall have provided Administrative Agent with a certificate, dated the applicable Funding Date and signed by an authorized officer of Borrower, substantially in the form of Exhibit C-7 hereto, in respect of each Turbine or Material Asset for which a disbursement of funds are being requested and (ii) at least four Banking Days prior to each such Working Capital Credit Event, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, dated the applicable Funding Date and signed by an authorized representative of the Independent Engineer, substantially in the form of Exhibit C-8 hereto.

         3.4.6 Maximum Amount of Drawdown. After taking into consideration the making of the Working Capital Loan being requested, the aggregate amount of Working Capital Loans then outstanding do not exceed 17.5% of the aggregate Project Costs incurred or to be incurred (as set forth in the then current Project Budgets, Maintenance Budgets or Annual Operating Budgets, as the case may be) for each Approved Project (other than any Approved Project which is as of the applicable Funding Date the subject of a Project Inchoate Default or a Project Default); provided, however, that such limitation shall not apply to the making of any Working Capital Loans on the Closing Date the proceeds of which shall be used solely to fund the fees and expenses referred to in Section 3.1.20 and other expenses of Borrower reasonably incidental to the closing of the transactions contemplated hereby.

         3.4.7 Insurance. If the proceeds of the requested Working Capital Loan are to be used to make progress payments in respect of any Turbine or Material Asset, or otherwise to acquire any Turbine or any Material Asset, delivery to Administrative Agent of the Insurance Consultant's certificate with respect to the relevant Turbine or Material Asset, as the case may be, in substantially the form of Exhibit F-4 hereto, which certificate shall confirm that insurance complying with the requirements of Section 5.13 and Section 4.10 of the relevant Project Owner Guaranty with respect to such Turbine or Material Asset, as the case may be, shall be in effect, and, upon the request of Administrative Agent, evidence thereof shall be provided to Administrative Agent.

         3.4.8 Representations and Warranties. Each representation and warranty of Borrower, the relevant Affiliate Pledgor (if any) and the relevant Portfolio Entities in any of the Operative Documents and, if the proceeds of the requested Working Capital Loan are to be used to make progress payments in respect of any Turbine, or otherwise to acquire any Turbine or Material Asset, as the case may be, each representation and warranty of the Member and NRG Energy with respect to such Turbine or Material Asset, if any, in any Credit Document, in each case with respect to itself or, if applicable, such Turbine or Material Asset, as the case may be, shall be true and correct in all material respects as of the applicable Funding Date (unless any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

         3.4.9 No Default. No Event of Default or Inchoate Default has occurred and is continuing or will result from such Working Capital Credit Event.

         3.4.10 Operative Documents in Effect. Each Credit Document, and if the proceeds of the requested Working Capital Loan are to be used to make progress payments in respect of any Approved Turbine, or otherwise acquire any Approved Turbine or Material Asset, as the case may be, the relevant Turbine Purchase Contract or Material Asset Purchase Contract, as the case may be, remains in full force and effect in accordance with its terms and no material defaults have occurred thereunder.

         3.4.11 No Material Adverse Effect. Since the Closing Date, no event or circumstance having a Borrower Material Adverse Effect has occurred and is continuing.

         3.4.12 No Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened which could reasonably be expected to have a Borrower Material Adverse Effect.

     3.5 Conditions Precedent to Approved Acquisitions. Subject to Section 3.12 (to the extent applicable), the obligation of Banks to make any Development Loan with respect to a particular Subject Acquisition (an "Acquisition Credit Event") is subject to the prior satisfaction (or written waiver by Administrative Agent with the consent of Required Banks) of each of the following conditions:

         3.5.1 Diligence. The Technical Committee shall have completed, and shall be satisfied with the results of, their due diligence (including legal, accounting, tax, business and technical due diligence) investigation of the Subject Acquisition and the Acquisition Plant to be acquired pursuant to such Subject Acquisition.

         3.5.2 Resolutions. Delivery to Administrative Agent of (a) a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to Administrative Agent, of the board of directors or other similar governing body of the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each of the relevant Affiliated Major Project Participants (if any), authorizing the execution, delivery and performance of the Operative Documents with respect to the relevant Subject Acquisition and any instruments or agreements required hereunder or thereunder to which such Person is a party, certified by the appropriate officers of each such Person as being in full force and effect on the applicable

Funding Date, or (b) in so far as any of the materials delivered pursuant to
Section 3.1.1, 3.2.1 or 6.5.2 are sufficient (in the reasonable discretion of Administrative Agent) to satisfy the requirements set forth in this Section 3.5.2, Borrower shall deliver a certificate by the appropriate officers that the resolutions or other authorizations delivered pursuant to Section 3.1.1, 3.2.1 or 6.5.2 have not been amended, modified or revoked and remain in full force and effect as of the applicable Funding Date.

         3.5.3 Incumbency. Delivery to Administrative Agent of (a) a certificate, in form and substance reasonably satisfactory to Administrative Agent, from the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each of the relevant Affiliated Major Project Participants (if any), signed by the appropriate authorized officer of each such Person and dated the applicable Funding Date, as to the incumbency of the natural Persons authorized to execute and deliver the Operative Documents with respect to the relevant Subject Acquisition and any instruments or agreements required hereunder or thereunder to which such Person is a party, or (b) in so far as any of the certificates delivered pursuant to Section 3.1.2, 3.2.2 or 6.5.2 are sufficient (in the reasonable discretion of Administrative Agent) to satisfy the requirements set forth in this Section 3.5.3, Borrower shall deliver a certificate by the appropriate officers that the certificates delivered pursuant to Section 3.5.3 have not been amended, modified or revoked and remains in full force and effect as of the applicable Funding Date.

         3.5.4 Formation Documents. Delivery to Administrative Agent of (a) copies of the articles of incorporation, certificate of formation or certificate of incorporation or charter or other state certified constituent documents of the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each other relevant Affiliated Major Project Participant (if any), certified, if requested by the Technical Committee, by the secretary of state of such Person's state of formation or incorporation, as the case may be, and (b) copies of the Bylaws or other comparable constituent documents of each such Person, certified by its secretary or an assistant secretary, or (c) in so far as any of the governing documents delivered pursuant to Section 3.1.3, 3.2.3 or 6.5.2 are sufficient (in the reasonable discretion of Administrative Agent) to satisfy the requirements set forth in this Section 3.5.4, Borrower shall deliver a certificate by the appropriate officers that the governing documents delivered pursuant to this Section 3.5.4 have not been amended, modified or revoked and remain in full force and effect as of the applicable Funding Date.

         3.5.5 Good Standing Certificates. Delivery to Administrative Agent of certificates issued by the secretary of state of the state in which the relevant Portfolio Entities, the relevant Affiliate Pledgor (if any) and each other Major Project Participant (if any) with respect to relevant Subject Acquisition are formed or incorporated, as the case may be, together with certificates issued by the secretary of state of the state where the Acquisition Plant to be acquired pursuant to such Subject Acquisition is located, in each case (a) dated no more than 30 days prior to the applicable Funding Date and (b) certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states (provided that, with respect to any Major Project Participant which is not an Affiliate of NRG Energy, no such certificates shall be required if such Major Project Participant is not required to qualify to do business in such state in order to perform its obligations under any Project Document with respect to such Subject Acquisition or where such Major Project Participant is not the type of Person for which a good standing certificates is reasonably available).

         3.5.6 Third Party Consents. Delivery to Administrative Agent of a copy of any approval (other than any Consent) by any Person (including any Governmental Authority) required as of the applicable Funding Date in connection with any transaction herein contemplated with respect to the relevant Project Owner or Subject Acquisition (including any approvals required to consummate the Subject Acquisition), which approvals shall be in form and substance reasonably satisfactory to Administrative Agent.

         3.5.7 Operative Documents.

               (a) Delivery to Administrative Agent of a true and correct copy of all documents, instruments, supplements or amendments necessary to create a valid and perfected first priority Lien on the assets (including the relevant Acquisition Plant) related to the relevant Subject Acquisition and all other Collateral relating to the relevant Project Owner or Subject Acquisition then in existence (including the creation of a valid and perfected first priority Lien on the relevant Accounts and the relevant Pledged Equity Interests); provided, that unless a Mortgage Event has occurred and is continuing, with respect to any Acquisition Plant located in the State of New York, no Deeds of Trust or Mortgages shall be required in any circumstance where Borrower reasonably determines and certifies (as verified by the Technical Committee) that the documentation, filing, recording and other fees and expenses reasonably anticipated to be incurred by any Portfolio Entity in connection with the drafting, negotiating, filing and recording of any such Deed of Trust or Mortgage are materially greater in the State of New York than the fees and expenses customarily incurred by borrowers in respect of real property located in other jurisdictions in the United States; provided, however, that, at all times, Deeds of Trust or Mortgages, as the case may be, shall be required to be maintained on the real property interests underlying at least 50% of the Approved Projects then in existence (which percentage shall based on the amount of Loan proceeds attributable and allocated to, or contemplated to be attributable or allocated to, such Approved Projects).

               (b) Subject to the proviso to Section 3.5.7(a), all actions shall have been taken to provide Administrative Agent, for the benefit of Secured Parties, with a valid and perfected first priority Lien on the assets related to the relevant Subject Acquisition (including the relevant Acquisition Plant) and all other Collateral relating to the relevant Project Owner or Subject Acquisition then in existence, including, to the extent necessary, (i) the filing of UCC-1, UCC-2 or UCC-3 financing statements, as applicable, with respect to such assets and Collateral with the secretary of state and/or other appropriate filing office in the state in which the assets to be acquired pursuant to such Subject Acquisition are located, in the state of formation of the relevant Project Owner or the state in which such Project Owner's principal place of business is located and the execution, delivery and recordation of the relevant Deed of Trust or Mortgage, as the case may be (if applicable), and (ii) fixture filings with respect to the assets to be acquired pursuant to such Subject Acquisition.

               (c) If the relevant Acquisition Plant has not achieved Completion as of the applicable Funding Date and if the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Acquisition pursuant to Option A set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of the relevant Turn-key EPC Contract in substantially the form of Exhibit G-12A hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and

Agreement relating to such Turn-key EPC Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (d) If the relevant Acquisition Plant has not achieved Completion as of the applicable Funding Date and if the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Acquisition pursuant to Option B set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of (i) the relevant Alternative Turn-key Contract in substantially the form of Exhibit G-12B hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Alternative Turn-key Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee) and (ii) the relevant Turbine Purchase Contract(s), together with a Consent and Agreement relating to each such Turbine Purchase Contract (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (e) If the relevant Acquisition Plant has not achieved Completion as of the applicable Funding Date and if the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Acquisition pursuant to Option C set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of (i) the relevant Capped Turn-key Contract in substantially the form of Exhibit G-12C hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Capped Turn-key Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee) and (ii) the relevant Turbine Purchase Contract(s), together with a Consent and Agreement relating to each such Turbine Purchase Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (f) If the relevant Acquisition Plant has not achieved Completion as of the applicable Funding Date and if the relevant Project Owner has elected to design, engineer, construct, install, start-up and test the relevant Subject Acquisition pursuant to Option D set forth in Schedule 3.2.6 hereto, delivery to Administrative Agent of a true and correct copy of (i) the relevant Supported Turn-key Contract in substantially the form of Exhibit G-12D hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such Supported Turn-key Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee), (ii) the relevant Turbine Purchase Contract(s), together with a Consent and Agreement relating to each such Turbine Purchase Contract in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee) and (iii) a written acknowledgement, in form and substance reasonably satisfactory to the Technical Committee, duly executed by a Responsible Officer of NRG Energy, that the relevant Subject Acquisition shall be included with the obligations undertaken pursuant to Section 2.1.7 of the NRG Energy Equity Undertaking.

               (g) If the real property rights underlying the relevant Subject Acquisition have been acquired pursuant to a Lease, delivery to Administrative Agent of a true and correct copy of the relevant Lease, together with a Consent and Agreement relating to such Lease (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (h) If any Person has agreed to provide major maintenance and overhaul services for the relevant Subject Acquisition (or any material portion thereof) as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Maintenance Contracts, together with a Consent and Agreement relating to each such Maintenance Contract (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (i) If the relevant Project Owner is a party to any Major Fuel Supply Contract as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Major Fuel Contracts, together with a Consent and Agreement relating to each such Major Fuel Supply Contract (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (j) If the relevant Project Owner is a party to any Major Fuel Transportation Agreement as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Major Fuel Transportation Agreements, together with a Consent and Agreement relating to each such Major Fuel Transportation Agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (k) If the relevant Project Owner is a party to any Major Power Purchase Agreements as of the applicable Funding Date, delivery to Administrative Agent of a true and correct copy of the relevant Major Power Purchase Agreements, together with a Consent and Agreement relating to each such Major Power Purchase Agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (l) Delivery to Administrative Agent of a true and correct copy of the relevant O&M Agreement in substantially the form of Exhibit G-13 hereto (or otherwise in form and substance reasonably satisfactory to Required Banks), together with a Consent and Agreement relating to such O&M Agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (m) Delivery to Administrative Agent of a true and correct copy of the relevant electric transmission agreements (to the extent the relevant Project Owner is a party to any such agreements as applicable Funding Date) and interconnection agreements, together with a Consent and Agreement relating to each such agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (n) Delivery to Administrative Agent of a true and correct copy of the relevant material water supply agreements (unless and to the extent otherwise agreed by the Technical Committee (which agreement may be based on whether the relevant Project Owner has demonstrated to the Technical Committee that there exists a sufficient and available water supply at the Site of the Acquisition Plant)), together with a Consent and Agreement relating to each such agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (o) Delivery to Administrative Agent of a true and correct copy of each relevant Acquisition Document pursuant to which the counterparty thereunder has liabilities and obligations in favor of the relevant Project Owner which survive the closing of the contemplated Acquisition, together with a Consent and Agreement relating to each such agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (p) Delivery to Administrative Agent of a true and correct copy of the relevant Power Marketing Agreement, together with a Consent and Agreement relating to each such agreement (unless and to the extent otherwise agreed by the Technical Committee) in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (q) Delivery to Administrative Agent of a true and correct copy of (i) each other Major Project Document which is contemplated to be in existence as of the applicable Funding Date under the Base Case Project Projections to be delivered pursuant to Section 3.5.22 and (ii) each Fuel Management Agreement which is contemplated to be in existence as of the applicable Funding Date under the relevant reports and plans referred to in Sections 3.5.13 and 3.5.16.

               (r) If the relevant Project Owner is a Subsidiary of an Affiliate Pledgor, delivery to Administrative Agent of a true and correct copy of an Intercompany Loan Agreement (Borrower), in substantially the form of Exhibit Q hereto, pursuant to which Borrower shall agree to lend the proceeds of each Development Loan and Working Capital Loan related to the relevant Acquisition Plant and the relevant Project Owner shall agree to prepay the loans made thereunder with the proceeds of all Project Revenues and Loss Proceeds related to the Subject Acquisition (it being acknowledged that such loans shall be subordinate to the prior payment in full of the Obligations in a manner satisfactory to the Technical Committee).

               (s) If the relevant Project Owner is a Subsidiary of an Affiliate Pledgor, delivery to Administrative Agent of a true and correct copy of an Intercompany Loan Agreement (Affiliate), in substantially the form of Exhibit R hereto, pursuant to which the Project Owner shall agree to lend the proceeds of all Project Revenues and Loss Proceeds related to the relevant Acquisition Plant to Borrower if all of the loans made under the applicable

Intercompany Loan Agreement (Borrower) shall have been repaid in full (it being acknowledged that such loans shall be subordinate to the prior payment in full of the Obligations in a manner satisfactory to the Technical Committee).

               (t) Delivery to Administrative Agent of (i) each Affiliate Subordination Agreement (which agreement shall be in substantially the form of Exhibit D-6 hereto) and (ii) each amendment to existing Affiliate Subordination Agreements (which amendment shall be in form and substance reasonably satisfactory to the Technical Committee), if any, necessary to subordinate that portion of payment owed by the relevant Project Owner to an Affiliate of NRG Energy constituting profits (excluding any development fees or construction management fees which are set forth and provided for in any such Subject Acquisition's Project Budget, Maintenance Budget or Annual Operating Budget, as the case may be) to the prior payment of the Obligations when and due hereunder.

               (u) Delivery to Administrative Agent of true and correct copies of (i) each Acquisition Document which will be delivered in connection with the closing of the Subject Acquisition and (ii) each other Project Document (other than any Acquisition Document) with respect to the relevant Subject Acquisition in effect as of the applicable Funding Date (unless and to the extent otherwise agreed by the Technical Committee), in each case certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the applicable Funding Date. Such certificate shall also state that neither the relevant Project Owner nor, to the best knowledge of Borrower, any other party to any such Acquisition Document or Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under such Acquisition Documents and Project Documents then required to have been performed have been satisfied (other than the payment of the purchase price in respect of such Subject Acquisition).

               (v) Delivery to Administrative Agent of (i) all shared use agreements and/or joint ownership agreements reasonably requested by the Technical Committee evidencing the relevant Project Owner's interests, rights and obligations with respect to any shared facilities incorporated into or used with respect to the Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition and (ii) all intercreditor agreements and/or non-disturbance agreements reasonably requested by the Technical Committee establishing the relative rights and remedies between Administrative Agent on behalf of Banks and any other Persons with interests in any such shared facilities or other properties incorporated into or used with respect to such Acquisition Plant, in each case in form and substance reasonably satisfactory to the Technical Committee (it being acknowledged and agreed that the Technical Committee shall only request such agreements if there are or will be shared facilities incorporated into or used with respect to the relevant Acquisition Plant).

               (w) Delivery to Administrative Agent of a true and correct copy of a Corporate Services Agreement, in substantially the form of Exhibit G-14 hereto (unless and to the extent otherwise agreed by the Technical Committee), together with a Consent and Agreement relating to such agreement in substantially the form of Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (x) Delivery to Administrative Agent of a true and complete copy of a Project Owner Guaranty, in substantially the form of Exhibit D-2A hereto, duly executed by the relevant Project Owner.

               (y) Delivery to the Administrative Agent of a true and correct copy of a joinder agreement, in substantially the form of Exhibit E to the Depositary Agreement, duly executed by the relevant Project Owner.

               (z) In the case of the initial Subject Acquisition (but only if no Approved Project exists as of the applicable Funding Date), delivery to Administrative Agent of a true and complete copy of a Funds Administration Agreement, in substantially the form of Exhibit F to the Depositary Agreement, duly executed by Borrower and the relevant Project Owner.

               (aa) In the case of any Subject Acquisition (unless the relevant Project Owner is a party to the Funds Administration Agreement as of the applicable Funding Date), delivery to Administrative Agent of a true and complete copy of a joinder agreement in respect of the Funds Administration Agreement, in form and substance reasonably satisfactory to Administrative Agent, duly executed by the relevant Project Owner.

Unless otherwise specified above, all the Credit Documents, Major Project Documents and Acquisition Documents specified above shall be in form and substance reasonably satisfactory to the Technical Committee and shall have been duly authorized, executed and delivered by the parties thereto.

         3.5.8 Certificate of Borrower. Administrative Agent shall have received a certificate, dated as of the applicable Funding Date, duly executed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-3 hereto.

         3.5.9 Legal Opinions.

               (a) Without duplication of any legal opinions of counsel delivered to Administrative Agent pursuant to Section 3.1.10, 3.2.8 or 3.4.2, delivery to Administrative Agent of legal opinions of counsel to (i) the Portfolio Entities and Affiliate Pledgors that are party to Operative Documents relating to the relevant Project Owner or Subject Acquisition and (ii) each Affiliated Major Project Participant that is a party to an Operative Document delivered pursuant to Section 3.5.7, in each case in form and substance satisfactory to the Technical Committee.

               (b) Delivery to Administrative Agent of legal opinions of counsel to each Major Project Participant (other than the seller of the relevant Acquisition Plant) designated by the Technical Committee that is a party to a Major Project Document delivered pursuant to Section 3.5.7, in each case in substantially the form of Exhibit B to Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (c) To the extent reasonably available (as determined in good faith by Borrower, after consultation with the Technical Committee), delivery to Administrative Agent of a reliance letter from legal counsel to the seller of the relevant Acquisition Plant (which reliance letter shall (i) permit Administrative Agent and Banks to rely on the legal opinions rendered by such counsel to the relevant Affiliates of NRG Energy and (ii) be form and substance reasonably satisfactory to the Technical Committee).

         3.5.10 Insurance. Delivery to Administrative Agent of the Insurance Consultant's certificate with respect to the relevant Subject Acquisition, in substantially the form of Exhibit F-4 hereto, which certificate shall confirm that insurance with respect to the relevant Acquisition Plant complying with the terms and conditions set forth in Exhibit K hereto shall be in full force and effect, and Administrative Agent and Insurance Consultant shall have received certificates of insurance, in form and substance satisfactory to Administrative Agent, identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit K hereto and describing the insurance obtained, each signed by the insurer or a broker authorized to bind the applicable insurer.

         3.5.11 Certificate of the Independent Engineer. Delivery to Administrative Agent of the Independent Engineer's certificate with respect to the relevant Subject Acquisition and the Acquisition Plant related thereto, in substantially the form of Exhibit F-6 hereto, with the Independent Engineer's report with respect to such Subject Acquisition attached thereto (which report shall (a) assess the technical aspects of such Subject Acquisition and any contemplated Major Maintenance which is proposed to be funded with the proceeds of any of the Development Loans, (b) contain assumptions and conclusions substantially similar to those set forth in Exhibit G-7 hereto and (c) not otherwise contain any materially negative conclusions, conclusions which are inconsistent with the conclusions set forth in Exhibit G-7 hereto, unfavorable conclusions with respect to the technical capabilities of the Turbine(s) assigned to such Subject Acquisition or conclusions which do not support the reasonableness of the Permit Schedule, the Base Case Project Projections, the Project Budget, the Annual Operating Budget or the Project Schedule contemplated to be delivered pursuant to Section 3.5.17, 3.5.22 or 3.5.23, as the case may
be).

         3.5.12 Reports of the Environmental Consultant. Delivery to Administrative Agent of (a) Borrower's or, to the extent reasonably acceptable to the Technical Committee, the applicable seller's Environmental Consultant's Phase I (or similar) reports with respect to the Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition, together with a corresponding reliance letter from such Environmental Consultant (which letter shall be in form and substance reasonably satisfactory to Administrative Agent), confirming that no evidence was found of Hazardous Substances, on or under the Site of such Acquisition Plant or (b) if evidence was found of Hazardous Substances in, on or under such real property pursuant to such Phase I environmental report or such report otherwise indicates that a Phase II (or similar) environmental review is warranted, (i) a Phase II (or similar) environmental report with respect to such real property, together with a corresponding reliance letter from such Environmental Consultant (which letter shall be in form and substance reasonably satisfactory to Administrative Agent), confirming, either (A) to the reasonable satisfaction of Administrative Agent, that no Hazardous Substances were found in, on or under such real property or
(B) to the reasonable satisfaction of the Technical Committee, matters otherwise identified by the Technical Committee or (ii) an environmental indemnity agreement, in form and substance satisfactory to the Technical Committee, pursuant to which, among other things, an indemnitor satisfactory to Administrative Agent indemnifies the Portfolio Entities and Banks from any and all claims, losses, diminution in value in such real property, damages or other liabilities relating to or arising from Hazardous

Substances then in, on or under such real property or otherwise caused by or attributable to such indemnitor.

         3.5.13 Certificate of the Fuel Consultant. Delivery to Administrative Agent of the Fuel Consultant's certificate with respect to the Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition, in substantially the form of Exhibit F-7 hereto, with the Fuel Consultant's report with respect to such Acquisition Plant attached thereto (which report shall (a) assess the fuel requirements of such Subject Acquisition and the ability of the Project Owner to satisfy such requirements, (b) contain assumptions and conclusions substantially similar to those set forth in Exhibit G-8 hereto and (c) not otherwise contain any materially negative conclusions, conclusions which are inconsistent with the conclusions set forth in Exhibit G-8 hereto or conclusions which do not support the reasonableness of the Base Case Project Projections, the Project Budget, the Annual Operating Budget or the Project Schedule contemplated to be delivered pursuant to Section 3.5.22 or 3.5.23, as the case may be, or which are materially inconsistent with the fuel plan contemplated to be delivered pursuant to Section 3.5.16).

         3.5.14 Certificate of Power Marketing Consultant. Delivery to Administrative Agent of a Power Marketing Consultant's certificate with respect to the Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition, in substantially the form of Exhibit F-8 hereto, with a Power Marketing Consultant's report with respect to such Acquisition Plant attached thereto (which report shall (a) assess the demand for the power to be generated by such Subject Acquisition, (b) contain assumptions and conclusions substantially similar to those set forth in Exhibit G-9 hereto and (c) not otherwise contain any materially negative conclusions, conclusions which are inconsistent with the conclusions set forth in Exhibit G-9 hereto or conclusions which do not support the reasonableness of the Base Case Project Projections, the Project Budget, the Annual Operating Budget or the Project Schedule contemplated to be delivered pursuant to Section 3.5.22 or 3.5.23, as the case may be, or which are materially inconsistent with the power marketing plan contemplated to be delivered pursuant to Section 3.5.15).

         3.5.15 Power Marketing Plan. Delivery to Administrative Agent of a plan prepared by an Affiliate of NRG Energy with respect to power marketing, which plan shall (a) set forth Borrower's good faith assessment of the projected sales of power with respect to the Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition and (b) be substantially in the form of Exhibit G-10 hereto and otherwise satisfactory in form and substance to the Technical Committee and the Power Marketing Consultant.

         3.5.16 Fuel Plan. Delivery to Administrative Agent of a plan prepared by an Affiliate of NRG Energy with respect to fuel, which plan shall (a) set forth Borrower's good faith assessment of the projected requirements, costs and sources of fuel in respect of the relevant Subject Acquisition and (b) be substantially in the form of Exhibit G-11 hereto and otherwise satisfactory in form and substance to the Technical Committee and the Fuel Consultant.

         3.5.17 Schedule of Applicable Permits and Applicable Third Party
Permits.

               (a) Delivery to Administrative Agent of the schedule(s) of Permits required to construct, own and operate the relevant Acquisition Plant to be acquired pursuant to the Subject Acquisition or required to be obtained by any Person that is party to any Major Project Document with respect to such Acquisition Plant in order to perform its obligations thereunder (an "Acquisition Plant Permit Schedule"), in form and substance reasonably satisfactory to the Technical Committee, together with (i) copies of each Applicable Permit listed on Parts I(A) of such Acquisition Plant Permit Schedule, each in form and substance reasonably satisfactory to the Technical Committee, and (ii) legal opinions of counsel to the Portfolio Entities with respect to the matters described in the next sentence, each in form and substance satisfactory to the Technical Committee. The relevant Project Owner (or such other Person responsible for constructing and operating the relevant Acquisition Plant) shall have duly obtained or been assigned, and there shall be in full force and effect in the relevant Project Owner's (or such other Person responsible for constructing and operating the relevant Acquisition Plant) name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to result in material modification or revocation of, and all applicable appeal periods shall have expired with respect to, the Applicable Permits for such Acquisition Plant set forth on Part I(A) of such Acquisition Plant Permit Schedule, constituting in the Technical Committee's reasonable opinion all of the Applicable Permits for such Acquisition Plant as of the relevant Funding Date.

               (b) Each Major Project Participant with respect to which responsibility for an Applicable Third Party Permit is indicated in Part I(B) of such Acquisition Plant Permit Schedule shall have duly obtained or been assigned such Applicable Third Party Permit and there shall be in full force and effect in such Person's name, and not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to result in material modification or revocation of, and all applicable appeal periods shall have expired with respect to, each Applicable Third Party Permit for such Acquisition Plant set forth on Part I(B) of such Acquisition Plant Permit Schedule, constituting in the Technical Committee's reasonable opinion all of the Applicable Third Party Permits for such Acquisition Plant as of the relevant Funding Date.

               (c) Part II(A) of such Acquisition Plant Permit Schedule shall list all other Permits required by the relevant Project Owner or other Person responsible for constructing and operating such Acquisition Plant to construct, own and operate such Acquisition Plant as contemplated by the Operative Documents. Part II(B) of such Acquisition Plant Permit Schedule shall list all other material Permits required by any other Major Project Participant with respect to such Acquisition Plant to perform its obligations under the Operative Documents with respect to such Acquisition Plant to which it is a party. The Permits listed in Parts II(A) and II(B) of such Acquisition Plant Permit Schedule shall either (a) in the Technical Committee's reasonable opinion, be timely obtainable at a cost consistent with the applicable Project Budget or Annual Operating Budget, as the case may be, without material difficulty or delay prior to the time the relevant Project Owner or the applicable other Major Project Participant, as applicable, requires such Permits, or (b) there shall exist alternative solutions (the expected cost of which is reflected in the applicable Project Budget or Annual Operating Budget, as the case may be) reasonably satisfactory to the Technical Committee which would eliminate the need for such Permit.

               (d) Except as disclosed in such Permit Schedule, the Permits listed in Parts I(A) and I(B) of such Permit Schedule shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Project Material

Adverse Effect in respect of the relevant Project Owner or result in such Acquisition Plant being operated in a manner substantially inconsistent with the assumptions underlying the Base Case Project Projections.

         3.5.18 No Change in Tax Laws. No change shall have occurred, since the date upon which this Agreement was executed and delivered, in any law or regulation or interpretation thereof that would subject any Bank to any material Tax or Other Tax the payment of which is not the ultimate responsibility of Borrower.

         3.5.19 Payment of Fees. All taxes, fees (including any Activation Fees) and other costs payable in connection with the making of the requested Development Loans and the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.5 shall have been paid in full or, excluding the payment of any Activation Fees, as approved by the Technical Committee, provided for.

         3.5.20 Financial Statements. Delivery to Administrative Agent of accurate and complete copies of (a) the most recent annual financial statements (audited if available) or Form 10-K filed with the Securities and Exchange Commission and (b) the most recent quarterly financial statements or Form 10-Q filed with the Securities and Exchange Commission, in each case of the relevant Project Owner, the relevant Affiliate Pledgor (if any), each Affiliated Major Project Participant (if any) that are a party to an Operative Document delivered pursuant to Section 3.5.7 and, to the extent reasonably obtainable, each Major Project Participant (or their respective parent entities) that is a party to a Major Project Document delivered pursuant to Section 3.5.7, together with, in the case of any such Project Owner, Affiliate Pledgor or Affiliated Major Project Participant, certificates from the appropriate Responsible Officer thereof, stating that such financial statements have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the Persons described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

         3.5.21 UCC Reports. Delivery to Administrative Agent of a UCC report of a date reasonably close to the applicable Funding Date for each of the jurisdictions in which any UCC-1 financing statements or amendments thereto are intended to be filed in respect of the Collateral described in Section 3.5.7(a), confirming that upon due filing or recording (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the relevant Collateral Documents will be prior to all other financing statements or other security documents wherein the security interest is perfected by filing in respect of such Collateral.

         3.5.22 Base Case Project Projections. Delivery to Administrative Agent of the combined Base Case Project Projections of operating expenses and cash flow for the relevant Subject Acquisition and all other Approved Projects, in substantially the form of those Base Case Project Projections delivered pursuant to Section 3.1.13 and otherwise in form and substance satisfactory to the Technical Committee, which satisfy the following conditions:

         (a) with respect to the proposed funding of any Subject Acquisition, demonstrating a minimum and average projected annual Interest Coverage Ratio over the period of time commencing on the first January 1 or July 1, as the case may be, to occur after the applicable Funding Date and ending on the scheduled Loan Maturity Date for such Subject Project and all such Approved Projects (taken as a whole) of no less than 2.10 to 1.0 and 2.25 to 1.0, respectively;

         (b) with respect to the proposed funding of any Subject Acquisition, demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for such Subject Acquisition and all such Approved Projects (taken as a whole) of no less than 2.10 to 1.0 and 2.50 to 1.0, respectively; and

         (c) with respect to the proposed funding of any Subject Acquisition, demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for such Subject Acquisition of no less than 2.00 to 1.0.

         3.5.23 Project Schedules; Project Budgets; Operating Budgets.

               (a) If the relevant Acquisition Plant has not achieved Completion as of the applicable Funding Date, delivery to Administrative Agent of (i) a Project Schedule for the relevant Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition, updated from the applicable Project Schedule submitted for such Acquisition Plant pursuant to Section 3.1.12 (if any), and
(ii) a Project Budget for such Acquisition Plant, updated from the applicable budget submitted for such Acquisition Plant pursuant to Section 3.1.11 (if any), in each case in form and substance reasonably satisfactory to the Technical Committee.

               (b) If the relevant Acquisition has achieved Completion as of the applicable Funding Date, delivery to Administrative Agent of an Annual Operating Budget with respect to the relevant Acquisition Plant for the year in which such Acquisition Plant is to be acquired, in form and substance reasonably satisfactory to the Technical Committee and otherwise prepared in a manner consistent with, and in compliance with the requirements set forth in, Section 5.11.

         3.5.24 Real Estate Rights; A.L.T.A. Surveys. The Technical Committee shall (a) be reasonably satisfied that the relevant Project Owner shall have obtained (or will obtain after the consummation of the Subject Acquisition) all real estate rights necessary for construction and operation of the relevant Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition (other than (i) such rights as can be obtained through eminent domain proceedings or (ii) rights, the procurement of which, in the Technical Committee's reasonable judgment, is not subject to the discretion of any third party, and in the case of either clause (i) or (ii) above, the Technical Committee shall be satisfied that any rights which have not been obtained can be obtained without material difficulty or delay by the time they are needed), and
(b) have received A.L.T.A. surveys of the Site and, unless not required by the Technical Committee, the Easements with respect to such Acquisition Plant in existence on the applicable Funding Date (which surveys shall be reasonably current and in form and substance reasonably


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


satisfactory to the Technical Committee and the Title Insurer), certified to the Technical Committee by a licensed surveyor satisfactory to the Technical Committee, showing (A) as to such Site, the exact location and dimensions thereof (including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located); (B) as to such Easements in existence on the applicable Funding Date, the exact location and dimensions thereof (including the location of all means of access thereto, and all improvements or other encroachments in or on such Easements in existence on the applicable Funding Date); (C) the existing utility facilities servicing such Acquisition Plant (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (D) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (E) whether such Site or any portion thereof is located in a special earthquake or flood hazard zone; and (F) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than Permitted Encumbrances with respect to such Acquisition Plant; provided, however, that the matters described in clauses (B) and (E) of this subsection (b) may be shown by separate maps, surveys or other information reasonably satisfactory to the Technical Committee, and the surveyor shall not be required to certify as to the location of any easements, foundations, improvements, encroachments, utilities or other matters which do not exist as of the applicable Funding Date.

         3.5.25 Title Policies. (i) With respect to any Acquisition Plant which will be, or is required pursuant to the terms hereof to be, encumbered by a Deed of Trust or Mortgage, delivery to Administrative Agent of a lender's A.L.T.A. policy of title insurance (with, in the case of Easements with respect to which A.L.T.A. surveys were not required by the Technical Committee pursuant to
Section 3.5.24, appropriate survey exceptions), together with such endorsements as are reasonably required by the Technical Committee (without a mechanics' or materialmen's exception included in such title policy, except where applicable Governmental Rules prevent the deletion of such exception), or commitment to issue such policy, dated as of the applicable Funding Date, (1) in an amount equal to 65% of the aggregate amount of Project Costs set forth in the Project Budget or Annual Operating Budget, as the case may be, contemplated by Section
3.5.23 (or such other lesser amount as is reasonably acceptable to the Technical Committee) and (2) with such reinsurance as is reasonably satisfactory to the Technical Committee, issued by the Title Insurer in form and substance reasonably satisfactory to the Technical Committee, insuring (or agreeing to insure) that:

               (a) the relevant Project Owner has an insurable fee or leasehold title to or right to control, occupy and use the Site and the Easements with respect to such Acquisition Plant, free and clear of liens, encumbrances or other exceptions to title (other than (i) Permitted Liens described in clause
(a), (b) or (e) of the definition thereof, (ii) those permitted pursuant to this
Section 3.5.25 and (iii) those satisfactory to the Technical Committee and specified on such policy); and

               (b) to the extent applicable, the Deed of Trust or Mortgage, as the case may be, with respect to such Acquisition Plant creates (or will create when recorded) a valid first lien on the Mortgaged Property with respect to such Acquisition Plant, free and clear of all liens,


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

encumbrances and exceptions to title whatsoever (other than those encumbrances permitted pursuant to Section 3.5.25(a)), or

         (ii) With respect to any Acquisition Plant which will not be encumbered by a Deed of Trust or Mortgage (as permitted by Sections 3.5.7(a) and 5.12.3), delivery to Administrative Agent of a true and correct copy of an owner's A.L.T.A. policy of title insurance in respect of such Acquisition Plant, which policy shall (A) provide the relevant Project Owner with the types and amounts of coverages described in Section 3.5.25(i)(a) above and (B) otherwise be in form and substance reasonably satisfactory to the Technical Committee.

         3.5.26 Regulatory Status. The relevant Acquisition Plant to be acquired pursuant to the relevant Subject Acquisition (a) (i) shall have complied with the requirements of 18 C.F.R. ss. 292.207 required to be complied with as of the applicable Funding Date and (ii) Borrower shall have delivered to Administrative Agent, in form and substance satisfactory to the Technical Committee, either (A) a certificate of FERC certifying such Acquisition Plant as a Qualifying Facility, or (B) documentation evidencing the self-certification of such Acquisition Plant as a Qualifying Facility and a legal opinion of counsel to the relevant Project Owner with respect to the effectiveness of such documentation to qualify such Acquisition Plant as a Qualifying Facility or (b) be an Eligible Facility (or, in the case of an Acquisition Plant which has not achieved Provisional Acceptance as of the applicable Funding Date, be or be capable of being an Eligible Facility and, if not yet an Eligible Facility, Administrative Agent shall have received a legal opinion of counsel to the relevant Project Owner in form and substance satisfactory to the Technical Committee to the effect that there exists no reasonable basis for FERC to deny an application filed by such Project Owner for Exempt Wholesale Generator status).

         3.5.27 Election of Ratio. At least four Banking Days prior to the applicable Funding Date, Borrower shall have delivered to Administrative Agent a properly completed Ratio Election Certificate, dated as of the applicable Funding Date and signed by a Responsible Officer of Borrower, pursuant to which Borrower shall certify, among other things, after taking into consideration the making of the Development Loans being requested, (a) to the then current Deemed Development Loan Ratio, (b) to the then current Applicable Development Loan Ratio for such Subject Acquisition and each other Approved Project, (c) to the then current Blended Development Loan Ratio for all Approved Projects, (d) to the then current Blended Ratio for all Approved Projects and (e) to the then current Capped Commitment Amount.

         3.5.28 Diversified Revenue Requirements. After giving effect to the proposed Subject Acquisition, as of the applicable Funding Date, no more than 40% of the Portfolio Megawatts, and no more than 30% of the EBITDA of Portfolio Entities, shall be attributable to Approved Projects (including the relevant Acquisition Plant) with an (a) actual or projected capacity factor of less than 10% in any three years and (b) average capacity factor of less than 20% over all years, in each case during the 25 year period commencing on the applicable Funding Date.

         3.5.29 Notice of Development Loan Borrowing. Borrower shall have delivered a Notice of Development Loan Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.

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

         3.5.30 Representations and Warranties. Each representation and warranty of the Member and NRG Energy with respect to the relevant Subject Acquisition, if any, in any Credit Document, and each representation and warranty of Borrower, the Project Owner, the other Portfolio Entities and the relevant Affiliate Pledgors with respect to such Subject Acquisition in any of the Operative Documents, in each case with respect to itself or such Subject Acquisition, shall be true and correct in all material respects as of the applicable Funding Date (unless any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

         3.5.31 No Default. No Event of Default or Inchoate Default, or Project Default or Project Inchoate Default in respect of the relevant Project Owner, has occurred and is continuing or will result from such Acquisition Credit Event.

         3.5.32 No Material Adverse Effect. Since the Closing Date, no event or circumstance having a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner has occurred and is continuing.

         3.5.33 No Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened against any Portfolio Entity or Affiliate Pledgor in respect of the relevant Subject Acquisition which could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner.

         3.5.34 Joint Ventures (Joint Ownership of Acquisition Plant). After giving effect to the consummation of the Subject Acquisition, in the case of an Acquisition Plant that is only partially owned by the relevant Project Owner, the Subject Acquisition shall satisfy the Co-Joint Venturer Requirements.

         3.5.35 Joint Venture Projects (Joint Ownership of Project). In the case of a Subject Acquisition that is only partially owned by the relevant Project Owner, (a) Administrative Agent shall have received the joint venture, joint tenancy, joint operating or other documents relating to the joint ownership, operation or governance of such Subject Acquisition (collectively, the "Joint Venture Agreements"), in form and substance reasonably satisfactory to the Technical Committee (which satisfaction shall be based in part on whether the applicable Joint Venture Agreement contains provisions (i) requiring all parties to such Joint Venture Agreement (the "Joint Venturers") to fund their respective obligations in connection with the operation of such Subject Acquisition, providing reasonable remedies in the event any Joint Venturer fails to fund any portion of such obligations, and permitting the relevant Project Owner to fund such unfunded obligations if any of the Joint Venturers fail to do so, (ii) permitting the relevant Project Owner to grant a Lien on its interest in the Subject Acquisition in favor of Administrative Agent, for benefit of Secured Parties, pursuant to the Credit Documents, and (iii) prohibiting any of the other Joint Venturers from granting a Lien on or otherwise encumbering the relevant Project Owner's interest in such Subject Acquisition), (b) such Subject Plant shall have achieved Provisional Acceptance (as determined by the Technical Committee and the Independent Engineer), (c) each of the Joint Venturers shall be sufficiently creditworthy to fulfill its obligations under the applicable Joint Venture Agreement (as reasonably determined by the Technical Committee) or, with respect to any Joint Venturer which is reasonably determined not to be sufficiently creditworthy, the Technical Committee shall be



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


reasonably satisfied that such Joint Venture will not have any payment obligations in respect of the Subject Acquisition from and after the applicable Funding Date and (d) if required by applicable Legal Requirements or if required by Administrative Agent, such Joint Venture Agreement or the relative rights of the Joint Venturers in such Subject Acquisition (or a memorandum thereof) shall have been recorded or filed, as applicable, in the appropriate public records in order to give third parties notice of such Joint Venture Agreement (the requirements set forth in clauses (a) through (d) above shall herein be referred to, collectively, as the "Co-Joint Venturer Requirements").

         3.5.36 Updated Exhibits. Borrower shall have delivered to Administrative Agent a supplement to (a) Exhibit K hereto (which Exhibit shall be automatically amended without further action to give effect to such supplement if the applicable Funding Date) reflecting any additional or revised insurance policies required by the Insurance Consultant to account for the relevant Subject Acquisition, (b) Exhibit G-6 hereto (which Exhibit shall be automatically amended without further action to give effect to such supplement on the applicable Funding Date) referencing the environmental reports in respect of such Subject Acquisition that were delivered to Administrative Agent pursuant to Section 3.5.12 and (c) Exhibit D-5 hereto (which Exhibit shall be automatically amended without further action to give effect to such supplement on the applicable Funding Date) reflecting the filings and recordings required to be made to perfect security interests in the Collateral described in Section 3.5.7(a), in each case which supplement shall be in form and substance reasonably satisfactory to the Technical Committee.

         3.5.37 Equity Funding. In the case of any Subject Acquisition in respect of which NRG Energy is required to make an Initial Plant Payment Contribution in accordance with Section 2.1.3 of the NRG Energy Equity Undertaking, (a) the aggregate amount of the requested Development Loans in respect of such Subject Acquisition shall not exceed the product of (i) the Projected Capitalization of the relevant Acquisition Plant (as set forth in the Base Case Project Projections contemplated to be delivered pursuant to Section 3.5.22) multiplied by (ii) the Applicable Development Loan Ratio for such Subject Acquisition as of the applicable Funding Date (the "Development Loan Limitation") and (b) NRG Energy shall have, or shall have caused to be, made available to the relevant Project Owner by wire transfer of immediately available funds in Dollars to the account of the relevant Project Owner or the relevant Major Project Participants the amount of the relevant Initial Plant Payment Contribution for application to the purchase price due under the applicable Acquisition Documents, all in a manner and pursuant to arrangements reasonably satisfactory to the Technical Committee.

         3.5.38 Major Maintenance Election.

         In the case of any Subject Acquisition in respect of which Borrower contemplates utilizing the proceeds of Development Loans for the payment of costs, expenses and fees associated with Major Maintenance (as contemplated by the Base Case Project Projections contemplated to be delivered pursuant to
Section 3.5.22), Borrower shall have delivered to Administrative Agent a Major Maintenance Election Certificate, in substantially the form of Exhibit F-10 hereto, pursuant to which Borrower shall certify, among other things, (a) to the general nature and description of the contemplated Major Maintenance, (b) to the anticipated schedule for commencing and completing such contemplated Major Maintenance, (c) to the anticipated costs to be incurred in connection with such contemplated Major Maintenance




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

(WHICH COSTS SHALL NOT EXCEED 30% OF THE AGGREGATE AMOUNT OF PROJECTED PROJECT COSTS IN RESPECT OF SUCH SUBJECT ACQUISITION WITHOUT THE PRIOR APPROVAL OF REQURIED BANKS (AS SET FORTH IN THE Base Case Project Projections contemplated to be delivered pursuant to Section 3.5.22)) and (d) to the anticipated sources of funds which will be utilized to fund the payment of the costs, expenses and fees related to such contemplated Major Maintenance (it being acknowledged and agreed that such certifications shall be consistent with the Base Case Project Projections contemplated to be delivered pursuant to Section 3.5.22).

     3.6 Conditions Precedent to Each Development Loan Related to Major Maintenance. The obligation of Banks to make each Development Loan with respect to the funding of any Major Maintenance is subject to the prior satisfaction (or written waiver by Administrative Agent with the consent of Required Banks) of each of the following conditions:

         3.6.1 Notice of Development Loan Borrowing. Borrower shall have delivered a Notice of Development Loan Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1.

         3.6.2 Representations and Warranties. Each representation and warranty of the Member and NRG Energy with respect to the relevant Approved Project, if any, in any Credit Document, and each representation and warranty of Borrower, the Project Owner, the other Portfolio Entities and the relevant Affiliate Pledgors with respect to such Approved Project in any of the Credit Documents and the relevant Major Maintenance Documents, in each case with respect to itself or such Approved Project, shall be true and correct in all material respects as of the applicable Funding Date (unless any such representation and warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

         3.6.3 No Default. No Event of Default or Inchoate Default, or Project Default or Project Inchoate Default in respect of the relevant Project Owner, has occurred and is continuing or will result from the making of the requested Development Loans.

         3.6.4 No Material Adverse Effect. Since the Closing Date, no event or circumstance having a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner has occurred and is continuing.

         3.6.5 No Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened which could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner.

         3.6.6 Operative Documents.

               (a) With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, delivery to Administrative Agent of a true and correct copy of, (i) to the extent not previously delivered pursuant to Section 3.5.7, all documents, instruments, supplements or amendments necessary to create a valid and perfected first priority Lien on the assets to be acquired with the proceeds of the requested Development Loan and, (ii) to the extent reasonably requested by the Technical Committee, a Consent and Agreement relating to each relevant Major Maintenance Document, in substantially the form of


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

Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

               (b) With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, all actions shall have been taken to provide Administrative Agent, for the benefit of Secured Parties, with a valid and perfected first priority Lien on the assets being acquired with the proceeds of the requested Development Loan and on all other Collateral then in existence related to the relevant Project Owner, including to the extent necessary, the execution, delivery and filing of UCC-1, UCC-2 or UCC-3 financing statements, as applicable, with respect to such Collateral with the secretary of state and/or other appropriate filing office in the states of formation of the relevant Project Owner, in the state where any such assets are located or the states in which such Project Owner's principal place of business is located.

               (c) With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, delivery to Administrative Agent of true and correct copies of each relevant Major Maintenance Document, certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect on the applicable Funding Date. Each such certificate shall also state that neither the relevant Project Owner nor, to the best knowledge of Borrower, any other party to any such Major Maintenance Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder, and that all conditions precedent to the performance of the parties under each such Major Maintenance Document then required to have been performed have been satisfied.

         Unless otherwise specified above, all the Credit Documents and Major Maintenance Documents specified above shall be in form and substance reasonably satisfactory to the Technical Committee and shall have been duly authorized, executed and delivered by the parties thereto.

         3.6.7 Operative Documents in Effect. Each Credit Document and each relevant Major Maintenance Document remains in full force and effect in accordance with its terms and no material defaults have occurred thereunder.

         3.6.8 Legal Opinions. Without duplication of any legal opinions of counsel delivered to Administrative Agent pursuant to Section 3.1.10, 3.2.8,
3.4.2 or 3.5.9, with respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, delivery to Administrative Agent of legal opinions of counsel to each Person designated by the Technical Committee that is a party to a Major Maintenance Document delivered pursuant to
Section 3.6.6(c), in each case in substantially the form of Exhibit B to Exhibit E-1 hereto (or otherwise in form and substance reasonably satisfactory to the Technical Committee).

         3.6.9 Third Party Consents. Delivery to Administrative Agent of a copy of any approval (other than any Consent) by any Person (including any Governmental Authority) required as of the applicable Funding Date in connection with the relevant Major Maintenance, which approvals shall be in form and substance reasonably satisfactory to Administrative Agent.

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

         3.6.10 Insurance. Insurance complying with the requirements of Section
5.13 and Section 4.10 of the applicable Project Owner Guaranty shall be in effect, and, upon the request of Administrative Agent, evidence thereof shall be provided to Administrative Agent.

         3.6.11 Maintenance Budget. With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, delivery to Administrative Agent of a maintenance budget, in form and substance reasonably satisfactory to the Technical Committee (a "Maintenance Budget"), for all anticipated costs to be incurred in connection with the contemplated Major Maintenance (which anticipated costs shall not be substantially higher than the anticipated costs set forth in the relevant Major Maintenance Election Certificate delivered by Borrower pursuant to Section 3.5.38 without the prior consent of the Technical Committee), including in such budget all construction and non-construction costs, all interest, taxes and other carrying costs and such other information as the Technical Committee may require, together with a balanced statement of sources (including an allocation between Loan proceeds and Contributions) and uses of proceeds.

         3.6.12 Major Maintenance Drawdown Certificate and Engineer's Certificate. If the proceeds of the requested Development Loan are to be used to make progress payments in respect of any Major Maintenance for the relevant Approved Project, (i) at least seven Banking Days prior to the making of each such Development Loan, Borrower shall have provided Administrative Agent with a certificate, dated the applicable Funding Date and signed by an authorized officer of Borrower, substantially in the form of Exhibit C-9 hereto, in respect of the Major Maintenance for which a disbursement of funds are being requested and (ii) at least four Banking Days prior to the making of each such Development Loan, the Independent Engineer shall have provided Administrative Agent with a certificate of the Independent Engineer, dated the applicable Funding Date and signed by an authorized representative of the Independent Engineer, substantially in the form of Exhibit C-10 hereto.

         3.6.13 Certificate of Borrower. With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, at least four Banking Days prior to the applicable initial Funding Date, Borrower shall have delivered to Administrative Agent a properly completed Borrower's Major Maintenance Funding Certificate, substantially in the form of Exhibit F-11 hereto, dated as of the applicable Funding Date and signed by a Responsible Officer of Borrower, pursuant to which Borrower shall certify (unless and to the extent otherwise agreed by the Technical Committee), among other things, to the continued accuracy (in all material respects) of each of the certifications contained in the relevant Major Maintenance Election Certificate delivered by Borrower pursuant to Section 3.5.38.

         3.6.14 Certificate of Independent Engineer. With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, at least four Banking Days prior to the applicable initial Funding Date, the Independent Engineer shall have delivered to Administrative Agent a properly completed Engineer's Major Maintenance Funding Certificate, substantially in the form of Exhibit F-12 hereto, dated as of the applicable Funding Date and signed by an authorized representative of the Independent Engineer, pursuant to which the Independent Engineer shall certify (unless and to the extent otherwise agreed by the Technical Committee) that the assumptions and conclusions in respect of the contemplated Major Maintenance set forth in the Independent Engineer's report with respect to such Approved Project delivered pursuant to Section 3.5.11 are true and correct in all material respects as of the applicable Funding Date.

         3.6.15 Sufficiency of Funds. The Technical Committee shall be reasonably satisfied that, after taking into consideration the making of the Development Loans being requested, the anticipated Development Loans to be made in connection with all Approved Projects, and the anticipated Development Loans to be made in connection with the contemplated Major Maintenance:

         (a) Available Development Funds are not less than the aggregate unpaid amount of Project Costs required to cause the Completion Date of all Approved Projects that have not achieved Completion to occur in accordance with all Legal Requirements, the relevant Prime Construction Contracts and the terms of the Credit Documents prior to the earlier of the Loan Maturity Date and guaranteed completion date with respect to each such Approved Project set therefor in such Approved Project's Project Schedule and to pay or provide for all anticipated non-construction Project Costs as to each such Approved Project (as determined by reference to such Approved Project's then current Project Schedule and Project Budget);

         (b) Available Development Funds are not less than the aggregate unpaid amount of Project Costs required to cause the completion of the contemplated Major Maintenance to occur in accordance with all Legal Requirements, the relevant Major Maintenance Documents and the terms of the Credit Documents prior to the Loan Maturity Date and to pay or provide for all anticipated non-construction Project Costs related thereto; and

         (c) the aggregate amount of Project Costs for relevant Major Maintenance in respect of which the disbursement of funds is being requested is not projected to exceed 110% of the anticipated aggregate amount of Project Costs for such Major Maintenance as set forth in such Approved Project's Maintenance Budget delivered pursuant to Section 3.6.11; provided, however, that if the condition described in this clause (c) above is not satisfied with respect to the relevant Major Maintenance for which funds are being requested, such condition shall be deemed to be satisfied if:

         (i) Borrower demonstrates to the reasonable satisfaction of the Technical Committee that (A) the minimum and average projected annual Interest Coverage Ratios over the period of time commencing on the first January 1 or July 1, as the case may be, to occur after the applicable Funding Date and ending on the scheduled Loan Maturity Date for the relevant Approved Project and all Approved Projects (taken as a whole) are not less than 2.10 to 1.0 and 2.25 to 1.0, respectively and (B) the minimum and average projected annual Deemed Debt Service Coverage Ratios over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for the relevant Approved Project and all Approved Projects (taken as a whole) are not less than 2.10 to 1.0 and 2.50 to 1.0, respectively; or

         (ii) NRG Energy unconditionally and irrevocably commits (such commitment to be in form and substance satisfactory to the Technical Committee) to make equity contributions to the relevant Project Owner to fund the Project Costs for the relevant Major Maintenance which are in excess of the anticipated aggregate amount of Project Costs for such Major


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Maintenance (as set forth in the Maintenance Budget delivered pursuant to
Section 3.6.11) as and when the same may be due and payable.

         3.6.16 Base Case Project Projections. With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, and only if such initial Development Loan occurs after the 18 month anniversary of the initial Funding Date for such Approved Project, delivery to Administrative Agent of the combined Base Case Project Projections of operating expenses and cash flow for all Approved Projects, in substantially the form of those Base Case Project Projections delivered pursuant to Section 3.1.13 and otherwise in form and substance satisfactory to the Technical Committee, which satisfy the following conditions:

         (a) demonstrating a minimum and average projected annual Interest Coverage Ratio over the period of time commencing on the first January 1 or July 1, as the case may be, to occur after the applicable Funding Date and ending on the scheduled Loan Maturity Date for all Approved Projects (taken as a whole) of no less than 2.10 to 1.0 and 2.25 to 1.0, respectively;

         (b) demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for all Approved Projects (taken as a whole) of no less than 2.10 to 1.0 and 2.50 to 1.0, respectively; and

         (c) demonstrating a minimum and average projected annual Deemed Debt Service Coverage Ratio over the period of time commencing on January 1, 2006 and ending on December 31, 2030 for such Approved Project of no less than 2.00 to 1.0.

         3.6.17 Payment of Filing Fees. All taxes, fees and other costs payable in connection with the making of the requested Development Loans and the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.6 shall have been paid in full or, as approved by the Technical Committee, provided for.

         3.6.18 Additional Information. With respect to the initial Development Loan for the funding of Major Maintenance for the relevant Approved Project, at least ten Banking Days prior to the applicable Funding Date, Borrower shall have delivered to the Technical Committee and the Independent Engineer such reports, statements, forecasts and other information concerning the contemplated Major Maintenance and, to the extent reasonably available, the Major Project Participants as the Technical Committee or the Independent Engineer shall reasonably require to verify the satisfaction of the conditions precedent set forth in this Section 3.6.

     3.7 Conditions Precedent to Initial Distributions of Project Revenues Generated by a Particular Approved Project. Without limiting anything set forth in Section 6.6, no Restricted Payment shall be made in respect of funds associated with or attributable to an Approved Project until the following conditions shall have been satisfied (or waived in writing by Administrative Agent with consent of Required Banks), which satisfaction may be demonstrated in connection with the satisfaction of the conditions precedent to Section 3.5 for any Acquisition Plant:

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         3.7.1 Notice of Completion. Delivery to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, of evidence that
(a) all work with respect to the relevant Approved Project requiring inspection by municipal and other Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities, (b) that the relevant Project Owner (or Co-Project Owner) has duly recorded a notice of completion for such Approved Project, (c) all parties performing such work have been or will be paid for such work, and (d) no mechanics' and/or materialmen's liens or application therefor have been filed and all applicable filing periods for any such mechanics' and/or materialmen's liens have expired; provided, however, that in the event Borrower delivers to Administrative Agent either (i) a policy of title insurance or endorsement thereto, in form and substance satisfactory to Administrative Agent, insuring against loss arising by reason of any mechanics' or materialmen's lien gaining priority over the relevant Deed of Trust or Mortgage, as the case may be (except where applicable Governmental Rules prevent the insurance against such a loss), or (ii) a bond, in form and substance satisfactory to Administrative Agent, in the amount of all payments owed to any contractor, subcontractor or any other Person, and covering the relevant Project Owner's liability to such contractors, subcontractors or other Persons, Administrative Agent shall waive the requirements referred to in clause (d) above.

         3.7.2 Completion. Completion with respect to the relevant Approved Project shall have occurred, and Administrative Agent shall have received a certification by the applicable Owner's Representative, Borrower and the Independent Engineer to such effect.

         3.7.3 Annual Budget. Administrative Agent shall have received the Annual Operating Budget with respect to the relevant Approved Project for the year in which such Approved Project achieved Provisional Acceptance, which Annual Operating Budget shall have been prepared in a manner consistent with, and in compliance with the requirements set forth in, Section 5.11. In the event that such Annual Operating Budget does not, in Administrative Agent's opinion, properly reflect the operation of such Approved Project during such year as a result of the actual date of Final Acceptance being different from the date anticipated therefor and set forth in such Annual Operating Budget, Administrative Agent shall have received an amendment to such Annual Operating Budget properly reflecting the actual date of Final Acceptance.

         3.7.4 Insurance. Insurance complying with the requirements of Section
5.13 and Section 4.10 of the applicable Project Owner Guaranty shall be in effect and, upon the request of Administrative Agent, evidence thereof shall be provided to Administrative Agent.

         3.7.5 Applicable Permits and Applicable Third Party Permits. The relevant Project Owner shall have obtained or caused to be obtained and delivered to Administrative Agent all Applicable Permits with respect to the relevant Approved Project, in form and substance reasonably satisfactory to Administrative Agent, together with copies of each such Applicable Permit and a certificate of an authorized officer of Borrower certifying that all such Applicable Permits have been obtained. Each Major Project Participant with respect to such Approved Project shall have obtained or caused to be obtained all Applicable Third Party Permits applicable to such Person with respect to such Approved Project, in form and substance reasonably satisfactory to Administrative Agent, and Borrower shall have delivered or cause to be delivered to Administrative Agent copies or other evidence of each such Applicable Third


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


Party Permit and a certificate of an authorized officer of Borrower certifying that all such Applicable Third Party Permits have been obtained. All such Applicable Permits and Applicable Third Party Permits shall be in full force and effect, not subject to any then current legal proceeding or to any unsatisfied condition that could reasonably be expected to result in material modification or revocation, and all applicable appeal periods with respect thereto shall have expired.

         3.7.6 Real Estate Rights; A.L.T.A. Surveys. Administrative Agent shall have received as-built A.L.T.A. surveys of the Site and the Easements with respect to the relevant Approved Project (or such other documentation acceptable to Administrative Agent), in form and substance reasonably satisfactory to Administrative Agent and the Title Insurer, certified to Administrative Agent as to completeness and accuracy as of not more than four weeks prior to Final Acceptance by a licensed surveyor reasonably satisfactory to Administrative Agent, showing (a) as to such Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are located; (b) as to such Easements, the exact location and dimensions thereof, including the location of all means of access thereto, and all improvements or other encroachments in or on such Easements; (c) the location and dimensions of all improvements, fences or encroachments located in or on such Site or such Easements; (d) that the location of such Approved Project does not encroach on or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects; (e) whether such Site or any portion thereof is located in a special earthquake or flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than relevant Permitted Encumbrances; provided, however, that the matters described in clauses
(b) and (e) may be shown by separate maps, surveys or other information reasonably satisfactory to Administrative Agent.

         3.7.7 Title Policy. Administrative Agent shall have received an endorsement to the A.L.T.A. Policy delivered to Administrative Agent pursuant to
Section 3.2.24 or 3.5.25 (if any), as the case may be, in respect of the relevant Approved Project confirming and insuring the continued first priority of the Lien on the relevant Mortgaged Property evidenced by the relevant Deed of Trust or Mortgage, as the case may be (without a mechanics' and materialmen's exception included in such title policy, except where applicable Governmental Rules prevent the deletion of such exception), and such other matters as Administrative Agent may reasonably request.

         3.7.8 Operating Plans. Borrower shall have provided to Administrative Agent a plan setting forth the relevant Project Owner's procedures for operating the Approved Project, fuel procurement and power marketing, in form and substance reasonably satisfactory to Administrative Agent.

         3.7.9 Recourse Obligations Certification. Borrower shall have delivered to Administrative Agent a certificate, in form and substance reasonably satisfactory to Administrative Agent and duly executed by a Responsible Officer of Borrower, pursuant to which Borrower shall certify (a) to the then current Non-Recourse Loans attributable to or



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

associated with the relevant Approved Project and, (b) to the extent applicable, to the Final Plant Funding Payment for such Approved Project.

     3.8 Failure of Conditions Precedent to be Satisfied for a Particular Project or Acquisition. In the event that Borrower requests a Loan with respect to more than one Subject Project, Approved Project or Subject Acquisition, and the applicable conditions set forth in this Article 3 for such Loan have not been satisfied for one or more of such Projects or Acquisitions, then such Loan shall be permitted to occur for the Subject Project(s), Approved Project(s) or Subject Acquisition(s) in respect of which all applicable conditions have been satisfied (or waived in accordance with the terms hereof), unless the failure of any condition to be satisfied with respect to any Subject Project, Approved Project or Subject Acquisition has the effect of causing an Event of Default or Inchoate Default to occur, in which case the requested Loan shall not be permitted to occur until such time as the Event of Default or Inchoate Default has been cured and the applicable conditions have been satisfied (or waived in accordance with the terms hereof).

     3.9 Funding of Equity. Notwithstanding any other provision of this Agreement to the contrary, Borrower shall have the right to, at any time, make a Contribution into the Development Account or any sub-account therein and have such funds applied to the payments of Project Costs in accordance with Section
2.1.3 of the Depositary Agreement.

     3.10 No Approval of Work. The making of any Loan hereunder shall not be deemed an approval or acceptance by Administrative Agent, the Technical Committee or any Bank of any work, labor, supplies, materials or equipment furnished or supplied with respect to any of the Approved Projects, Approved Turbines, Material Assets or other assets funded or acquired with the proceeds of the Loans made hereunder.

     3.11 Waiver of Funding; Adjustment of Drawdown Requests.

               (a) Subject to Section 9.9, notwithstanding the foregoing, the Required Banks, without waiving any of Banks' rights hereunder, shall have the right to effect a Development Credit Event, Working Capital Credit Event or an Acquisition Credit Event hereunder without full compliance by Borrower with the conditions described in this Article 3.

               (b) In the event Administrative Agent determines that an item or items listed in a Drawdown Certificate as a Cost is not properly included in such Drawdown Certificate, Administrative Agent, in consultation with the Independent Engineer, may in its reasonable discretion cause to be made a Loan or Loans in the amount requested in such Drawdown Certificate less the amount of such item or items or may reduce the amount of Loans made pursuant to any subsequent Drawdown Certificate by such amount. In the event that Borrower prevails in any dispute as to whether such Project Costs were properly included in such Drawdown Certificate, Loans in the amount requested but not initially made shall forthwith be made.

     3.12 Conditions Precedent Related to Permitted IDA Financings.

               (a) The Technical Committee (and not Administrative Agent, the Required Banks or Banks) shall have the ability to supplement or modify Borrower's required


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


satisfaction of any condition precedent set forth in Section 3.2 or 3.5, as the case may be, with respect to any Subject Project or Subject Acquisition, as the case may be, which is contemplated to be constructed, maintained, operated, owned and financed pursuant to a Permitted IDA Structure; provided that (i) Borrower approves in writing any such supplement or modification, as the case may be, (ii) in the reasonable opinion of the Technical Committee, any such supplement or modification, as the case may be, is not reasonably likely to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner, (iii) any such supplement or modification, as the case may be, is strictly limited to the relevant Subject Project or Subject Acquisition, as the case may be, and (iv) any such supplement or modification, as the case may be, is being proposed, granted or agreed solely because the Credit Documents (other than this Section 3.12) do not contemplate the construction, maintenance, operation, ownership or financing of an Approved Project under a Permitted IDA Structure.

               (b) In connection with the granting of any supplement or modification pursuant to Section 3.12(a), Administrative Agent (on behalf of Banks and upon the written direction of the Technical Committee) shall enter into each supplemental agreement with Borrower or the other relevant Portfolio Entities which is required to (i) supplement any of the definitions set forth in any Credit Document (including, to the extent necessary, the definitions of "Major Project Documents", "Major Project Participants", "Permitted Debt", "Permitted Investment", "Permitted Liens", "Project Costs", "Project Documents", and "Project Operating Revenues"), (ii) supplement any representation and warranty set forth in any Credit Document (including, to the extent necessary, Sections 3.23 and 3.25 of the relevant Project Owner Guaranty) and (iii) supplement any covenant set forth in any Credit Document (including, to the extent necessary, Section 5.12 and Sections 4.1, 4.9, 4.11, 4.13 and 5.13 of the relevant Project Owner Guaranty), in each case solely because the Credit Documents (other than this Section 3.12) do not contemplate the acquisition, construction, maintenance, operation, ownership or financing of an Approved Project under a Permitted IDA Structure. Each such supplemental agreement shall be in form and substance reasonably satisfactory to the Technical Committee and Borrower and, if entered into in compliance with this Section 3.12, shall be deemed to satisfy the requirements of Section 9.9.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to and in favor of Lead Arranger, Administrative Agent and Banks as of the Closing Date and as of each Funding Date, in each case to the extent set forth in Article 3.

     4.1 Organization.

         4.1.1 Borrower. Borrower is a limited liability company duly constituted, validly existing and in good standing under the laws of the State of Delaware and is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Borrower has all requisite power and authority to (a) own or hold under lease and operate the property it purports to own or hold under lease, (b) carry on its business as now being conducted


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

and as now proposed to be conducted (including all activities with respect to the Acquisitions and the Approved Projects), (c) execute, deliver and perform each Operative Document to which it is a party and (d) take each action as may be necessary to consummate the transactions contemplated thereunder.

         4.1.2 Member. Member (a) is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware with all requisite power and authority under the laws of the State of Delaware to enter into the Limited Liability Company Agreement and, as the sole member of the Borrower, to perform its obligations thereunder and to consummate the transactions contemplated thereby, (b) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to do so could reasonably be expected to have a Borrower Material Adverse Effect and (c) has the power (i) to carry on its business as now being conducted and as now proposed to be conducted by it,
(ii) to execute, deliver and perform each Operative Document to which it is a party (in its individual capacity), (iii) to take all action as may be necessary to consummate the transactions contemplated thereunder.

     4.2 Capitalization.

               (a) The equity interests in Borrower are duly authorized, validly issued and (if applicable) fully paid and nonassessable. As of the Closing Date, Member is the sole member of Borrower.

               (b) All of the Portfolio Entities are identified in Schedule 4.2 hereto (as such Schedule 4.2 may be supplemented from time to time by written notice to Administrative Agent upon the creation of any new Portfolio Entity in accordance with the terms of Section 6.5.2). The equity interests of each Portfolio Entity are identified in Schedule 4.2 hereto (as so supplemented) and such equity interests are duly authorized, validly issued and (if applicable), fully paid and nonassessable. Schedule 4.2 hereto (as so supplemented) completely and correctly sets forth the ownership of each Portfolio Entity. Except as permitted pursuant to Sections 3.2 or 3.5 and 5.16 and 6.5.2, each Portfolio Entity (other than Borrower) is a direct or indirect wholly-owned Subsidiary of NRG Energy and a wholly-owned Subsidiary of Borrower or an Affiliate Pledgor.

               (c) Except as permitted pursuant to Sections 3.2 or 3.5 and 5.16 and 6.5.2, there are no options, warrants, convertible securities or other rights to acquire any equity interests in Borrower or any other Portfolio Entity.


     4.3 Authorization; No Conflict. Borrower has duly authorized, executed and delivered, or has been properly assigned, each Operative Document to which it is a party and neither Borrower's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene the constituent documents or any other Legal Requirement applicable to or binding on Borrower or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its properties under, any agreement or instrument to which Borrower is a party or by which it or any of its properties may be bound or affected or (c) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Instrumentality, in each case which has not already been obtained and disclosed in writing to Administrative Agent.

     4.4 Enforceability. Each of the Credit Documents and Major Project Documents to which Borrower is a party is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Since the Closing Date, none of the Operative Documents to which Borrower is a party has been amended or modified except in accordance with this Agreement.

     4.5 Compliance with Law. There are no violations by Borrower, or, to the best knowledge of Borrower, the Member, any Affiliate Pledgor or NRG Energy, of any Legal Requirement which could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect.

     4.6 Contracts, Joint Ventures.

         4.6.1 Borrower is not party to nor is it bound by any material contract other than the Credit Documents and Acquisition Documents to which it is a party.

         4.6.2 Borrower is not a general partner nor is it a limited partner in any general or limited partnership or a member in any limited liability company.

     4.7 Investment Company Act, Etc. Neither Borrower nor the Member nor any Affiliate Pledgor is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, and neither Borrower nor the Member nor any Affiliate Pledgor is or has been determined by the Securities and Exchange Commission or any other Governmental Authority to be subject to, or not exempt from, regulation under PUHCA or the FPA (other than as provided by PURPA or as an Exempt Wholesale Generator).

     4.8 ERISA. Either (a) there are no ERISA Plans or Multiemployer Plans for any Portfolio Entity or any member of the Controlled Group or (b) (i) each Portfolio Entity and each member of the Controlled Group have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan, (ii) each ERISA Plan or Multiemployer Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code and (iii) neither any Portfolio Entity nor any Controlled Group member has incurred any liability to the PBGC or any ERISA Plan or Multiemployer Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). None of any Portfolio Entity's assets constitute assets of an employee benefit plan within the meaning of 29 CFR Section 2510.3-101.

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

     4.9 Permits. With respect to each Approved Project in the case of Sections
4.9.1 and 4.9.2, and with respect to each Funded Working Capital Asset (including each Approved Turbine) in the case of Section 4.9.3:

         4.9.1 There are no Permits under existing law as such Approved Project is designed that are or will become Applicable Permits other than the Applicable Permits described in the applicable Permit Schedule. Except as disclosed therein, each Applicable Permit listed in Part I(A) of the applicable Permit
Schedule is in full force and effect and is not subject to any current legal proceeding or to any unsatisfied condition that could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner, and all applicable appeal periods with respect thereto have expired. Each Permit listed in Part II(A) of the applicable Permit Schedule is either (1) timely obtainable at a cost consistent with the applicable Project Budget or Annual Operating Budget, as the case may be, prior to the time the applicable Project Owner requires such Permit and is of a type that is routinely granted upon application and that would not normally be obtained before contemplated by Borrower or the relevant Project Owner or (2) able to be eliminated as an Applicable Permit through the implementation of alternative solutions at a cost consistent with the applicable Project Budget or Annual Operating Budget, as the case may be. No fact or circumstance exists, to the best knowledge of Borrower, which indicates that any Permit identified in
Part II(A) of the applicable Permit Schedule shall not be timely obtainable at a cost consistent with the applicable Project Budget or Annual Operating Budget, as the case may be, without material difficulty or delay by the relevant Project Owner before it becomes an Applicable Permit. Each Project Owner with respect to an Approved Project is in compliance in all material respects with all Applicable Permits.

         4.9.2 There are no Permits under existing law as such Approved Project is designed that are or will become Applicable Third Party Permits other than the Permits described in the applicable Permit Schedule (or Permits the failure of which to obtain could not reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner). Except as disclosed therein, each Applicable Third Party Permit listed in Part I(B) of the applicable Permit Schedule is in full force and effect and is not subject to current legal proceeding or to any unsatisfied condition that could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner, and all applicable appeal periods with respect thereto have expired. No fact or circumstance exists, to the best knowledge of Borrower, which indicates that any Applicable Third Party Permit shall not be timely obtainable at a cost consistent with the applicable Project Budget or Annual Operating Budget, as the case may be, without material difficulty or delay by the applicable Major Project Participant before it becomes an Applicable Third Party Permit. To the best knowledge of Borrower, each Major Project Participant is in compliance in all material respects with its respective Applicable Third Party Permits, each other Major Project Participant possesses all licenses, franchises, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Operative Documents to which it is a party, and such Person is not in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect in respect of the relevant Project Owner.

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

         4.9.3 To the best knowledge of Borrower, each Turbine Purchase Contractor and Material Asset Purchase Contractor possesses all material licenses, franchises, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under each Turbine Purchase Contract and Material Asset Purchase Contract to which it is a party, and such Turbine Purchase Contractor and Material Asset Purchase Contractor is not in violation of any valid rights of others with respect to any of the foregoing which could reasonably be expected to have a Borrower Material Adverse Effect.

     4.10 Intellectual Property. Borrower owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights, which are necessary for the operation of its business. Except as set forth on Exhibit G-5 hereto, nothing has come to the attention of Borrower to the effect that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower in connection with its business will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (b) there is pending or threatened any claim or litigation against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code relating to the use of technology or intellectual property by Borrower, in each case which could reasonably have a Borrower Material Adverse Effect or a Project Material Adverse Effect.

     4.11 Hazardous Substance.

         4.11.1 Except as set forth in Exhibit G-6 hereto: (a) neither any Portfolio Entity nor the Member nor NRG Energy (for the purposes of this Section, the "Subject Companies"), with respect to the Sites, Improvements or other Mortgaged Properties owned or leased by a Portfolio Entity, is or has in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to any of the Subject Companies or their respective properties and assets or in an inability of any Portfolio Entity to perform its obligations under any Operative Document; (b) none of the Subject Companies nor, to the best knowledge of Borrower, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject any Bank to liability or any Subject Company to material liability, under any Hazardous Substance Law; (c) to the best knowledge of Borrower, there are no underground tanks, whether operative or temporarily or permanently closed, located on the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity; (d) there are no Hazardous Substances used, stored or present at, on or, to the best knowledge of Borrower, near the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity, except in compliance with Hazardous Substance Laws and other Legal Requirements or as disclosed in the Environmental Reports; and (e) to the best knowledge of Borrower, there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be a material violation by any Subject Company of any Hazardous Substance Law, or to result in liability to any Bank or material liability to any Subject Company under any Hazardous Substance Law.

         4.11.2 Except as set forth on Exhibit G-5 hereto or Exhibit G-6 hereto, there is no pending or, to the best knowledge of Borrower, threatened, action or proceeding by any Governmental Authority (including the U.S. Environmental Protection Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity.

         4.11.3 (a) Except as set forth on Exhibit G-5 hereto or Exhibit G-6 hereto, no Subject Company has knowledge of any past or existing violations of any Hazardous Substances Laws by any Person relating in any way to the Sites, Improvements or other Mortgaged Properties owned or leased by any Portfolio Entity, in each case which could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect.

     4.12 Litigation.

               (a) As of the Closing Date, except as set forth on Exhibit G-5 hereto, there are no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which Borrower, any Affiliate Pledgor or the Member or an Identified Project, Approved Project or Acquisition Plant is a party or is subject, or by which any of them or any of their properties or an Identified Project, Approved Project or Acquisition Plant are bound.

               (b) As of the Closing Date, except as set forth on Exhibit G-5 hereto, there are no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind (including actions or proceedings of or before any Governmental Authority) to which NRG Energy or, to the best knowledge of Borrower, any other Major Project Participants is a party or is subject, or by which any of them or any of their properties are bound, which if adversely determined to or against NRG Energy, the Member or any Affiliate Pledgor or any other Major Project Participant could reasonably be expected to have a Sponsor Material Adverse Effect or a Borrower Material Adverse Effect.

               (c) After the Closing Date, there are no pending or, to the best knowledge of Borrower, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which Borrower, the Member, any Affiliate Pledgor or NRG Energy is a party or is subject, or by which any of them or any of their properties are bound which have not been disclosed by Borrower to Administrative Agent in accordance with, and to the extent required by, Section 5.3.

     4.13 Labor Disputes and Acts of God. Neither the business nor the properties of Borrower, the Member, any Affiliate Pledgor or NRG Energy, or, to the best knowledge of Borrower, any other Major Project Participant are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Borrower Material Adverse Effect.

     4.14 Project Documents. Except as permitted by Section 3.2.6(t) or 3.5.7(u), copies of all of the Project Documents and Turbine Purchase Contracts and Material Asset Purchase

Contracts in effect with respect to the Approved Projects, Funded Working Capital Assets and Acquisitions, as the case may be, as of such date have been delivered to Administrative Agent by Borrower.

     4.15 Disclosure. Neither this Agreement nor any certificate or other documentation (other than the Project Budgets, the Annual Operating Budgets, the Maintenance Budgets and the Base Case Project Projections) furnished to Administrative Agent, the Lead Arranger or the Technical Committee, or to any consultant submitting a report to Administrative Agent, the Lead Arranger or the Technical Committee, by or, to the best knowledge of Borrower, on behalf of NRG Energy or the Member in connection with the transactions contemplated by this Agreement or the Project Documents or the design, description, testing or operation of an Acquisition, Approved Project or an Approved Turbine, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements are made. As of the Closing Date, there is no fact known to Borrower which has had or could reasonably be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect which has not been set forth in this Agreement or in the other documents, certificates and written statements furnished to Administrative Agent and/or the Independent Consultants, by or on behalf of Borrower in connection with the transactions contemplated hereby.

     4.16 Private Offering by Borrower. Assuming that Banks are acquiring the Notes for investment purposes only, and not for purposes of resale or distribution thereof except for assignments or participations as provided in Sections 9.13 and 9.14, no registration of the Notes under the Securities Act of 1933, as amended, or under the securities laws of the State of New York, or any other state in which an Approved Project, Funding Working Capital Asset or Acquisition is located is required in connection with the offering, issuance and sale of the Notes hereunder. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act of 1933, as amended.

     4.17 Taxes. All tax returns and reports of the Member, each Affiliate Pledgor and Borrower required to be filed by any such Person have been timely filed, and all taxes required to be paid with respect to such tax returns to be due and payable and all material assessments, utility charges, fees and other governmental charges upon the Member, each Affiliate Pledgor and Borrower and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, other than those taxes, assessments, fees and charges being contested in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Borrower knows of no proposed tax assessment against NRG Energy, the Member, Borrower, any Affiliate Pledgor or any Portfolio Entity which could reasonably be expected to have a Borrower Material Adverse Effect that is not being actively contested by such Person in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall not have been made or provided therefor. For federal income tax purposes, Borrower is a limited liability company and not an association taxed as a corporation.

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     4.18 Governmental Regulation. Except to the extent that the FPA or PUHCA is applicable to Borrower solely by reason of Borrower being an Exempt Wholesale Generator or the owner of a Qualifying Facility, none of Borrower, the Member, any Affiliate Pledgor, Administrative Agent, or any Bank, nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of any Identified Project or Non-Identified Project or any Turbine, the sale of electricity, capacity or ancillary services therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities. Borrower is not subject to regulation under any Governmental Rule as to securities, rates or financial or organizational matters that would preclude the making or repayment of any Loans, or the incurrence by Borrower of any of the Obligations or the execution, delivery and performance by Borrower of the Operative Documents to which it is a party. Borrower will not be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company" or any similar Person under any existing law, rule or regulation of any Governmental Authority.

     4.19 Margin Stock. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of "buying", "carrying" or "purchasing" margin stock (as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans or the Project Revenues or the proceeds of any loans made under any Intercompany Loan Agreement will be used by Borrower to buy, carry or purchase any such margin stock or to extend credit to others for the purpose of "buying", "carrying" or "purchasing" any such margin stock or for any other purpose which violates the provisions of the regulations of the Federal Reserve Board.

     4.20 Budgets; Projections. Borrower has prepared the Project Budgets, the Annual Operating Budgets, the Maintenance Budgets (to the extent applicable) and the Base Case Project Projections and is responsible for developing the assumptions on which the Project Budgets, the Annual Operating Budgets, the Maintenance Budgets (to the extent applicable) and the Base Case Project Projections are based; and the Project Budgets, the Annual Operating Budgets, the Maintenance Budgets (to the extent applicable) and the Base Case Project Projections for the Identified Projects, the Approved Projects and Acquisitions
(a) as of the date delivered, updated or supplemented are based on reasonable assumptions (including as to all legal and factual matters material to the estimates set forth therein), (b) as of the date delivered, updated or supplemented are consistent with the provisions of the Project Documents in effect as of such date and (c) as of the date delivered, updated or supplemented indicate that the estimated Project Costs with respect to such Project or Acquisition, as the case may be, will not exceed funds available (including Committed Equity Funds) to pay Project Costs with respect to such Project or Acquisition, as the case may be. In the reasonable opinion of Borrower, as of the date delivered, updated or supplemented, the textual material accompanying the Base Case Project Projections for the Identified Projects, the Approved Projects and Acquisitions discloses all information reasonably necessary for an understanding of the Base Case Project Projections, and does not contain any material misstatements or omit any information which, in conjunction with other information given, would be necessary to make such information not materially misleading. Lead Arranger, Arrangers, the Technical Committee and Banks acknowledge that


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


the Project Budgets, the Annual Operating Budgets, the Maintenance Budgets (to the extent applicable) and the Base Case Project Projections, in so far as the Project Budgets, the Annual Operating Budgets, the Maintenance Budgets (to the extent applicable) and the Base Case Project Projections relate to future events, cannot be viewed as fact and that actual results during the period or periods specified therein may differ from the budgeted or projected results set forth therein.

     4.21 Financial Statements. In the case of each financial statement and accompanying information delivered by Borrower hereunder (including financial statements of the Portfolio Entities, NRG Energy, the Member, any Affiliate Pledgor and any Affiliated Major Project Participants delivered pursuant to Sections 3.1.14, 3.2.19, 3.5.20 and 5.4, but excluding any financial statements of any Major Project Participant which is not an Affiliate of NRG Energy), each such financial statement and information shall have been prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the Persons described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except for obligations under the Operative Documents to which it is a party, Borrower does not (and will not following the funding of the initial Loans) have any contingent obligations, unmatured liabilities, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of Borrower and the other Portfolio Entities taken as a whole.

     4.22 Existing Defaults. Borrower is not in default under any material term of any Operative Document relating to the Approved Projects, the Funded Working Capital Assets or the Acquisitions or any agreement relating to any obligation of Borrower for or with respect to borrowed money. To the best knowledge of Borrower, no other party to any Operative Document is in default thereunder, which default could reasonably be expected to have a Borrower Material Adverse Effect.

     4.23 Offices, Location of Collateral.

     4.23.1 The chief executive office or chief place of business (as such term is used in Article 9 of the Uniform Commercial Code as in effect in each state where the Collateral is located and the State of New York from time to time) of Borrower and each Portfolio Entity is set forth in Schedule 4.23 hereto (as such schedule may be supplemented from time to time by 30 days' notice to Administrative Agent pursuant to Section 6.15). Borrower's federal employer identification number is 41-1006241 and each of the other Portfolio Entities' federal employer numbers are set forth in Schedule 4.23 hereto (as so supplemented) or as otherwise delivered to Administrative Agent in connection with the satisfaction of the requirements for initial funding of Development Loans or Working Capital Loans under Section 3.2, 3.4 or 3.5, as the case may be.

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

     4.23.2 With respect to each Approved Project, Funded Working Capital Asset or Acquisition, all of the tangible Collateral (other than the Accounts, Mortgaged Properties and general intangibles) related thereto, is, or when acquired or installed pursuant to the Project Documents will be, located in a jurisdiction where a properly completed financing statement has been filed with the appropriate filing office for the creation of a security interest therein or at the address set forth in Schedule 4.23 hereto (as such schedule may be supplemented from time to time by 30 days' notice to Administrative Agent).

         4.23.3 The location of Borrower's books of accounts and records is set forth in Schedule 4.23 hereto (as such schedule may be supplemented from time to time by 30 days' notice to Administrative Agent).

     4.24 Title and Liens.

               (a) With respect to the properties and assets attributable to the Initial Contribution, Borrower with respect to such properties and assets has good, and with respect to real property, marketable and insurable title to such properties and assets, in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.

               (b) Except as contemplated by Sections 3.2 or 3.5 and 5.16, (i) each Project Owner is a direct or indirect wholly-owned Subsidiary of NRG Energy and (A) Borrower or (B) an Affiliate Pledgor, (ii) each Project Owner owns 100% of its respective Identified Project or Non-Identified Project and (iii) each Project Owner holds title to only one Identified Project or Non-Identified Project or one Approved Turbine and any Funded Working Capital Assets related thereto.

               (c) The Lien of the Collateral Documents constitutes a valid lien on all Collateral comprising the Initial Contribution. The Lien of the Collateral Documents constitutes a first priority perfected security interest in all the personal property relating to the Initial Contribution, subject to no Liens except (i) Permitted Liens described in clauses (a), (b) and (e) of the definition thereof and (ii) to the extent required by Governmental Rule, clauses
(c) and (g) of the definition of "Permitted Liens".

               (d) The Lien of the Collateral Documents (to the extent then existing) constitutes a valid lien on all Collateral relating to the Approved Projects, the Funded Working Capital Assets and any other asset (including any Acquisition Plants) acquired with the proceeds of any Loan. The Lien of the Collateral Documents (to the extent then existing) constitutes a valid and subsisting first priority Lien of record on all the Mortgaged Properties relating to the Approved Projects and Acquisition Plants described in the Deeds of Trust or Mortgages, as the case may be (to the extent required pursuant to Article 3 and Section 5.12.3), and, a first priority perfected security interest in all the personal property relating to the Approved Projects, the Funded Working Capital Assets and the other assets described in the Collateral Documents, subject to no Liens except (i) Permitted Liens described in clauses
(a), (b) and (e) of the definition thereof, (ii) to the extent required by Governmental Rule, clauses (c) and (g) of the definition of "Permitted Liens" and (iii) Permitted Encumbrances.

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     4.25 Collateral. The security interests granted to Administrative Agent, for the benefit of Secured Parties, pursuant to the Collateral Documents in the Collateral related to the Initial Contribution, the Approved Projects, the Funded Working Capital Assets and the other assets described in such Collateral Documents (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of the Accounts, and the Pledged Equity Interests (the Pledged Equity Interests being "certificated securities" as defined in Article 8 of the UCC), by possession by or on behalf of the secured party and (b) are, and, with respect to such subsequently acquired personal property, will be, as to Collateral related to the Initial Contribution, the Approved Projects, the Funded Working Capital Assets and the other assets described in such Collateral Documents perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise. Except to the extent possession of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Administrative Agent's, for the benefit of Secured Parties, rights in and to such Collateral to the extent Administrative Agent's, for the benefit of Secured Parties, security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. No filing, recordation, re-filing or re-recording other than those listed on Exhibit D-5 hereto (as the same may be supplemented pursuant to Article 3 from time to time) is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents related to the Initial Contribution, the Approved Projects, the Funded Working Capital Assets and the other assets described in such Collateral Documents, and all such filings or recordings will have been made to the extent Administrative Agent's, for the benefit of Secured Parties, security interest can be perfected by filing. The Member, each Affiliate Pledgor and each Portfolio Entity has properly delivered or caused to be delivered to Administrative Agent all such Collateral that requires perfection of the Lien and security interest described above by possession.

                                   ARTICLE 5.
                        AFFIRMATIVE COVENANTS OF BORROWER

     Borrower covenants and agrees that, so long as any of the Commitments shall remain in effect and until payment and performance in full of all of the Loans and Obligations, Borrower will perform, and, to the extent specified below, will cause each of the other Portfolio Entities, all covenants set forth in this
Article 5.

     5.1 Use of Proceeds and Revenues.

         5.1.1 Proceeds. Unless otherwise applied by Administrative Agent pursuant to this Agreement, Borrower shall (a) deposit the proceeds of the Loans advanced hereunder and the Contributions made pursuant to Section 3.9 in the relevant Development Sub-Accounts, (b) hold such proceeds as a trust fund for the payment of Project Costs and other expenditures permitted hereunder, (c) subject to the following clause and sentence, use them solely to pay Project Costs for Approved Projects and Acquisitions and for working capital purposes in accordance with the terms hereof, and (d) loan such proceeds to any Project Owner which is not a Subsidiary of Borrower pursuant to an Intercompany Loan Agreement (Borrower), provided


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that, in the case of clause (d), such loans are subordinate to the prior payment in full in cash of the Obligations in a manner satisfactory to the Technical Committee (provided that such subordination shall only be in effect so long as the relevant Project Owner is a party to a Project Owner Guaranty which has not been terminated pursuant to Section 9.13 thereof); provided, however, that Working Capital Loans shall only be used (i) by Borrower and Project Owners,
(ii) for working capital purposes in respect of any Approved Project which has achieved Provisional Acceptance and (iii) to make progress payments in respect of, or to otherwise acquire, any Approved Turbine. Notwithstanding anything to the contrary herein (but subject to Section 6.6), Borrower may also use the proceeds of any Loan advanced hereunder to fund one or more Restricted Payments to the Member, any Affiliate Pledgor or NRG Energy, provided that the aggregate amount of such Restricted Payments shall not exceed the aggregate amount of Contributions made by the Member, any Affiliate Pledgor or NRG Energy to Borrower in accordance with Section 3.9 (exclusive of any such Contributions which were made (A) for the purpose of providing Borrower with sufficient Available Development Funds to cause the timely Completion of the Approved Projects in accordance with, and pursuant to, Section 3.3.2(iii)(B) or (B) contemplated by Section 2.1.8(c)).

         5.1.2 Revenues. With respect to each Approved Project and any other asset acquired with the proceeds of a Loan, unless otherwise applied by Administrative Agent pursuant to Article 7 and the terms of the Depositary Agreement, Borrower shall (a) deposit all Project Revenues received by or due to Borrower (other than Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Section 2.2.2 of the Depositary Agreement) received prior to Completion of such Approved Project in the relevant Development Sub-Account for application toward Project Costs and otherwise for application as set forth in Section 2.1.3 of the Depositary Agreement, (b) deposit all Project Revenues received by or due to Borrower (other than Insurance Proceeds, Eminent Domain Proceeds and damage payments described in Sections 2.1.2, 2.3 and 2.7 of the Depositary Agreement) received after Completion of such Approved Project in the Revenue Account for application solely for the purposes and in the order and manner provided in Section 2.2.3 of the Depositary Agreement, (c) deposit all Insurance Proceeds and Eminent Domain Proceeds described in Section 2.3.2 of the Depositary Agreement received at any time in the Loss Proceeds Account for application solely for the purposes, and in the order and manner, provided in Sections 2.3.3, 2.3.4 and 2.3.5 of the Depositary Agreement and (d) deposit all proceeds received by Borrower pursuant to an Intercompany Loan Agreement (Affiliate) in the Revenue Account in accordance with Section 2.2.2 of the Depositary Agreement and apply such proceeds in the manner provided in Section
2.2.3 of the Depositary Agreement.

     5.2 Payment. Borrower shall pay all sums due under this Agreement and the other Credit Documents to which it is a party according to the terms hereof and thereof.

     5.3 Notices. Borrower shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (with copies of any such underlying notices) to Administrative Agent of:

         5.3.1 Any litigation pending or, to the best knowledge of Borrower, threatened against Borrower, the Member, any Affiliate Pledgor or NRG Energy and involving claims against any such Person in excess of $500,000 (or, in the case of NRG Energy, $25,000,000) in


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the aggregate per year or involving any injunctive, declaratory or other equitable relief, such notice to include, if reasonably requested by Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

         5.3.2 Any dispute or disputes which may exist between Borrower, the Member, any Affiliate Pledgor or NRG Energy and any Governmental Authority and which involve (a) claims against any such Person which exceed $500,000 (or, in the case of NRG Energy, $25,000,000) the aggregate per year, (b) injunctive or declaratory relief, or (c) any Liens (other than Permitted Liens) relating to an Approved Project, Acquisition Plant or a Funded Working Capital Asset for taxes due but not paid;

         5.3.3 Any Event of Default, Inchoate Default, Project Default or Project Inchoate Default;

         5.3.4 Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of Borrower, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects Borrower, in excess of $1,000,000 for any one casualty or loss or $5,000,000 in the aggregate in any policy period;

         5.3.5 Any cancellation, suspension or material change in the terms, coverage or amounts of any insurance described in Exhibit K hereto;

         5.3.6 Any matter which has had, or, in Borrower's reasonable judgment, could reasonably be expected to have, a Borrower Material Adverse Effect or a Project Material Adverse Effect, including any PUC or FERC proceedings affecting any Acquisition or Approved Project which, if adversely determined, reasonably could be expected to have a Borrower Material Adverse Effect or a Project Material Adverse Effect;

         5.3.7 Any act by Borrower to become a surety, guarantor, endorser or accommodation endorser for a third party other than endorsement of negotiable instruments for collection purposes or Permitted Debt;

         5.3.8 Promptly, but in no event later than 30 days prior to the time any Person will become an equity holder of Borrower or the occurrence of any other change in or transfer of ownership interests in Borrower notice thereof, which notice shall identify such Person and such Person's interest in Borrower and shall describe, in reasonable detail, such other change or transfer;

         5.3.9 Any material notices delivered to or received from any Person (other than a Portfolio Entity) under any Project Document relating to an Approved Project, an Approved Turbine or an Acquisition Document.

         5.3.10 Any downgrade by Moody's or S&P in the credit rating(s) of NRG Energy, the Member or Borrower, or any credit rating assigned to the Loans and transactions contemplated hereby.

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     5.4 Financial Statements.

         5.4.1 Unless Administrative Agent otherwise consents, Borrower shall deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent:

               (a) As soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the quarter ending March 31, 2001), an unaudited balance sheet of NRG Energy, Borrower and each Project Owner which owns an Approved Project which has achieved Provisional Acceptance, and, to the extent reasonably requested by the Technical Committee, the other Project Owners, as of the last day of such quarterly period and the related statements of income, cash flows, and partners' capital (where applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (such requirement may be satisfied with respect to any Person by delivery of the appropriate Form 10-Q filed with the Securities and Exchange Commission);

               (b) As soon as available but no later than 60 days after the end of the second and fourth quarterly accounting periods of its fiscal year (commencing with the quarter ending March 31, 2001), unaudited financial statements of each Affiliated Major Project Participant, including a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts and a statement of sources and uses of funds, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (such requirement may be satisfied with respect to any Person by delivery of the appropriate Form 10-Q filed with the Securities and Exchange Commission); and

               (c) As soon as available but no later than 120 days after the close of each applicable fiscal year, audited financial statements of NRG Energy, Borrower and each Project Owner which owns an Approved Project which has achieved Provisional Acceptance, and, to the extent reasonably requested by the Technical Committee, the other Project Owners and (in lieu of any financial statements to be provided pursuant to clause (b) above and only if reasonably requested by the Technical Committee) any Affiliated Major Project Participant, including a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts and a statement of sources and uses of funds, all prepared in accordance with GAAP and in the case of audited financial statements, certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and satisfactory to Administrative Agent. Such certificate for each Portfolio Entity, each Affiliated Major Project Participant (to the extent applicable) and NRG Energy shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of the applicable Person. Such requirement may be satisfied with respect to any Person by delivery of the appropriate Form 10-K filed with the Securities and Exchange Commission.

               (d) Each time the financial statements are delivered under
Section 5.4.1(a), (b) or (c) above for the Portfolio Entities, each Affiliate Pledgor, the Member,


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NRG Energy and each Affiliated Major Project Participant, deliver or cause to be delivered, along with such financial statements, a certificate signed by a Responsible Officer of such Person, certifying that such officer has made or caused to be made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default or Inchoate Default
(or, in the case of the Portfolio Entities, a Project Default or Project
Inchoate Default), or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, and also certifying that such Person is in compliance with all applicable material provisions of each Credit Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto.

     5.5 Books, Records, Access. Borrower shall maintain or cause to be maintained adequate books, accounts and records and prepare all financial statements required hereunder in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof.

     5.6 Compliance with Laws, Instruments, Etc. Borrower shall comply, or cause compliance, in all material respects, with all Legal Requirements relating to Borrower, including Legal Requirements relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans, Mutliemployer Plans and employee safety.

     5.7 Reports. With respect to each Approved Project, Borrower shall:

         5.7.1 Deliver to Administrative Agent on the last Banking Day of each month (if any) prior to Final Acceptance of such Approved Project in which no Loan is made to such Approved Project a certificate of an authorized officer of Borrower as to the matters required by Section 3.3.2 in respect of such Approved Project, substantially in the form of the Development Drawdown Certificate.

         5.7.2 Provide to Administrative Agent promptly upon request such reports, statements, lists of property, accounts, budgets, forecasts and other information concerning such Approved Project or Turbine and, to the extent reasonably available, the Major Project Participants and at such times as Administrative Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

         5.7.3 Within 30 days of the end of each fiscal year after the Closing Date, deliver to Administrative Agent a certificate, substantially in the form of Exhibit I hereto, and otherwise in form and substance satisfactory to Administrative Agent in consultation with the Insurance Consultant, certifying that the insurance requirements set forth in Exhibit K hereto have been implemented and are being complied with in all material respects.

     5.8 Existence, Conduct of Business, Properties, Etc. Except as otherwise expressly permitted under this Agreement, Borrower shall (a) maintain and preserve its existence as a limited liability company formed under the laws of the State of Delaware and all material rights, privileges and franchises necessary or desirable in normal conduct of its business, (b) engage



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only in the business contemplated by the Operative Documents and (c) perform all of its contractual obligations under the Credit Documents.

     5.9 Calculation of Ratios.

         5.9.1 For purposes of this Agreement (including Article 3 and Sections
6.4.2 and 6.6.1 hereof), each Project Owner Guaranty and each other Credit Document, Borrower shall, and shall cause each Portfolio Entity to, calculate the Deemed Debt Service Coverage Ratios, the Historical Debt Service Coverage Ratios, the Projected Debt Service Coverage Ratios and the Interest Coverage Ratios (a) without taking into account the EBITDA and Project Revenues produced by an Approved Project in respect of which a Project Default or Project Inchoate Default shall have occurred and be continuing, (b) in a manner which is consistent with and supported by the conclusions set forth in the most recently delivered Independent Consultants' reports and (c) with respect to any calculation of a Deemed Debt Service Coverage Ratio, in a manner which is consistent with and supported by the most recently delivered Base Case Project Projections.

         5.9.2 (a) In connection with the making of an initial Development Loan for a Subject Project or a Subject Acquisition or the release of the Liens of the Collateral Documents in respect of an Approved Project, Borrower shall deliver a properly completed Ratio Election Certificate, in substantially the form of Exhibit F-9 hereto, pursuant to which Borrower shall elect a ratio of non-recourse loans to capitalization (the "Applicable Development Loan Ratio") for (i) with respect to any elections made pursuant to Section 3.2.28, the relevant Subject Project and all Approved Projects, (ii) with respect to any elections made pursuant to Section 3.5.27, the relevant Subject Acquisition and all Approved Projects and (iii) with respect to any elections made pursuant to
Section 6.4.2(a)(iii), all Approved Projects (other than the Approved Project which is proposed to be released). Such elected Applicable Development Loan Ratio shall be equal to or lower than the Deemed Development Loan Ratio in effect immediately after giving effect to the proposed initial funding or release, as the case may be.

               (b) Without limiting anything set forth in clause (a) above, with respect to any Subject Project or Approved Project which was initially funded after the satisfaction of the conditions precedent set forth in Section 3.2 and (in each case) which is an Identified Project, Borrower may elect any such Applicable Development Loan Ratio only if it demonstrates to the reasonable satisfaction of the Technical Committee that (as of such initial funding date or release date, as the case may be and based in part on the proposed Applicable Development Loan Ratios) the minimum and average projected annual Deemed Debt Service Coverage Ratios for such Subject Project or such Approved Project, as the case may be, satisfy the requirements set forth in Section 3.2.21(c).

               (c) Without limiting anything set forth in clause (a) or (b) above, with respect to any Subject Project or Approved Project which was initially funded after the satisfaction of the conditions precedent set forth in
Section 3.2 and (in each case) which is a Non-Identified Project, Borrower may elect any such Applicable Development Loan Ratio only if it demonstrates to the reasonable satisfaction of the Technical Committee that (as of such initial funding date or release date, as the case may be and based in part on the proposed Applicable Development Loan Ratios) the minimum and average projected annual Deemed Debt


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Service Coverage Ratios for such Subject Project or such Approved Project, as the case may be, satisfy the requirements set forth in 3.2.21(d).

               (d) Without limiting anything set forth in clause (a), (b) or (c) above, with respect to any Subject Acquisition or Approved Project which was initially funded after the satisfaction of the conditions precedent set forth in
Section 3.5, Borrower may elect any such Applicable Development Loan Ratio only if it demonstrates to the reasonable satisfaction of the Technical Committee that (as of such initial funding date or release date, as the case may be and based in part on the proposed Applicable Development Loan Ratios) the minimum and average projected annual Deemed Debt Service Coverage Ratios for such Subject Acquisition or such Approved Project, as the case may be, satisfy the requirements set forth in 3.5.22(c).

     5.10 Indemnification.

         5.10.1 Borrower shall, and shall cause each other Portfolio Entity to, indemnify, defend and hold harmless Lead Arranger, Arrangers, Administrative Agent, each member of the Technical Committee and each Bank, and in their capacities as such, their respective officers, directors, shareholders, controlling Persons, employees, agents and servants (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for:

               (a) any and all claims, obligations, liabilities, losses, damages, injuries (to Person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable attorney's fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee (collectively, "Subject Claims") in any way relating to, or arising out of or in connection with this Agreement, the other Operative Documents, any Identified Project or Non-Identified Project, any Acquisition, any Approved Project or any Funded Working Capital Asset, except for claims by a Portfolio Entity against an Indemnitee that are in whole or in part successful;

               (b) any and all Subject Claims arising in connection with the release or presence of any Hazardous Substances at any Identified Project, Non-Identified Project and Approved Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (i) determining whether any Identified Project, Non-Identified Project and Approved Project is in compliance and (ii) causing each Identified Project, Non-Identified Project and Approved Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to Persons or property, and reasonable attorneys' and consultants' fees and court costs; and

               (c) any and all Subject Claims in any way relating to, or arising out of or in connection with any claims, suits, liabilities against any Portfolio Entity, the Member, NRG Energy or any of their Affiliates.

         5.10.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent arising as a result of the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

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

         5.10.3 The provisions of this Section 5.10 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Portfolio Entities obligations hereunder and under the other Credit Documents, and shall be in addition to any other rights and remedies of Lead Arranger, Arrangers, the Technical Committee, Administrative Agent and any Bank.

         5.10.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense.

         5.10.5 Borrower shall report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every 60 days). Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which Borrower possesses relating to such action, suit or proceeding.

         5.10.6 (a) Notwithstanding Borrower's rights hereunder to control certain actions, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent material adverse effect on such Indemnitee or a Borrower Material Adverse Effect, such Indemnitee shall be entitled (and Borrower shall cause other relevant Portfolio Entity to agree to the same) to compromise or settle such Subject Claim.

               (b) Notwithstanding Borrower's rights hereunder to control certain actions, suits or proceedings, if the Required Banks reasonably determine that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent Borrower Material Adverse Effect or a Project Material Adverse Effect, such Indemnitee or the Required Banks, as the case may be, shall provide Borrower with written notice of a proposed compromise or settlement of such claim specifying in detail the nature and amount of such proposed settlement or compromise. Borrower (and any other relevant Portfolio Entity) shall be deemed to have approved such proposed compromise or settlement unless, within 30 days after the date Borrower receives such notice of intended compromise or settlement, Borrower provides such Indemnitee or the Required Banks, as the case may be, with (i) a written legal analysis from counsel reasonably acceptable to such Indemnitee or Required Banks, as the case may be, reasonably concluding that, based on the magnitude of the Subject


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


Claim, the legal basis for such Subject Claim, and/or the cost of defending such Subject Claim, the amount of such proposed settlement or compromise is not within a reasonable range of settlements or compromises for such Subject Claim, and indicating, based on such factors, such counsel's view as to the appropriate amount of a reasonable settlement or compromise for such Subject Claim (the "Settlement Amount"). If the Indemnitee or the Required Banks, as the case may be, receives such legal analysis required by this Section within such 30-day period, the Indemnitee or the Required Banks, as the case may be, may elect to settle or compromise such Subject Claim and Borrower shall be responsible for the payment of all amounts of such compromise or settlement up to 125% of the Settlement Amount, such Indemnitee shall be responsible for payment of all amounts of such compromise or settlement in excess of such 125% limit and such compromise or settlement shall be binding upon Borrower. If Borrower does not provide such legal analysis within such period, or if such legal analysis is not reasonable, in the reasonable determination of such Indemnitee or the Required Banks, as the case may be, such Indemnitee may settle or compromise such Subject Claim (and Borrower shall cause any other relevant Portfolio Entity to agree to the same) and shall be fully indemnified by Borrower therefor. Such Indemnitee or the Required Banks, as the case may be, shall not otherwise settle or compromise any such Subject Claim other than at its own expense.

         5.10.7 Upon payment of any Subject Claim by Borrower pursuant to this
Section 5.10 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

         5.10.8 Any amounts payable by Borrower pursuant to this Section 5.10 shall be regularly payable within 30 days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

         5.10.9 Notwithstanding anything to the contrary set forth herein, Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.10 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).

         5.10.10 If, for any reason whatsoever, the indemnification provided under this Section 5.10 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent provided in this Section 5.10, then provided such payment is not prohibited by or contrary to any applicable Governmental Rule, Legal Requirement or public policy, Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of the Subject Claim in such proportion as is appropriate to reflect the relative economic interests of Borrower and its Affiliates on the one hand, and such Indemnitee on the other hand, in the matters contemplated by this Agreement as well as the relative fault of Borrower (and its Affiliates) and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

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     5.11 Operation of Approved Projects and Annual Operating Budget.

               (a) With respect to each Approved Project, on or before the date which is 60 days prior to the first day of the month in which Completion of such Approved Project occurs or is anticipated to occur (or, in the case of any Approved Project which is acquired after the satisfaction of the conditions precedent set forth in Section 3.5, on or before the date of the making of the initial Loan hereunder in respect of such Approved Project, all as more particularly provided for in Section 3.5.23(b)) and 60 days prior to the first day of each year thereafter, Borrower shall submit to Administrative Agent a draft operating plan and a budget, detailed by month for such Approved Project, of anticipated revenues and anticipated expenditures, such budget to include debt service (if applicable), proposed distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies), Major Maintenance, reserves and all other anticipated O&M Costs for such Approved Project for the remainder of the year for the first such plan and budget and for the ensuing year for each other such plan and budget and, in the case of Major Maintenance, to the conclusion of the second full year thereafter (each such annual operating plan and budget with respect to each Approved Project and for all the Approved Projects as a whole, an "Annual Operating Budget"). Except as otherwise provided for in Section 3.5.23(b), each Annual Operating Budget shall be subject to the reasonable approval of Administrative Agent and the Independent Engineer. Other than with respect to any Annual Operating Budget delivered pursuant to Section 3.5.23(b), failure by Administrative Agent to approve or disapprove such draft Annual Operating Budget within 30 days after receipt thereof shall be deemed to be an approval by Administrative Agent of such draft. Borrower shall incorporate Administrative Agent's suggestions into a final Annual Operating Budget, which, subject to the provisions of the last sentence of this Section 5.11, shall be prepared no less than 30 days in advance of each year.

               (b) Without limiting the foregoing, each Annual Operating Budget delivered by Borrower pursuant to Section 3.5.23(b) shall also contain as an attachment to such Annual Operating Budget a project budget setting forth all of the anticipated Project Costs (including amounts payable under the relevant Acquisition Documents) from and after the date of the initial Development Loan in respect of the relevant Approved Project. Such project budget shall be deemed to be part of the initial Annual Operating Budget for such Approved Project, but shall not be updated as part of the yearly updating of the Annual Operating Budget described and provided for in clause (a) above.

               (c) The O&M Costs in each Annual Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased by more than the amounts provided in such Project Documents. Borrower shall continue to operate and maintain such Approved Project, or cause such Approved Project to be operated and maintained, within amounts not to exceed 110% of the aggregate amounts set forth in the applicable Annual Operating Budget; provided, however, the costs for fuel shall not be limited by the Annual Operating Budget. Pending approval of any Annual Operating Budget in accordance with the terms of this Section 5.11, Borrower shall continue to operate and maintain such Approved Project, or cause such Approved Project to be operated and maintained, within the Annual Operating Budget for such Approved Project then in effect; provided, further, that the amounts specified therein shall be increased by the amounts specified in the Project Documents.

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     5.12 Further Assurances.

         5.12.1 Borrower shall, from time to time, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate), relating to the Loans stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or reasonably advisable to render fully valid and enforceable under all applicable Legal Requirements the rights, liens and priorities of Secured Parties (or any agent on their behalf) with respect to all Collateral and other security from time to time furnished under this Agreement and the other Credit Documents or intended to be so furnished, including (a) granting Liens, subject to no other Liens other than Permitted Liens, in favor of Administrative Agent, for the benefit of Secured Parties, in any Approved Project, Approved Turbine or portion thereof not part of the Collateral and (b) causing its partners, members or shareholders, as the case may be, to grant a first priority Lien to Administrative Agent, for the benefit of Secured Parties, in all the ownership interests in a Portfolio Entity, in each case to the extent permitted, without any waivers, and consistently with the characterization of the Debt incurred and Liens granted hereunder and under the other Credit Documents, in each case in such form and at such times as shall be satisfactory to Administrative Agent, and pay all fees and expenses (including reasonable attorneys' fees) incident to compliance with this Section 5.12.1.

         5.12.2 If a Portfolio Entity shall at any time acquire any real property or leasehold or other interest in real property related to an Approved Project not covered by the Deeds of Trust or Mortgages, promptly upon such acquisition (or on the Closing Date if such acquisition occurred prior thereto) in furtherance of the Lien on the Approved Project and related Collateral granted on the respective Funding Date, Borrower shall execute, deliver and record a supplement to the applicable Deed of Trust or Mortgage, as the case may be, or, if necessary, execute, deliver and record a new Deed of Trust or Mortgage, as the case may be, in substantially the form attached hereto as Exhibit D-3A or Exhibit D-3B, as the case may be, subjecting the real property or leasehold or other interests so acquired to a lien and security interest in favor of Administrative Agent, for the benefit of Secured Parties, subject only to Permitted Liens and other exceptions to title approved by Administrative Agent, securing all of the relevant Portfolio Entity's Obligations under the Credit Documents; provided, that unless a Mortgage Event has occurred and is continuing, with respect to any Approved Project located in the State of New York, no Deeds of Trust or Mortgages shall be required in any circumstance where Borrower reasonably determines and certifies (as verified by the Technical Committee) that the documentation, filing, recording and other fees and expenses reasonably anticipated to be incurred by any Portfolio Entity in connection with the drafting, negotiating, filing and recording of any such Deed of Trust or Mortgage are materially greater in the State of New York than the fees and expenses customarily incurred by borrowers in similar transactions in respect of real property located in other jurisdictions in the United States; provided, however, that, at all times, Deeds of Trust or Mortgages, as the case may be, shall be required to be maintained on the real property interests underlying at least 50% of the Approved Projects then in existence (which percentage shall based on the amount of Loan proceeds attributable and allocated to, or contemplated to be attributable or allocated to, such Approved Projects). If requested by Administrative Agent, Borrower shall obtain an appropriate endorsement or supplement to the applicable Title Policy or procure a new Title Policy insuring the Lien of Administrative Agent,


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


for the benefit of Secured Parties, in such additional property, subject only to Permitted Liens and other exceptions to title approved by Administrative Agent, and shall obtain subordination and nondisturbance agreements from applicable third parties to the extent reasonably requested by Administrative Agent.

         5.12.3 Borrower shall perform, upon the request of Administrative Agent, such reasonable acts as may be necessary to carry out the intent of this Agreement and the other Credit Documents.

         5.12.4 Borrower shall, and shall cause each other Portfolio Entity to, cause the Pledged Equity Interests to be "certificated securities" as defined in
Article 8 of the UCC and include in each appropriate Portfolio Entity's constituent documents terms, in each case consistent with Section 8-103(c) of the UCC, to the effect that the corresponding Pledged Equity Interests are "securities" (as such term is defined in Article 8 of the UCC) governed by
Article 8 of the UCC.

     5.13 Maintenance of Insurance. Borrower shall maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Exhibit K hereto, in the amounts and on the terms and conditions specified therein, with insurance companies rated "A-" or better, with a minimum size rating of "IX," by Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to Administrative Agent.

     5.14 Market Study. On each 18 month anniversary of the later to occur of
(a) the date on which the initial Development Loan was made with respect to a particular Approved Project and (b) the most recent date on which Borrower shall have delivered a Power Marketing Consultant's report pursuant to Section 6.4.2(a)(v), Borrower shall deliver to Administrative Agent a Power Marketing Consultant's certificate with respect to each such Approved Project, in substantially the form of Exhibit G-8 hereto, with a Power Marketing Consultant's report attached thereto (which report shall be in form and substance reasonably satisfactory to the Technical Committee).

     5.15 Revenue Payment to Borrower. Borrower shall use its good faith reasonable efforts to cause all Project Revenues, Insurance Proceeds, Eminent Domain Proceeds, damage payments (including delay or performance liquidated damage payments) and any other amounts due any Portfolio Entity to be paid or otherwise delivered by such Persons making such payment or delivery directly to Borrower for deposit in the Accounts as required pursuant to this Agreement, the applicable Consent and the Depositary Agreement.

     5.16 Joint Venture Requirements.

         5.16.1 In the case of a Subject Project owned by a Project Owner which is not a wholly-owned Subsidiary of Borrower, Borrower shall, and shall cause each of the relevant Portfolio Entities to, comply in all respects with the Co-Project Owner Requirements.

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

         5.16.2 In the case of a Subject Project that is only partially owned by the relevant Project Owner, Borrower shall, and shall cause each of the relevant Portfolio Entities to, comply in all respects with the Co-Joint Venturer Requirements.

     5.17 Interest Rate Protection. In the event that the yield on five-year U.S. Treasury Bonds exceeds 6.5% for ten consecutive Banking Days, within ten Banking Days of such date, Borrower shall deliver to the Technical Committee a plan (which plan shall be in form and substance reasonably satisfactory to the Technical Committee) setting forth in reasonable detail Borrower's proposed strategy for effectively limiting its exposure to such increased interest rates and, to the extent required by such plan, Borrower shall maintain in full force and effect, one or more Interest Rate Agreements with one or more banks or other financial institutions in a manner consistent with such plan; provided that, thereafter, Borrower may only terminate any such Interest Rate Agreement then in effect if (a) such termination is in accordance with, and permitted by, such plan and (b) the aggregate cost of liquidating and unwinding each such Interest Rate Agreement is less than $5,000,000.


                                   ARTICLE 6.
                         NEGATIVE COVENANTS OF BORROWER

         Borrower covenants and agrees that, so long as any of the Commitments shall remain in effect and until payment and performance in full of all of the Loans and Obligations, Borrower will perform, and, to the extent specified below, will cause each of the other Portfolio Entities to perform, all covenants set forth in this Article 6.

     6.1 Contingent Liabilities. Except as provided in this Agreement or the other Credit Documents, Borrower shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 6.1 shall not be deemed to prohibit the incurrence, creation, assumption or existence of Permitted Debt.

     6.2 Limitations on Liens. Borrower shall not, and shall not permit any of the other Portfolio Entities which is Subsidiary thereof to, create, assume or suffer to exist any Lien securing a charge or obligation on any properties or assets of Borrower or any such Portfolio Entity (including any Approved Project, Approved Turbine or Funded Working Capital Asset), real or personal whether now owned or hereafter acquired, except Permitted Liens.

     6.3 Indebtedness. Borrower shall not incur, create, assume or permit to exist any Debt, except Permitted Debt.

     6.4 Asset Dispositions; Release of Collateral.

         6.4.1 Asset Dispositions.

         Borrower shall not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired except:

               (a) in the ordinary course of its business as contemplated by the Credit Documents;

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

               (b) in the case of a transfer of 100% of its ownership interests in a Project Owner to another direct or indirect wholly-owned Subsidiary of Borrower; or

               (c) in the case of a sale, transfer or other disposition of 100% of its ownership interests in a Project Owner to any other Person (other than a Portfolio Entity), provided that the conditions set forth in Section 6.4.2 are satisfied.

         6.4.2 Release of Collateral.

               (a) Subject to Section 6.4.2(b), upon the written request of Borrower, Administrative Agent, on the behalf of Secured Parties, shall execute and deliver to Borrower such documents and instruments (including UCC-3 termination statements and deeds of reconveyance) and shall return all related Pledged Equity Interests free and clear of the Liens imposed by the applicable Pledge Agreement, all as may be reasonably necessary to release the Liens granted to Administrative Agent, for benefit of Secured Parties, in respect of the applicable Collateral (including the Lien on cash flows from such Approved Project), and to permit such release or asset disposition, as the case may be (and including such activities as may be reasonably requested by any transferee pursuant to Section 6.4.1(c)), provided that each of the following conditions are satisfied:

                  (i) no Event of Default or Inchoate Default exists as of the date of the proposed release;

                  (ii) after giving effect to the proposed release, as of the applicable date of release, no more than 40% of the Portfolio Megawatts, and no more than 30% of the EBITDA of Portfolio Entities, shall be attributable to Approved Projects with an (A) actual or projected capacity factor of less than 10% in any three years and (B) average capacity factor of less than 20% over all years, in each case during the 25 year period commencing on the date of Provisional Acceptance or date of acquisition of the Approved Project most recently achieving Provisional Acceptance or acquired in accordance with the terms of the Credit Agreement;

                  (iii) Borrower shall have delivered to Administrative Agent a properly completed certificate, in form and substance reasonably satisfactory to Administrative Agent, dated as of the applicable release date and signed by a Responsible Officer of Borrower, pursuant to which Borrower shall certify after taking into consideration the proposed release, (a) to the then current Deemed Development Loan Ratio, (b) to the then current Applicable Development Loan Ratio for each Approved Project, (c) to the then current Blended Development Loan Ratio for all Approved Projects, (d) to the then current Blended Ratio for all Approved Projects and (e) to the then current Capped Commitment Amount;

                  (iv) after giving effect to the proposed release and the resultant Capped Commitment Amount, the Available Development Funds are, in the reasonable judgment of the Technical Committee and the Independent Engineer, equal to or exceed the remaining Project Costs for all Approved Projects and Approved Turbines;

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


                  (v) after giving effect to the proposed release, as of the applicable date of release, (a) the Interest Coverage Ratio for the period of four consecutive quarters (or such shorter period covering the quarters ended subsequent to the initial Loan, taken as a consecutive period) ending on such date is no less than 2.25 to 1.0,
         (b) the minimum and average projected annual Interest Coverage Ratio for all Approved Projects over the period commencing on the proposed date of the release and ending on the scheduled Loan Maturity Date is not less than 2.10 to 1.0 and 2.25 to 1.0, respectively and (c) the minimum and average projected annual Deemed Debt Service Coverage Ratio for all Approved Projects over the period commencing on January 1, 2006 and ending on December 31, 2030 is not less than 2.10 to 1.0 and 2.50 to 1.0, respectively (which ratios shall be calculated (i) on a pro forma basis giving effect to the proposed release and (ii) based on the price assumptions and other financial information contained in (at the Borrower's option) either (A) the most recently delivered Power Marketing Report (provided, that (1) such Power Marketing Report is dated a date which is no more than nine months prior to the date of such proposed release and (2) NRG Energy shall have certified to Banks, pursuant to a duly completed and executed certificate in the form of Exhibit S hereto, that, to the best knowledge of NRG Energy, there has been no material and adverse development, event or change in respect of any energy market into which any Portfolio Entity is or will be selling power) or, (B) otherwise, an updated Power Marketing Report delivered by Borrower to the Technical Committee prior to, and as a condition of, any such proposed release;

                  (vi) Borrower prepays the Loans (with amounts other than amounts in any Account or otherwise constituting Collateral) in an amount equal to the greater of (a) the positive difference (if any) between (i) the aggregate amount of Loans associated with or attributable to the relevant Project Owner and its Approved Project or Approved Turbine, as the case may be, minus (ii) the aggregate amount of Contributions attributable to or associated with such Collateral which have been applied to the prepayment of such Loans prior to the date of any such proposed release, (b) with respect to any release that is to be made in connection with the sale, transfer or other disposition of such Collateral in accordance with Section 6.4.1(c), the positive difference (if any) between (A) the cash proceeds received by Borrower from such sale, transfer or other disposition (net of the direct costs relating to such sale, lease, transfer or disposition (including any taxes paid or payable as a result thereof)) minus (B) the aggregate amount of Contributions attributable to or associated with such Collateral which have been applied to the prepayment of Loans associated with or attributable to the relevant Project Owner and its Approved Project or Approved Turbine, as the case may be, prior to the date of any such proposed release and (c) an amount equal to the positive difference (if any) between the aggregate amount of Loans outstanding minus the Capped Commitment Amount in effect after giving effect to any such sale, transfer or other disposition;

                  (vii) such release could not reasonably be expected to have a Borrower Material Adverse Effect (it being acknowledged and agreed that a Borrower Material Adverse Effect shall not be deemed to exist solely by reason of a change in (a) any minimum or average projected annual Interest Coverage Ratio or Deemed Debt Service Coverage Ratio for any Approved Project or all Approved Projects, (b) the geographic, fuel or commercial diversification of the Approved Projects or (c) the



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         Applicable Development Loan Ratio, the Applicable Working Capital
         Ratio, the Blended Ratio, Blended Development Loan Ratio, the Blended Working Capital Ratio, the Deemed Development Loan Ratio or the Capped Commitment Amount, in each case as a result of any such release); and

                  (viii) Borrower shall have delivered to the Technical Committee a certificate, in form and substance reasonably satisfactory to the Technical Committee, stating that each of the conditions set forth in this Section 6.4.2 have been satisfied and, after delivery of such certificate and other supporting documents as Borrower and the Technical Committee may agree to Banks, the Majority Banks have not objected in writing to the accuracy of such certification by the Determination Date.

               (b) In the event Borrower is required to prepay any Working Capital Loans pursuant to Section 2.1.8(c)(iii), Banks shall promptly release the applicable Funded Working Capital Assets and consent to the transfer of such Funded Working Capital Assets to NRG Energy or a designee thereof, and Administrative Agent shall promptly execute and deliver to Borrower and the relevant Project Owner such documents and instruments as may be reasonably necessary to release such Funded Working Capital Assets from the Liens of the Collateral Documents and to permit such transfers of ownership.

               (c) Upon any release of the Approved Project or any Funded Working Capital Asset (including the Approved Turbine) from the Lien of the Collateral Documents related thereto as provided herein, the Approved Project or such Funded Working Capital Asset shall cease to be an Approved Project or Funded Working Capital Asset, as applicable, for purposes of this Agreement and the other Credit Documents.

     6.5 Changes; Subsidiaries.

         6.5.1 Changes. Borrower shall not change the nature of its business or expand its business beyond the business contemplated in the Operative Documents (including purchasing gas with the intention of reselling such gas).

         6.5.2 Subsidiaries. Borrower shall not create any new Subsidiary unless:

               (a) the creation of such new Subsidiary could not reasonably be expected to have a Borrower Material Adverse Effect;

               (b) such new Subsidiary is being created for the primary purpose of owning, directly or indirectly, an Approved Project, an Approved Turbine or an Acquisition Plant;

               (c) Administrative Agent shall have received (i) copies of the articles of incorporation, certificate of formation or certificate of incorporation or charter or other state certified constituent documents of the new Subsidiary, certified by the secretary of state of such new Subsidiary's state of formation or incorporation, as the case may be, and (ii) copies of the Bylaws or other comparable constituent documents of the new Subsidiary, certified by its secretary or an assistant secretary (which Bylaws or other constituent documents shall be in form and substance reasonably satisfactory to Administrative Agent); and

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

               (d) if such new Subsidiary will not be a wholly-owned Subsidiary of Borrower, the creation of such new Subsidiary complies with the Co-Project Owner Requirements.

     6.6 Distributions.

         6.6.1 Subject to Sections 6.6.2, 6.6.3 and 6.6.4, Borrower shall not directly or indirectly, make or declare any distribution (in cash, property or obligation) on, repay any subordinated indebtedness or make any other payment on account of, any interest in Borrower or any other Portfolio Entity (including any transfers of any tax benefits) (a "Restricted Payment") unless:

               (i) no Event of Default, Inchoate Default, Project Default or Project Inchoate Default has occurred and is continuing and such Restricted Payment will not result in an Event of Default, Inchoate Default, Project Default or Project Inchoate Default;

               (ii) with respect to the initial Restricted Payment for an Approved Project, each of the conditions precedent set forth in Section 3.7 shall have been satisfied or waived in accordance with the terms thereof;

               (iii) such Restricted Payment is made from the application of proceeds at Waterfall Level 6 and Waterfall Level 7 in accordance with Section 2.2.3(b) of the Depositary Agreement;

               (iv) no Borrower Material Adverse Effect has occurred and is continuing, or could reasonably be expected to occur as a result of such Restricted Payment;

               (v) if it is reasonably expected that at least 50% of Borrower's Projected Operating Revenues for the thirty-six month period commencing on the date of the proposed Restricted Payment will be derived from sales by Borrower and the other Portfolio Entities under Revenue Power Marketing Agreements, each Historical Debt Service Coverage Ratio for the quarterly period ending on the last day of each of the four quarters immediately preceding the date of the proposed Restricted Payment and each Projected Debt Service Coverage Ratio for the quarterly period ending on the last day of each of the eight quarters immediately following such date is not less than 1.60 to 1.0;

               (vi) in all other cases not covered by clause (v) above, each Historical Debt Service Coverage Ratio for the quarterly period ending on the last day of each of the four quarters immediately preceding the date of the proposed Restricted Payment and each Projected Debt Service Coverage Ratio for the quarterly period ending on the last day of each of the eight quarters immediately following such date is not less than 1.70 to 1.0; and

               (vii) the Borrower shall have delivered to Administrative Agent, at least five Banking Days prior to the Restricted Payment Date, a certificate (which certificate shall demonstrate in reasonable detail compliance with the conditions set forth in clause (v) or (vi) above, as the case may be), dated as of the date of the proposed Restricted Payment and duly executed by a Responsible Officer of Borrower, certifying to the effect that each of the foregoing conditions shall have been satisfied as at such date.

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

         6.6.2 Notwithstanding anything set forth in Section 6.6.1, so long as no Event of Default shall have occurred and be continuing, (a) Borrower shall be permitted to make Restricted Payments in accordance with Section 5.1.1 and (b) Portfolio Entities (other than Borrower) shall be permitted to make Restricted Payments to any other Portfolio Entity which is Borrower or a wholly-owned Subsidiary of Borrower.

         6.6.3 Notwithstanding anything herein to the contrary, Borrower shall not, and shall not permit any of the other Portfolio Entities to, make any Restricted Payment after the three-year anniversary of the Closing Date.

         6.6.4 Notwithstanding anything set forth in Section 6.6, Borrower shall not, and shall not permit any Portfolio Entity to, make any Restricted Payments other than in accordance with the terms of (and on the dates provided in)
Section 2.2.3(b) of the Depositary Agreement and Section 6.6.2(b).


     6.7 Investments. Borrower shall not make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise), other than Permitted Investments and investments in other Portfolio Entities which are a Subsidiary of Borrower.

     6.8 Transactions With Affiliates. Except for (a) the Equity Documents and the Project Documents approved by Administrative Agent and/or the Technical Committee, as the case may be, pursuant to this Agreement and the transactions permitted thereby, (b) arms-length transactions in the ordinary course of business, (c) any employment, noncompetition or confidentiality agreement entered into by Borrower with any of its respective employees, officers or directors in the ordinary course of business, (d) transactions between or among Borrower and any of the other Portfolio Entities (including transactions contemplated by the Intercompany Loan Agreements) and (e) as otherwise expressly permitted or contemplated by this Agreement and the other Credit Documents, Borrower shall not directly or indirectly enter into any transaction or series of transactions relating to an Acquisition, Approved Project or a Funded Working Capital Asset with or for the benefit of an Affiliate without the prior written approval of Administrative Agent. Notwithstanding the foregoing, in no event shall (i) any Project Owner enter into any Project Document with respect to any Approved Project other than the Approved Project owned by such Project Owner and
(ii) Borrower enter into any Project Document (other any Acquisition Documents related to the acquisition by Borrower of a Person whose sole purpose is (and whose assets and liabilities solely relate to) the ownership and maintenance of an Acquisition Plant).

     6.9 Margin Stock Regulations. Borrower shall not directly or indirectly apply any part of the proceeds of any Loan or other revenues or the proceeds of any Intercompany Loan Agreement to the "buying", "carrying" or "purchasing" of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

     6.10 [Reserved].

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     6.11 Partnerships, Etc. Borrower shall not (a) become a general or limited partner in any partnership or a member in any limited liability company (except, in the case of Borrower, with respect to other Portfolio Entities which are Subsidiaries thereof) or (b) create and hold stock in any Subsidiary (except with respect to other Portfolio Entities which are Subsidiaries thereof).

     6.12 Dissolution. Borrower shall not liquidate or dissolve or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business or combine, merge or consolidate with or into any other Person, or change its legal form, or purchase or otherwise acquire all or substantially all of the assets of any Person, except as otherwise expressly permitted by the Credit Documents.

     6.13 Suspension or Termination. Borrower shall not direct any Major Project Participant to suspend or terminate the work being performed, or services being provided, under any Major Project Document relating to an Approved Project or an Approved Turbine without Administrative Agent's prior consent.

     6.14 Accounts. Borrower shall not maintain, establish or use any bank, deposit or securities accounts other than the Accounts.

     6.15 Name and Location; Fiscal Year. Borrower shall not (a) change its name without Administrative Agent's consent, (b) change the location of its principal place of business or its federal employer identification number without notice to Administrative Agent at least 30 days prior to such change, or (c) change its fiscal year without Administrative Agent's consent.

     6.16 Assignment. Neither Borrower nor any of the other Portfolio Entities shall assign its rights hereunder or under any of the other Credit Documents, except as expressly permitted under this Agreement and the other Credit Documents.

     6.17 Project Budget Amendments. Without the prior consent of Required Banks, Borrower shall not, and shall not permit any Portfolio Entity to, amend, allocate, re-allocate or modify any current Project Budget or Maintenance Budget to increase the aggregate amount payable thereunder, unless such amendment, allocation, re-allocation or modification is (a) a necessary conforming change related to an amendment to a Project Document permitted by Section 5.13 of the relevant Project Owner Guaranty and (b) concurrent and consistent with Contributions made available to Borrower or the relevant Project Owner which were not theretofore contemplated in such Project Budget or Maintenance Budget, as the case may be (including liquidated damages being applied to obligations hereunder and proceeds of insurance applied in accordance with the terms of this Agreement and the Depositary Agreement); provided that the foregoing shall not prevent Borrower from applying identified cost savings in a budget category (after completing each of the items to which such category relates), as confirmed by the Independent Engineer and the Technical Committee, to cost overruns in another budget category (as confirmed by the Independent Engineer and the Technical Committee) without increasing the aggregate amount payable under such Project Budget or Maintenance Budget, as the case may be, provided, however, that Borrower shall not apply identified cost savings in any budget category to cost overruns in any budget category relating to management expenses or development fees payable to any Person or any other fees and costs payable to any Affiliate of NRG Energy; provided, further that Borrower or the relevant Project Owner (i) shall be permitted to apply the Unrestricted Contingency to other budget categories (exclusive of any category related to management expenses or development fees payable to any Person or any other fees and costs payable to any Affiliate of NRG) without the consent of the Technical Committee, the Independent Engineer or any Bank and (ii) shall not be permitted to apply the Restricted Contingency to other budget categories without the consent of the Technical Committee (which consent shall not be unreasonably withheld or delayed).

     6.18 Loan Proceeds; Project Revenues. Borrower shall not use, pay, transfer, distribute or dispose of any Loan proceeds in any manner or for any purposes except as provided in Section 5.1.1 or of any Project Revenues in any manner or for any purposes except as provided in Section 5.1.2 and the Depositary Agreement.

     6.19 Nature of Borrower. Borrower shall not own or lease any material assets or liabilities (including any Approved Project, Approved Turbine or Material Asset) other than (a) its equity interests in each Portfolio Entity and
(b) the Credit Documents and Acquisition Documents to which it is a party.

     6.20 No Restrictions on Liens. Borrower shall not enter into any Project Document (other than any Project Document which is in full force and effect as of the Closing Date and a copy of which has been provided to the Lead Arranger prior to the Closing Date) which restricts the granting of a security interest in such Project Document by Borrower or such Portfolio Entity.

     6.21 Intercompany Loan Agreements and Flow of Funds.

          6.21.1 Borrower shall not, and shall not permit any Portfolio Entity to, agree to any amendment, modification or termination of any Intercompany Loan Agreement which could reasonably be expected to be adverse to the interests of Banks without the prior written consent of Required Banks.

          6.21.2 Borrower shall not apply, contribute or fund any amounts (including amounts received in connection with any Loan or any Project Revenues) to any Portfolio Entity which is not a Subsidiary thereof, unless such amounts are loaned by Borrower to such Portfolio Entity pursuant to the terms of an Intercompany Loan Agreement (Borrower).

          6.21.3 Borrower shall not apply, contribute or fund any amounts (including amounts received in connection with any Loan or Project Revenues) to any Portfolio Entity which is a Subsidiary thereof, unless such amounts are contributed to such Portfolio Entity in the form of cash equity.

                                   ARTICLE 7.
                           EVENTS OF DEFAULT; REMEDIES

     7.1 Events of Default. The occurrence of any of the following events shall constitute an event of default ("Events of Default") hereunder:

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

         7.1.1 Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement, (a) any principal on any Loan on the date that such sum is due, (b) any interest on any Loan or any scheduled fee, cost, charge or sum due hereunder or under the other Credit Documents, within three days after the date that such sum is due, or (c) any other fee, cost, charge or other sum due under this Agreement within five days after written notice that such sum is due and has not been paid.

         7.1.2 Judgments. A final judgment or judgments shall be entered against
(i) NRG Energy in the amount of $50,000,000 or more individually or in the aggregate, (ii) the Member or any Affiliate Pledgor in the amount of $1,000,000 or more individually or in the aggregate or (iii) Borrower in the amount of $1,000,000 or more individually or in the aggregate (other than, in the case of clauses (i), (ii) and (iii) above, (a) a judgment which is fully covered by insurance or discharged within 60 days after its entry, or (b) a judgment, the execution of which is effectively stayed within 60 days after its entry but only for 60 days after the date on which such stay is terminated or expires), in the case of clauses (i), (ii) and (iii) above, which if left unstayed could reasonably be expected to have a Borrower Material Adverse Effect.

         7.1.3 Misstatements; Omissions. Any representation or warranty made or deemed made by Borrower, the Member, any Affiliate Pledgor or NRG Energy in this Agreement, or in any other Credit Document to which it is a party or in any certificate delivered by any such Person pursuant to this Agreement or any other Credit Document shall prove to have been false or misleading in any material respect as of the time made or deemed made; provided, that in respect of unintentional misrepresentations which are capable of being remedied and are made or deemed made after the Closing Date, such unintentional misrepresentations shall not be deemed to be an Event of Default if such representation is corrected as of a day within 30 days (or if such misrepresentation could not reasonably be expected to have a Borrower Material Adverse Effect, within 60 days) of the occurrence thereof.

         7.1.4 Bankruptcy; Insolvency. NRG Energy, the Member, any Affiliate Pledgor or Borrower shall become subject to a Bankruptcy Event.

         7.1.5 Debt Cross Default. The Member, any Affiliate Pledgor, NRG Energy, Borrower or any other NRG Energy Affiliate (except for any NRG Energy Non-Recourse Entity or any Portfolio Entity other than Borrower) shall default for a period beyond any applicable grace period (a) in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such agreements equals or exceeds $1,000,000 in the aggregate (or, in the case of NRG Energy only, $50,000,000 in the aggregate), or
(b) in the payment of any amount or performance of any obligation due under any guarantee or other agreement if in either case of this clause (b), pursuant to such default, the holder of the obligation concerned has the right to accelerate the maturity of an indebtedness evidenced thereby which equals or exceeds $1,000,000 (or, in the case of NRG Energy only, $50,000,000 in the aggregate).

         7.1.6 ERISA. If any Portfolio Entity or any member of the Controlled Group should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a reportable event (under Section 4043(b) or (c) of ERISA for which notice to the PBGC


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

is not waived) shall have occurred with respect to any ERISA Plan and, within 30 days after the reporting of such reportable event to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that (i) Administrative Agent has made a determination that, on the basis of such reportable event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by any Portfolio Entity or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within 30 days after the reporting of any such occurrence to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that Administrative Agent has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that any of the events described in this Section 7.1.6 could reasonably be expected to have a Borrower Material Adverse Effect.

         7.1.7 Breach of Terms of Agreement.

               (a) Borrower shall fail to perform or observe any of the covenants set forth in Section 5.1, 5.8 or 5.13.

               (b) Borrower shall fail to perform or observe any of the covenants set forth in Article 6 (other than Section 6.2, 6.7, 6.8, 6.13, 6.14,
6.15 or 6.20) and, with respect to any failure to perform or observe any of the covenants set forth in Section 6.2, 6.7, 6.8, 6.13, 6.14, 6.15 or 6.20, such failure shall continue unremedied for a period of 30 days after Borrower becomes aware thereof or receives written notice thereof from Administrative Agent.

               (c) The Member, NRG Energy, any Affiliate Pledgor or Borrower shall fail to perform or observe any of the covenants set forth hereunder or any other Credit Document not otherwise specifically provided for in Section 7.1.7(a) or (b) or elsewhere in this Article 7 and such failure shall continue unremedied for a period of 30 days after Borrower becomes aware thereof or receives written notice thereof from Administrative Agent; provided, however, if
(i) such failure cannot be cured within such 30 day period, (ii) such failure is susceptible of cure within 90 days, (iii) the Member, any Affiliate Pledgor, NRG Energy or Borrower, as the case may be, is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure has not had and cannot after considering the nature of the cure be reasonably expected to have a Borrower Material Adverse Effect and (v) Administrative Agent shall have received an officer's certificate signed by a Responsible Officer of the relevant Person to the effect of clauses (i), (ii), (iii) and (iv) above and stating what action the relevant Person is taking to cure such failure, then such 30 day cure period shall be extended to such date,


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not to exceed a total of 90 days, as shall be necessary for such Person diligently to cure such failure.

               (d) NRG Energy shall fail to perform or observe any agreement set forth in Article 2 of the NRG Energy Equity Undertaking, or NRG Energy shall fail to perform or observe any other agreement or covenant set forth in the NRG Energy Equity Undertaking and such failure shall continue unremedied for a period of 30 days after NRG Energy or Borrower becomes aware thereof or receives written notice thereof from Administrative Agent.

         7.1.8 Loss of Exemption. NRG Energy, the Member, any Affiliate Pledgor or Borrower shall lose its exemption from regulation under PUHCA.

         7.1.9 Security. Any of the Collateral Documents, once executed and delivered, shall (except as the result of the acts or omissions of Administrative Agent or any other Secured Party), fail to provide Administrative Agent, for the benefit of Secured Parties, the Liens, first priority security interest, rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or cease to be in full force and effect with respect to the Collateral, or the first priority or validity thereof or the applicability thereof to the Loans, the Notes (if any) or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of NRG Energy, the Member, any Affiliate Pledgor, any Co-Project Owner or any Portfolio Entity.

         7.1.10 Change of Control. (a) NRG Energy shall fail to indirectly own more than 50% of the equity and voting interests in Borrower, (b) NRG Energy shall fail to indirectly own more than 50% of the equity and voting interests in the Member, (c) the Member shall fail to directly own 100% of the membership interests in the Borrower, (d) except as contemplated by Sections 3.2 or 3.5 and
5.16 and 6.5.2, NRG Energy shall fail to directly or indirectly own 100% of the ownership interests in each of the Portfolio Entities (other than Borrower), (e) except as contemplated by Sections 3.2 or 3.5 and 5.16 and 6.5.2, Borrower shall fail to directly or indirectly own 100% of the ownership interests in each of the Portfolio Entities which is a Subsidiary thereof, (f) except as contemplated by Sections 3.2 or 3.5 and 5.16 and 6.5.2, any Affiliate Pledgor shall fail to directly or indirectly own 100% of the ownership interests in any Portfolio Entity which is a Subsidiary thereof and, (g) except as contemplated by Sections
3.2 or 3.5 and 5.16 and 6.5.2, the applicable NRG Co-Project Owner shall fail to directly own more than 50% of the ownership interests in the applicable Project Owner which is not Borrower or a wholly-owned Subsidiary of NRG Energy.

         7.1.11 Project Default. A Project Default has occurred, is continuing and could reasonably be expected to have a Borrower Material Adverse Effect.

         7.1.12 Unenforceability of Credit Documents. At any time after the execution and delivery thereof, any material provision of any Credit Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of a Credit Document in accordance with the terms hereof or thereof) or any Credit Document shall be declared null and void by a Governmental Authority of competent jurisdiction; provided,


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however, that Borrower and Administrative Agent shall meet and confer in good faith for a period of up to 90 days to replace such provision or such Credit Document.

     7.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent and Banks may, at the election of the Majority Banks, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that the Majority Banks may elect, in addition to such other rights or remedies as Banks may have hereunder, under the Collateral Documents or at law or in equity:

         7.2.1 No Further Loans. Cancel all Commitments, refuse, and Administrative Agent and Banks shall not be obligated, to (i) continue any Loans, (ii) make any additional Loans or (iii) make any payments, or permit the making of payments, from any Account or any proceeds or other funds held by Administrative Agent under the Credit Documents or on behalf of any Portfolio Entity; provided that in the event of an Event of Default occurring under
Section 7.1.4, all such Commitments shall be cancelled and terminated without further act of Administrative Agent or any Bank.

         7.2.2 Prepayment of Loans. Cause the Loans to be prepaid as set forth in Section 2.4.5.

         7.2.3 Cure by Administrative Agent. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Project Documents as the Majority Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or Secured Parties' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the then Current Available Development Loan Commitment and the then current Available Working Capital Commitment.

         7.2.4 Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs and charges due hereunder or under any other Credit Document), immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, provided that in the event of an Event of Default occurring under Section 7.1.4 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Administrative Agent or Banks.

         7.2.5 Cash Collateral. Apply or execute upon any amounts on deposit in any Account or any Proceeds or any other monies of Borrower on deposit with Administrative Agent or any other Secured Party in the manner provided in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

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         7.2.6 Possession of Approved Projects and Assets. Enter into possession of any Approved Project, Funded Working Capital Assets and perform any and all work and labor necessary to complete such Approved Project, Funded Working Capital Asset substantially according to the Plans and Specifications or to operate and maintain such Approved Project or Funded Working Capital Assets, as the case may be, and all sums expended by Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Administrative Agent upon demand and shall be secured by the Credit Documents to the extent provided herein, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Loan Commitment and the then current Available Working Capital Commitment.

         7.2.7 Remedies Under Credit Documents. Exercise any and all rights and remedies available to it under any of the Credit Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

                                   ARTICLE 8.
                               SCOPE OF LIABILITY

         Except as set forth in this Article 8, notwithstanding anything in the Credit Agreement or the other Credit Documents to the contrary, Secured Parties shall have no claims with respect to the transactions contemplated by the Operative Documents against the Member, any Affiliate Pledgor, NRG Energy or any of their respective Affiliates (other than the Portfolio Entities), shareholders, officers, directors or employees (collectively the "Nonrecourse Persons"); provided that the foregoing provision of this Article 8 shall not (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, any other Collateral Document or Credit Document and the same shall continue (but without personal liability to any Nonrecourse Person except as provided herein and therein) until fully paid, discharged, observed, or performed, (b) limit or restrict the right of Administrative Agent and/or any Secured Party (or any assignee, beneficiary or successor to any of them) to name the Portfolio Entities or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Collateral Document or Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 8, (c) limit or restrict any right or remedy of Administrative Agent and/or any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation), willful misrepresentation, or misappropriation of Project Revenues, Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral that should or would have been paid as provided herein or paid or delivered to Administrative Agent or any Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Credit Document, (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Collateral Document or Equity Document or as


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security for the obligations of the Portfolio Entities, and (e) limit the liability of (i) any Person who is a party to any Project Document and has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, (ii) any Person rendering a legal opinion pursuant to this Agreement or (iii) NRG Energy under the NRG Energy Equity Undertaking, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 8 shall survive the termination of this Agreement, the termination of all Commitments, and the full payment and performance of the Obligations hereunder and under the other Operative Documents.

                                   ARTICLE 9.
             ADMINISTRATIVE AGENT; SUBSTITUTION; TECHNICAL COMMITTEE

     9.1 Appointment, Powers and Immunities.

         9.1.1 Each Bank hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Bank. Notwithstanding anything to the contrary contained herein Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes Administrative Agent to any liability. Each of Administrative Agent, Banks and any of their respective Affiliates shall not be responsible to any other Bank for any recitals, statements, representations or warranties made by NRG Energy, the Member, any Affiliate Pledgor, any Portfolio Entity or its Affiliates contained in the Credit Documents or in any certificate or other document referred to or provided for in, or received by Administrative Agent, or any Bank under the Credit Documents, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents, the Notes or any other document referred to or provided for herein or for any failure by NRG Energy, the Member, any Affiliate Pledgor, any Portfolio Entity or its Affiliates to perform their respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         9.1.2 Administrative Agent and its respective directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent;
(b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such

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counsel, accountants or experts; (c) makes no warranty or representation to any
Bank for any statements, warranties or representations made in or in connection with any Operative Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of any Portfolio Entity or any other Person; and (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement, Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Banks.

     9.2 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Banks or, where expressly provided, the Majority Banks (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Banks (or, where so expressly stated, the Majority Banks), and such instructions of the Required Banks (or Majority Banks, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of Banks.

     9.3 Non-Reliance. Each Bank represents that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Portfolio Entities and decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Administrative Agent and any Bank shall not be required to keep informed as to the performance or observance by NRG Energy, the Member, any Affiliate Pledgor, any Portfolio Entity or its Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of NRG Energy, the Member, any Affiliate Pledgor, any Portfolio Entity or its Affiliates.

     9.4 Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Inchoate Default, Event of Default, Project Default or Project Inchoate Default unless Administrative Agent has received a notice from a Bank or Borrower, referring to this Agreement, describing such Inchoate Default, Event of Default, Project Default or Project Inchoate Default and indicating that such notice is a notice of default. If Administrative Agent receives such a notice of the occurrence of an Inchoate Default, Event of Default, Project Default or Project Inchoate Default Administrative Agent shall give notice thereof to Banks and


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Borrower. Administrative Agent shall take such action with respect to any
Inchoate Default or Event of Default as is provided in Article 7 or if not provided for in Article 7, as Administrative Agent shall be reasonably directed by the Required Banks; provided, however, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default or Event of Default as it shall deem advisable in the best interest of Banks.

     9.5 Indemnification. Without limiting any Obligation of any of Portfolio Entity hereunder, each Bank agrees to indemnify Administrative Agent and its officers, directors, shareholders, controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent or any such Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents (to the extent Borrower has not paid any such amounts pursuant to Section 5.10); provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from Administrative Agent's or any such Person's gross negligence or willful misconduct. Administrative Agent of any such Person shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Bank agrees to reimburse Administrative Agent and any such Person promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent or any such Person is not reimbursed for such expenses by Borrower.

     9.6 Successor Administrative Agent. Administrative Agent acknowledges that its current intention is to remain Administrative Agent hereunder. Nevertheless, Administrative Agent may resign at any time by giving 15 days' written notice thereof to Banks and Borrower. Administrative Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Credit Documents or for gross negligence or willful misconduct in connection with the performance of its duties hereunder or under the other Credit Documents and then only upon the affirmative vote of the Required Banks (excluding Administrative Agent from such vote and Administrative Agent's Proportionate Share of the Commitment from the amounts used to determine the portion of the Commitment necessary to constitute the required Proportionate Share of the remaining Banks). Upon any such resignation or removal, the Required Banks shall have the right, with the consent of Borrower (such consent not to be unreasonably withheld or delayed) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Banks' removal of the retiring Administrative Agent, the retiring Administrative Agent may, on behalf of Banks, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent, which shall be a Bank, if any Bank shall be willing to serve, and otherwise shall be a commercial bank



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having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent under the Operative Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent only under the Credit Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Operative Documents.

     9.7 Authorization. Administrative Agent is hereby authorized by Banks to execute, deliver and perform each of the Credit Documents to which Administrative Agent is or is intended to be a party and each Bank agrees to be bound by all of the agreements of Administrative Agent contained in the Credit Documents. Administrative Agent is further authorized by Secured Parties to release liens on property that the Portfolio Entities permitted to sell or transfer pursuant to the terms of this Agreement, the other Credit Documents or the Operative Documents, and to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party.

     9.8 Administrative Agent, Technical Committee and Other Agents. With respect to its Commitment, the Loans made by it and any Note issued to it, each of the financial institutions acting as Administrative Agent or as members of the Technical Committee shall have the same rights and powers under the Operative Documents as any other Bank and may exercise the same as though it were not Administrative Agent or a member of the Technical Committee, as the case may be. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include members of the Technical Committee, in their individual capacity. The financial institutions acting as Administrative Agent and members of the Technical Committee and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to Banks. The parties acknowledge and agree that, except as expressly set forth herein, the Documentation Agent, the Arrangers and each other agent and arranger listed on the signature pages hereto (other than Administrative Agent) shall not, in such capacities (but not in their capacities as Banks), have any rights, responsibilities, duties, obligations (including any fiduciary obligations) or liability hereunder.

     9.9 Amendments; Waivers.

               (a) Subject to the provisions of this Section 9.9, unless otherwise specified in this Agreement or another Credit Document, the Required Banks (or Administrative Agent with the consent in writing of the Required Banks) and Borrower may enter into agreements, waivers or supplements hereto for the purpose of adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of Banks or Borrower hereunder or waiving any Inchoate Default or Event of Default; provided, however, that no such supplement, waiver or agreement shall, without the consent of all of Banks:

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                  (i) Modify Section 2.1.1(d), 2.1.2(d), 2.5, 2.6, 2.7, 2.8,
         3.1, 5.1, 6.18, 7.1.9, 9.1, 9.13, 9.14 or 9.17 hereof, or Sections 2.1,
         2.2, 2.3, 2.4 and Article VI of each Project Owner Guaranty;

                  (ii) Increase the amount of the Commitment of any Bank hereunder; or

                  (iii) Reduce the percentage specified in the definition of "Required Banks" or "Majority Banks"; or

                  (iv) Permit Borrower or any Portfolio Entity to assign its rights under this Agreement, or permit a transfer of ownership of a Portfolio Entity, except as expressly contemplated by Section 7.1.10, or

                  (v) Amend this Section 9.9; or

                  (vi) Release any Collateral from the Lien of any of the Collateral Documents, except as permitted in Section 6.4.2 and Section
         5.4.2 of the applicable Project Owner Guaranty, or allow release of any funds from any Account otherwise than in accordance with the terms hereof; or

                  (vii) Extend the maturity of any Loan or any of the Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan or any Notes; or

                  (viii) Extend the scheduled Loan Maturity Date; or

                  (ix) Reduce the amount or extend the payment date for any amount due under Article 2, whether principal, interest, fees or other amounts; or

                  (x) Reduce or change the time of payment of any fee due or payable to any Bank; or

                  (xi) Terminate any Project Owner Guarantee or the NRG Energy Equity Undertaking, or allow a release of any material obligation of NRG Energy or any Project Owner thereunder, in each case except in accordance with its terms; or

                  (xii) Increase the maximum duration of Interest Periods permitted hereunder; or

                  (xiii) Subordinate the Loans to any other Indebtedness.

               (b) Without limiting anything contained in clause (a) above, (i) no amendment, modification, termination or waiver of any provision of any Note (other than by way of amending a document referred to therein) shall be effective without the written concurrence of the Bank which is the holder of that Note, and (ii) no amendment, modification, termination or waiver of any provision of Article 9 or any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence or is expressly for the benefit of



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Administrative Agent shall be effective without the written concurrence of
Administrative Agent.

               (c) Any proposed action to be taken by the Required Banks under the Credit Documents, including supplemental agreements with Borrower adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of Banks or Borrower hereunder or waiving any Inchoate Default or Event of Default under this Section 9.9, shall be deemed so taken by the Required Banks unless, after Banks have received from Administrative Agent and/or Borrower notice of such proposed action together with all other documentation and other information reasonably necessary for Banks' consideration of such proposed action, Banks having Proportionate Shares exceeding 40% at the time of such notice notify Administrative Agent of such Banks' disapproval of such proposed action by the Determination Date.

     9.10 Withholding Tax.

          9.10.1 Administrative Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.4 are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

          9.10.2 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.

          9.10.3 If any Bank sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.4.7, 9.10.1 and 9.10.2 as though it were such Bank.

     9.11 General Provisions as to Payments. Administrative Agent shall promptly distribute to each Bank, subject to the terms of the assignment and assumption agreement between Administrative Agent and such Bank, its pro rata share of each payment of principal and interest payable to Banks on the Loans and of fees hereunder received by Administrative Agent for the account of Banks and of any other amounts owing under the Loans. The payments made for the account of each Bank shall be made, and distributed to it, for the account of its domestic or foreign lending office, as each Bank may designate in writing to Administrative Agent. Banks shall have the right to alter designated lending offices upon five Banking Days prior written notice to Administrative Agent and Borrower.

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     9.12 Substitution of Bank. Should any Bank fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Bank"), Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Bank or (b) cooperate with Borrower or any other Bank to find another Person that shall be acceptable to Administrative Agent and that shall be willing to assume the Non-Advancing Bank's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Bank failed to make but without assuming any liability for damages for failing to have made such Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Bank hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Non-Advancing Bank's obligations under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Bank shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 9.12 shall relieve the Non-Advancing Bank from any liability it might have to Borrower or to the other Banks as a result of its failure to make any Loan or (b) limit any of the provisions set forth in Section 2.1.6.

     9.13 Participation.

          9.13.1 Nothing herein provided shall prevent any Bank from selling a participation in one or more of its Commitments (and Loans made thereunder); provided that (a) no such sale of a participation shall alter such Bank's or Borrower's obligations hereunder, (b) any agreement pursuant to which any Bank may grant a participation in its rights with respect to its Commitment shall provide that, with respect to such Commitment, subject to the following proviso, such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of Borrower relating to such Commitment, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document and the right to take action to have the Obligations (or any portion thereof) of Portfolio Entities declared due and payable pursuant to Article 7; provided, however, that such agreement may provide that the participant may have rights to approve or disapprove decreases in Commitments, interest rates or fees, lengthening of maturity of any Loans, extend the payment date for any amount due under Article 2 hereof or release of any material Collateral. No recipient of a participation in any Commitment or Loans of any Bank shall have any rights under this Agreement or shall be entitled to any reimbursement for Taxes, Other Taxes increased costs or reserve requirements under Section 2.4 or 2.6 or any other indemnity or payment rights against Borrower (but shall be permitted to receive from Bank granting such participation a proportionate amount which would have been payable to Bank from whom such Person acquired its participation).

          9.13.2 Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making


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of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.13, any SPC may (i) with notice to, but without the prior written consent of, Borrower and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

     9.14 Transfer of Commitment. Notwithstanding anything else herein to the contrary, any Bank, after receiving (a) Borrower's prior written consent as to the identity of the assignee (which consent shall not be unreasonably withheld or delayed or, so long as an Event of Default has occurred and is continuing, required) and (b) Administrative Agent's prior written consent (which consent shall not be unreasonably withheld or delayed) may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of one or more of its Commitments (and Loans made thereunder) (including Bank's interest in this Agreement and the other Credit Documents) to any bank or other lending institution which in such assigning Bank's judgment is reasonably capable of performing the obligations of a Bank hereunder and reasonably experienced in project financing; provided, however, that no Bank (including any assignee of any Bank) may assign any portion of its Commitment (including Loans) of less than $1,000,000 (unless to another Bank); provided, further, that any Bank may assign all or any portion of its Commitments to an Affiliate of such Bank without the consent of any Person. In the event of any such assignment, (i) the assigning Bank's Proportionate Share shall be reduced and its obligations hereunder released by the amount of the Proportionate Share assigned to the new lender, (ii) the parties to such assignment shall execute and deliver to Administrative Agent an Assignment Agreement evidencing such sale, assignment, transfer or other disposition substantially in the form of Exhibit L hereto or otherwise satisfactory to Administrative Agent together with an assignment fee payable to Administrative Agent of $3,500 (provided such assignment fee shall not be required with respect to the initial syndication of Lead Arranger's and Arrangers' Commitments) and any other related documentation reasonably requested by Administrative Agent, including such withholding tax certificates as may be appropriate pursuant to Section 2.4.7, (iii) at the assigning Bank's option, (A) Borrower shall execute and deliver to such new lender new Notes in the forms attached hereto as Exhibit B hereto in a principal amount equal to such new lender's Commitment and (B) Borrower shall execute and exchange with the assigning Bank a replacement note for any Note in an amount equal to the Commitment retained by Bank, if any, (iv) to the extent the assigning Bank has been issued any Notes in its favor, such Bank shall cancel and return each such Note to Borrower promptly after the



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effectiveness of any such assignment and (v) Exhibit H hereto shall be automatically amended without further action to reflect such assignment and the Proportionate Shares of Banks following such assignment. Thereafter, such new lender shall be deemed to be a Bank and shall have all of the rights and duties of a Bank (except as otherwise provided in this Article 9), in accordance with its Proportionate Share, under each of the Credit Documents.

     9.15 Laws. Notwithstanding the foregoing provisions of this Article 9, no sale, assignment, transfer, negotiation or other disposition of the interests of any Bank hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such disposition.

     9.16 Assignability to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder and in no event shall such Federal Reserve Bank be considered to be a "Bank" or be entitled to require the assigning Bank to take or omit to take any action hereunder.

     9.17 Technical Committee. Each Bank hereby appoints and authorizes each of Credit Suisse First Boston, ABN AMRO Bank N.V., Citicorp USA, Inc., Deutsche Bank AG, Bayerische Hypo- und Vereinsbank AG, The Royal Bank of Scotland plc and The Bank of Tokyo-Mitsubishi, Ltd. to act as its technical committee hereunder and under the other Credit Documents (the "Technical Committee") with such powers as are expressly delegated to the Technical Committee by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Technical Committee shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Bank. Notwithstanding anything to the contrary contained herein the Technical Committee shall not be required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes the Technical Committee to any liability. All decisions and determinations to be made by the Technical Committee hereunder and under the other Credit Documents shall be made by the affirmative vote of six of its members (provided that if any single member of the Technical Committee shall fail to approve or disapprove any matter before it within 20 Banking Days from the date that at least five other members of the Technical Committee shall have approved such matter, then such matter shall be deemed to be approved by such member). Borrower and each Bank hereby agrees that the protective provisions set forth in Section 5.10 and Sections 9.1 through 9.5 shall apply to and protect, mutatis mutandis, each member of the Technical


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Committee and all determinations, decisions, actions or inactions taken or omitted to be taken by the Technical Committee. In the event that any member of the Technical Committee at any time reduces its Commitment to less than $50,000,000, ceases to be a Bank hereunder, is removed from the Technical Committee by the Majority Banks or otherwise resigns from the Technical Committee, Borrower shall nominate (and submit such nominations in writing to the remaining members of the Technical Committee) three Banks as a potential replacement member within five Banking Days after the occurrence of any such event (provided that each such nominee shall be a Bank with one of the six largest Commitments at such time among Banks who are not then members of the Technical Committee) and the remaining members of the Technical Committee shall appoint one of such three nominated Banks as a replacement member to the Technical Committee (thereafter, such replacement member shall have the same rights and obligations as the other members of the Technical Committee).

     9.18 Notices to Technical Committee and Banks. Administrative Agent promptly shall deliver all material documents, instruments and notices that it receives hereunder and under the other Operative Documents to the Technical Committee and to each Bank that is not a member of the Technical Committee.

                                  ARTICLE 10.
                             INDEPENDENT CONSULTANTS

     10.1 Removal and Fees

          10.1.1 Independent Engineer. For purposes of this Agreement, the "Independent 10 Engineer" shall be Stone & Webster Consultants, Inc. for each of the Bridgeport Project, the New Haven Project and the Nelson Project and for the preparation of each of the feasibility reports referred to in Section 3.1.21. With respect to all other Identified Projects, Non-Identified Projects, Acquisition Plants, Approved Projects and all other matters related thereto, the "Independent Engineer" shall be Sargent & Lundy or such other replacement consulting engineering firm selected in accordance with this Section 10.1. Borrower or Required Banks may remove any Independent Engineer (other than Stone & Webster Consultants, Inc.) in the event that such Independent Engineer (a) ceases to be a consulting engineering firm of recognized international standing,
(b) has become an Affiliate of NRG Energy or (c) has developed a conflict of interest that reasonably calls into question such firm's capacity to exercise independent judgment. If the Independent Engineer is removed or resigns and thereby ceases to act as Independent Engineer for purposes of this Agreement, the Technical Committee and Borrower shall, within 30 days of such removal or resignation, jointly designate a replacement consulting engineering firm from the list contained in Exhibit M hereto and, thereafter, the Technical Committee shall promptly notify Banks of such designation. At any time and from time to time, the Technical Committee shall have the right to add to Exhibit M hereto one or more independent consulting engineering firms and shall notify Borrower and Banks of any such addition. Exhibit M hereto shall automatically be deemed amended to reflect such addition unless, within 30 days of such notification, Borrower notifies the Technical Committee that it objects, on the basis of the criteria set out in clauses (a) through (c) above for removal of the Independent Engineer, to the firm or firms so added.

          At any time while the Obligations are outstanding, the Technical Committee, Administrative Agent and Lead Arranger shall have the right to consult with the Independent Engineer on matters related to this Agreement. All reasonable fees and expenses of the Independent Engineer (whether the original one or replacements) shall be paid by Borrower.

          10.1.2 Insurance Consultant. For purposes of this Agreement, the "Insurance Consultant" shall be Marsh USA Inc. or such other replacement consulting insurance firm selected in accordance with this Section 10.1. Borrower or Required Banks may remove the Insurance Consultant in the event that such Insurance Consultant (a) ceases to be a consulting insurance firm of recognized international standing, (b) has become an Affiliate of NRG Energy or
(c) has developed a conflict of interest that reasonably calls into question such firm's capacity to exercise independent judgment. If the Insurance Consultant is removed or resigns and thereby ceases to act as Insurance Consultant for purposes of this Agreement, the Technical Committee and Borrower shall, within 30 days of such removal or resignation, jointly designate a replacement consulting insurance firm from the list contained in Exhibit N hereto and, thereafter, the Technical Committee shall promptly notify Banks of such designation. At any time and from time to time, the Technical Committee shall have the right to add to Exhibit N hereto one or more independent consulting insurance firms and shall notify Borrower and Banks of any such addition. Exhibit N hereto shall automatically be deemed amended to reflect such addition unless, within 30 days of such notification, Borrower notifies the Technical Committee that it objects, on the basis of the criteria set out in clauses (a) through (c) above for removal of the Insurance Consultant, to the firm or firms so added.

          At any time while the Obligations are outstanding, the Technical Committee, Administrative Agent and Lead Arranger shall have the right to consult with the Insurance Consultant on matters related to this Agreement. All reasonable fees and expenses of the Insurance Consultant (whether the original one or replacements) shall be paid by Borrower.

          10.1.3 Fuel Consultant. For purposes of this Agreement, the "Fuel Consultant" shall be Pace Global Energy Services, LLC or such other replacement consulting fuel firm selected in accordance with this Section 10.1. Borrower or Required Banks may remove the Fuel Consultant in the event that such Fuel Consultant (a) ceases to be a consulting insurance firm of recognized international standing, (b) has become an Affiliate of NRG Energy or (c) has developed a conflict of interest that reasonably calls into question such firm's capacity to exercise independent judgment. If the Fuel Consultant is removed or resigns and thereby ceases to act as Fuel Consultant for purposes of this Agreement, the Technical Committee and Borrower shall, within 30 days of such removal or resignation, jointly designate a replacement consulting fuel firm from the list contained in Exhibit O hereto and, thereafter, the Technical Committee shall promptly notify Banks of such designation. At any time and from time to time, the Technical Committee shall have the right to add to Exhibit O hereto one or more independent consulting fuel firms and shall notify Borrower and Banks of any such addition. Exhibit O hereto shall automatically be deemed amended to reflect such addition unless, within 30 days of such notification, Borrower notifies the Technical Committee that it objects, on the basis of the criteria set out in clauses (a) through (c) above for removal of the Fuel Consultant, to the firm or firms so added.

          At any time while the Obligations are outstanding, the Technical Committee, Administrative Agent and Lead Arranger shall have the right to consult with the Insurance Consultant on matters related to this Agreement. All reasonable fees and expenses of the Fuel Consultant (whether the original one or replacements) shall be paid by Borrower.

          10.1.4 Power Marketing Consultant. For purposes of this Agreement, the "Power Marketing Consultant" shall be Pace Global Energy Services, LLC or such other replacement consulting marketing firm selected in accordance with this
Section 10.1. Borrower or Required Banks may remove the Power Marketing Consultant in the event that such Power Marketing Consultant (a) ceases to be a consulting marketing firm of recognized international standing, (b) has become an Affiliate of NRG Energy or (c) has developed a conflict of interest that reasonably calls into question such firm's capacity to exercise independent judgment. If the Power Marketing Consultant is removed or resigns and thereby ceases to act as Power Marketing Consultant for purposes of this Agreement, the Technical Committee and Borrower shall, within 30 days of such removal or resignation, jointly designate a replacement consulting marketing firm from the list contained in Exhibit P hereto and, thereafter, the Technical Committee shall promptly notify Banks of such designation. At any time and from time to time, the Technical Committee shall have the right to add to Exhibit P hereto one or more independent consulting marketing firms and shall notify Borrower and Banks of any such addition. Exhibit P hereto shall automatically be deemed amended to reflect such addition unless, within 30 days of such notification, Borrower notifies the Technical Committee that it objects, on the basis of the criteria set out in clauses (a) through (c) above for removal of the Power Marketing Consultant, to the firm or firms so added.

          At any time while the Obligations are outstanding, the Technical Committee, Administrative Agent and Lead Arranger shall have the right to consult with the Insurance Consultant on matters related to this Agreement. All reasonable fees and expenses of the Marketing Consultant (whether the original one or replacements) shall be paid by Borrower.

     10.2 Duties. Each Independent Consultant shall be contractually obligated to Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by Administrative Agent and shall be responsible solely to Administrative Agent. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Administrative Agent, except to the extent arising from such Independent Consultant's gross negligence or willful misconduct.

     10.3 Independent Consultants' Certificates.

          10.3.1 Until the receipt by Administrative Agent of certificates satisfactory to Administrative Agent from each Independent Consultant whom Administrative Agent considers necessary or appropriate certifying Final Acceptance, Borrower shall provide such documents and information to the Independent Consultants as any of the Independent Consultants may reasonably consider necessary in order for the Independent Consultants to deliver to Administrative Agent the following certificates:

               (a) all certificates to be delivered pursuant to Article 3, if any, and certificates delivered as to the matters required by the Depositary Agreement; and

               (b) monthly after the Closing Date, a full report and status of the progress of each Approved Project and Acquisition to that date, a complete assessment of Project Costs to Final Acceptance of such Projects and Acquisitions and such other information and certification as Administrative Agent may reasonably require from time to time.

          10.3.2 Following Final Acceptance of each Approved Project, Borrower shall provide such documents and information to the Independent Consultants (subject to the execution by such Independent Consultants of confidentiality agreements reasonably acceptable to Administrative Agent and Borrower) as they may reasonably consider necessary in order for the Independent Consultants to deliver annually to Administrative Agent a certificate setting forth a full report on the status of such Approved Project and such other information and certification as Administrative Agent may reasonably require from time to time.

     10.4 Certification of Dates. Administrative Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events.

                                  ARTICLE 11.
                                 MISCELLANEOUS

     11.1 Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Administrative Agent:     Credit Suisse First Boston, New York Branch
                                Eleven Madison Avenue
                                New York, New York  10010-3629
                                Attn:  Vice President -- Project Finance -- CPG
                                Telephone No.: (212) 325-5813
                                Telecopy No.:  (212) 325-8321

                                and

                                Credit Suisse First Boston, New York Branch
                                Eleven Madison Avenue
                                New York, New York  10010-3629
                                Attn:  Department Manager -- Agency Group

                                Telephone No.: (212) 325-9940
                                Telecopy No.:  (212) 325-8304

If to Borrower:                 NRG Finance Company I LLC
                                901 Marquette Avenue
                                Suite 2300
                                Minneapolis, Minnesota  55402
                                Attn:  General Counsel
                                Telephone No.:  (612) 373-5300
                                Telecopy No.:  (612) 373-5392

If to the Technical Committee:  ABN AMRO Bank N.V.
                                208 South LaSalle Street
                                Suite 1500
                                Chicago, IL  60604-1003
                                Attn:  Loan Administration
                                Telephone No.:  (312) 992-5150
                                Telecopy No.:  (312) 992-5155

                                Citicorp USA, Inc.
                                399 Park Avenue
                                New York, New York 10043
                                Attn:  Ian Held
                                Telephone No.:  (212) 816-1028
                                Telecopy No.:  (212) 816-0485

                                Credit Suisse First Boston, New York Branch
                                Eleven Madison Avenue
                                New York, New York  10010-3629
                                Attn: Vice President -- Project Finance -- CPG Telephone No.: (212) 325-5813
                                Telecopy No.: (212) 325-8321

                                Deutsche Bank AG New York Branch
                                31 West 52 Street
                                New York, New York 10019
                                Attn:  Surendra Shah
                                Telephone No.:  (212) 469-7622
                                Telecopy No.:  (212) 469-3580

                                Bayerische Hypo- und Vereinsbank AG,
                                New York Branch
                                150 East 42nd Street
                                New York, New York  10017
                                Attn:  Gisela Kroess
                                Telephone No.:  (212) 672-5646
                                Telecopy No.:  (212) 672-5516

                                The Royal Bank of Scotland plc
                                65 East 55th Street, 21st Floor
                                New York, New York  10022
                                Attn:  Commercial Operations
                                Telephone No.:  (212) 401-1406
                                Telecopy No.:  (212) 401-1336

                                The Bank of Tokyo Mitsubishi
                                1251 6th Avenue
                                New York, New York  10020
                                Attn:  Structured Finance Group
                                Telephone No.:  (212) 782-5854
                                Telecopy No.:  (212) 782-5871

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by telecopy or (e) other electronic means (including electronic mail) confirmed by telecopy or telephone. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth hereinabove.

     11.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Banks and any Project Revenues, securities or other property of Borrower in the possession of Administrative Agent may at all times be treated as collateral security for the payment of the Loans and the Notes and all other obligations of Borrower to Banks under this Agreement and the other Credit Documents, and Borrower hereby pledges to Administrative Agent, for the benefit of Secured Parties and grants Administrative Agent a security interest in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, any Bank or any Affiliate thereof (but only with the prior written consent of Administrative Agent), may execute or realize on Banks' security interest in any such deposits or other sums credited by or due from Banks to Borrower, may apply any such deposits or other sums to or set them off against Borrower's obligations to Banks under the Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

     11.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to Banks upon the occurrence of any Event of Default or Inchoate Default or any Project Default or Project Inchoate Default or any breach or default of the Portfolio Entities under this Agreement or any other Credit Document shall impair any such right, power or remedy of Banks, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default, Project Default, Project Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default, Project Default, Project Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent and/or Banks of any Event of Default, Inchoate Default, Project Default, Project Inchoate Default or other breach or default under this Agreement or any other Credit Document, or any waiver on the part of Administrative Agent and/or Banks of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Administrative Agent, Banks and the other Secured Parties, shall be cumulative and not alternative.

     11.4 Costs, Expenses and Attorneys' Fees; Syndication.

          11.4.1 Borrower will pay to each of Administrative Agent, Lead Arranger and each member of the Technical Committee all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and administering this Agreement and the documents contemplated hereby and any participation or syndication of the Loans or this Agreement, including the reasonable fees, expenses and disbursements of Latham & Watkins and other associated local attorneys retained by such Persons in connection with the preparation of such documents and any amendments hereof or thereof, or the preparation, negotiation, closing, administration, enforcement, participation or syndication of the Loans or this Agreement, the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineering, insurance and construction consultants to Administrative Agent, Lead Arranger and each member of the Technical Committee and incurred in connection with this Agreement or the Loans subsequent to the Closing Date, and the travel and out-of-pocket costs incurred by such Persons following the Closing Date, and Borrower further agrees to pay Administrative Agent and Lead Arranger the out-of-pocket costs and travel costs incurred by such Persons in connection with syndication of the Loans or this Agreement; provided, however, Borrower shall not be required to pay advertising costs of any of Banks or the fees of Banks' attorneys, other than Latham & Watkins and associated local counsel or the fees and costs of any engineers or consultants other than the Independent Engineer and the Independent Consultant engaged by Administrative Agent. Without limiting the foregoing, Borrower will reimburse Administrative Agent, Lead Arranger, each member of the Technical Committee, and each Bank for all costs and expenses, including reasonable attorneys' fees, expended or incurred by such Persons in enforcing this Agreement or the other Credit Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due such Persons on the Notes or under the Credit Documents.

          11.4.2 In connection with syndication of the Loans and Commitments, an information package containing certain relevant information concerning Borrower, the Identified Projects, the other Identified Project participants and the transactions contemplated hereby has been provided to potential Banks and participants. Borrower agrees to cooperate, and use its best efforts to cause the Member and NRG Energy to cooperate, in the syndication of the Loans and Commitments in all respects, as reasonably requested by Administrative Agent, Lead Arranger, or any Arranger including participation in bank meetings held in connection with such syndication, and to provide, for inclusion in any additional package, all information which such Persons may request from it or which such Persons or Borrower may consider material to a lender or participant, or necessary or appropriate for accurate and complete disclosure. Upon request of Lead Arranger, Borrower shall represent to such Persons, and indemnify such Persons for claims relating to, the accuracy and completeness of such disclosure, upon terms acceptable to such Persons.

     11.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Credit Documents may only be amended or modified by an instrument in writing signed by Borrower, Administrative Agent and any other parties to such agreements.

     11.6 Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

     11.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.8 Headings. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

     11.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

     11.10 Additional Financing. The parties hereto acknowledge no Bank has made any agreement or commitment to provide any financing to any Portfolio Entity except as set forth herein.

     11.11 No Partnership, Etc. Banks and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Banks, Borrower or any other Person. Banks shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Portfolio Entities or any other Person with respect to any Identified Project, Non-Identified Project, Approved Project, Funded Working Capital Asset, Acquisition or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of any Identified Project, Non-Identified Project, or Funded Working Capital Asset and to perform all obligations and other agreements and contracts relating to any Identified Project, Non-Identified Project, Approved Project or Funded Working Capital Asset, Acquisition or any other asset or liability of any Portfolio Entity shall be the sole responsibility of the Portfolio Entities.

     11.12 Deed of Trust/Collateral Documents. The Loans are or will be secured in part by the Deeds of Trust and Mortgages encumbering certain properties associated with the Approved Projects in such Projects' respective states. Reference is hereby made to the Deeds of Trust, Mortgages and the other Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of the Portfolio Entities and the rights of Administrative Agent and Banks with respect to such security.

     11.13 Limitation on Liability. No claim shall be made by any Portfolio Entity, the Member, any Affiliate Pledgor, NRG Energy or any of their Affiliates, against Administrative Agent, Lead Arranger, Banks, any member of the Technical Committee, any other Secured Party or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     11.14 Waiver of Jury Trial. BANKS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF BANKS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANKS TO ENTER INTO THIS AGREEMENT.

     11.15 Consent to Jurisdiction. Banks and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of the Agreement, Banks and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Banks and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of any Deed of Trust or Mortgage. Banks and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by Banks on or under this Agreement, the Loans and/or the other Credit Documents is usurious. Banks and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of any Identified Project, Approved Project, Funded Working Capital Asset, Acquisition, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

     11.16 Usury. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under any applicable usury laws. In the event that Banks shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Banks, be returned to Borrower or credited against the principal balance then outstanding.

     11.17 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement except as provided in Section 6.16, and Banks may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article 9.

     11.18 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     11.19 Survival. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.4.4, 2.6.4, 2.7, 5.10, 9.1, 9.8, 10.1 and 11.4 and the agreements of Banks set forth in Sections 9.1, 9.5 and 9.10.2 shall survive the payment and performance of the Loans and other Obligations and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Credit Agreement to be duly executed and delivered as of the date first above written.

                              NRG FINANCE COMPANY I LLC,
                              a Delaware limited liability company


                              By:
                                   ------------------------------------------
                                    Name:
                                           ----------------------------------
                                    Title:
                                            ---------------------------------



                              CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Lead Arranger and a Bank


                              By:
                                   ------------------------------------------
                                    Name:
                                           ----------------------------------
                                    Title:
                                            ---------------------------------


                              By:
                                   ------------------------------------------
                                    Name:
                                           ----------------------------------
                                    Title:
                                            ---------------------------------

                              CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Administrative Agent and Documentation Agent


                              By:
                                   ------------------------------------------
                                    Name:
                                           ----------------------------------
                                    Title:
                                            ---------------------------------


                              By:
                                   ------------------------------------------
                                    Name:
                                           ----------------------------------
                                    Title:
                                            ---------------------------------


                                      S-1
                               [Credit Agreement]

                              ABBEY NATIONAL TREASURY SERVICES PLC,
                              as a Bank


                              By:  __________________________________________
                                   Name:
                                   Title:


                              ABN AMRO BANK N.V.,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:



                              BANK OF AMERICA, N.A.,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:



                              BARCLAYS BANK PLC,
                              as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              BAYERISCHE HYPO- UND VEREINSBANK AG,
                              NEW YORK BRANCH,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:



                              BNP PARIBAS,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:




                                      S-2
                               [Credit Agreement]

                              CIBC INC.,
                              as an Arranger, a Co-Syndication Agent
                              and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              CITICORP USA, INC.,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              CREDIT AGRICOLE INDOSUEZ,
                              as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:


                              CREDIT LYONNAIS NEW YORK BRANCH,
                              as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:



                              DEUTSCHE BANK AG, NEW YORK BRANCH,
                              as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:


                              DEUTSCHE BANC ALEX. BROWN,
                              as an Arranger


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:



                                      S-3
                               [Credit Agreement]

                              EXPORT DEVELOPMENT CORPORATION,
                              as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:


                              FORTIS CAPITAL CORP.,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:

                              By:  _________________________________________
                                   Name:
                                   Title:


                              INTESABCI S.P.A. NEW YORK BRANCH,
                              as an Arranger, a Co-Documentation Agent and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:



                              KREDITANSTALT FUR WIEDERAUFBAU,
                              as an Arranger, a Co-Documentation Agent and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:


                              LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE, as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:


                              THE ROYAL BANK OF SCOTLAND PLC,
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:

                                      S-4
                               [Credit Agreement]

                              SUMITOMO MITSUI BANKING CORPORATION,
                              as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              NEW YORK BRANCH
                              as an Arranger and a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as a Bank


                              By:  _________________________________________
                                   Name:
                                   Title:


                              TD SECURITIES (USA) INC.,
                              as a Co-Arranger and a Co-Syndication Agent


                              By:  _________________________________________
                                   Name:
                                   Title:


                              TORONTO DOMINION (TEXAS), INC.,
                              as a Bank



                               By:  ________________________________________
                                   Name:
                                   Title:


                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH,
                              as an Arranger, a Co-Administrative
                              Agent and a Bank

                              By:  _________________________________________
                                   Name:
                                   Title:


                              By:  _________________________________________
                                   Name:
                                   Title:

                                      S-5
                               [Credit Agreement]